                              AMENDED AND RESTATED
                               TERM LOAN AGREEMENT

     THIS AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of December 30, 1988 (the "Agreement"), is made by and among KANSALLIS-OSAKE-PANKKI, a bank organized and existing under the laws of Finland, acting through its New York branch ("KOP"), CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, acting through its New York branch ("CS") as lenders (KOP and CS are hereinafter referred to sometimes as a "Term Lender" and collectively as "Term Lenders"), POWER RESOURCES, INC., a corporation organized and existing under the laws of the State of Texas, as borrower ("Borrower"), and CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, acting through its New York branch, as agent, ("Agent"), in respect of a term loan in the maximum principal sum of ONE HUNDRED SIXTY-FIVE MILLION DOLLARS ($165,000,000).

     WHEREAS, the Borrower, the Term Lenders and the Agent have entered into that certain Term Loan Agreement dated as of December 31, 1986 (the "Original Term Loan Agreement"); and

     WHEREAS, the Borrower, the Term Lenders and the Agent desire to amend and restate the Original Term Loan Agreement as herein provided;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree to amend and restate the Original Term Loan Agreement as follows:

                             ARTICLE 1 - DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings assigned to them:

     Accounts.

     The term "Accounts" means the Additional Collateral Account, the Debt Protection Account, the Maintenance Reserve Account, the Project Control Account and the Special Operating Account.

     Additional Collateral Account.

     The term "Additional Collateral Account" means the account established by Borrower at the Agent in accordance with Section 4.2 hereof.

     Adjusted CD Rate.

     The term "Adjusted CD Rate" shall mean, on any day, the sum (rounded upwards to the nearest 1/100th of 1%) as determined by the Agent of (i) the rate obtained by dividing (x) the weighted average of the Certificate of Deposit Base Rate of each of the Co-Managers for such day by (y) an amount equal to 1 minus the maximum stated reserve requirement (expressed as a decimal) as specified in Regulation D that would be applicable during the Interest Period to which such Adjusted CD Rate is to apply to a new U.S. dollar nonpersonal time deposit in the United States (with a maturity equal to the Interest Period for which an Adjusted CD Rate is being determined) of a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars (including, without limitation, any marginal, emergency, supplemental, special or other reserves applicable to such liability), plus (ii) the then maximum daily net annual assessment rate as calculated by the Agent for determining the then current annual assessment payable by a Co-Manager to the Federal Deposit Insurance Corporation for insuring such U.S. dollar deposits in the United States.

     Adjusted CP Rate.

     The term "Adjusted CP Rate" shall mean, on any day, the sum (rounded upwards to the nearest 1/100th of 1%) as determined by the Agent of (i) the rate obtained by dividing (x) the weighted average of the Commercial Paper Base Rate of each of the Co-Managers for such day by (y) an amount equal to 1 minus the maximum stated reserve requirement (expressed as a decimal) as specified in Regulation D that would be applicable during the Interest Period to which such Adjusted CP Rate is to apply to new U.S. dollar commercial paper in the United States (with a maturity equal to the Interest Period for which an Adjusted CP Rate is being determined) of a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars (including, without limitation, any marginal, emergency, supplemental, special or other reserves applicable to such liability).

     Advance

     The term "Advance" means (i) a disbursement by Term Lenders of any of the proceeds of the Term Loan pursuant to the


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


terms of this Agreement or (ii) an issuance of any Letter of Credit by the Letter of Credit Bank, each of which disbursements or issuances is to be made in accordance with the terms of this Agreement.

     Affidavit of Borrower.

     The term "Affidavit of Borrower" means a sworn affidavit of Borrower in the form attached hereto as part of Exhibit A, to the effect that:

          (i) the representations and warranties of Borrower contained in
Article 3 of this Agreement, in the other Loan Instruments and in the Project, Documents are complete and correct on the date of such Affidavit of Borrower as though made on and as of such date;

          (ii) the covenants of Borrower contained in Article 4 of this Agreement, in the other Loan Instruments and in the Project Documents required to be complied with by Borrower on such date have all been fully complied with by Borrower; and

          (iii) no Default or Event of Default, or event which with the giving of notice or lapse of time, or both, would become such an Event of Default, has occurred and is continuing or will result from the issuance of the Advance then being requested.

     Agency Fee.

     The term "Agency Fee" means the non-refundable annual fee of Fifty Thousand dollars ($50,000) to be paid in advance by the Borrower to Agent. The annual Agency Fee shall be paid on the date hereof and on each anniversary of this Agreement and shall be deemed earned when paid.

     Agent.

     The term "Agent" means the party named Agent in the first paragraph of this Agreement, or any successor Agent selected pursuant to Section 6.7, acting as Agent for the Term Lenders hereunder.

     Alternative Financing Proceeds.

     The term "Alternative Financing Proceeds" has the meaning set forth in
Section 2.13(b) hereof.

     Applicable Lending Office.

     The term "Applicable Lending Office" means the office of a Term Lender in which the Term Loan is booked for such Term Lender's record-keeping purposes.

     Application for Advance.

     The term "Application for Advance" means a written application to Agent, substantially in the form of Exhibit A hereto, by Borrower and containing an Affidavit of Borrower and other documents as Agent may reasonably request.

     Approved Budget.

     The term "Approved Budget" means a budget prepared by Borrower and approved by Agent and the Independent Engineer covering the entire term of this Agreement and specifying by principal items for each year of such budget the Projected Gross Revenues and Projected Operating Costs. The Approved Budget is attached hereto as Exhibit C and incorporated herein by reference.

     Assurance Obligations.

     The term "Assurance Obligations" has the meaning set forth in Section 7.14 hereof.

     Availability Period.

     The term "Availability Period" means the period commencing on the date of this Agreement and terminating on the day preceding the first anniversary of the date of this Agreement.

     Banking Day.

     The term "Banking Day" means any day that is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas, or a day on which banking institutions chartered by the State of New York, the State of Texas or the United States are legally required or authorized to close, and, when used in connection with LIBOR, means a day on which deposits in Dollars may be dealt in on the London interbank market.

     Base Requirement.

     The term "Base Requirement" has the meaning set forth in Section 2.3(m).

     Borrower.

     The term "Borrower" means the party named Borrower in the first paragraph of this Agreement.

     Calculation Date.

     The term "Calculation Date" means the second Term Loan Repayment Date and each subsequent Term Loan Repayment Date.

     Calculation Period.

     The term "Calculation Period" has the meaning set forth in Section 4.2 hereof.

     Certificate.

     The term "Certificate" has the meaning set forth in Section 4.13 hereof.

     Certificate of Deposit Base Rate.

     The term "Certificate of Deposit Base Rate" shall mean, on any day, the sum (rounded upward to the nearest 1/100th of 1%) as determined by the Agent to be the weighted average of the prevailing rates per annum offered at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by the Co-Managers for the purchase at face value of certificates of deposit of the Co-Managers for a period and in an amount comparable to the Interest Period and Principal Amount of the Advance or the amount of the Term Loan with respect to which Borrower has chosen the Certificate of Deposit Rate which shall be made by the Agent and outstanding during such Interest Period.

     Closing Fee.

     The term "Closing Fee" means the non-refundable fee equal to 0.375% of the Term Loan Commitment to be paid by Borrower to the Term Lenders on the date hereof.

     Code.

     The term "Code" has the meaning set forth in Section 4.16 hereof.

     Co-Managers.

     The term "Co-Managers" means KOP and CS.

     Commercial Code.

     The term "Commercial Code" means the Uniform Commercial Code as in force in the State of Texas.

     Commercial Paper Base Rate.

     The term "Commercial Paper Base Rate" shall mean, on any day, the sum (rounded upward to the nearest 1/100th of 1%) as determined by the Agent to be the weighted average of the prevailing rates per annum offered at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by the Co-Managers for the commercial paper of each such Co-Manager for a period and in an amount comparable to the Interest Period and Principal Amount of the Advance or the amount of the Term Loan with respect to which Borrower has chosen the Commercial Paper Base Rate which shall be made by the Agent and outstanding during such Interest Period.

     Commitment Fee.

     The term "Commitment Fee" means the commitment fee to be paid by Borrower for any portion of the Term Loan Commitment which is not advanced, at the rate of one-quarter of one percent (0.25%) per annum, calculated and payable in accordance with Section 2.6 hereof.

     Construction Lenders.

     The term "Construction Lenders" means the "Construction Lenders" as defined in the Construction Loan Agreement.

     Construction Loan Agreement.

     The term "Construction Loan Agreement" means that certain Construction Loan Agreement, dated as of December 31, 1986, by and among KOP and CS as Construction Lenders, the Borrower and CS as Agent.

     Contractor.

     The term "Contractor" means Hawker Siddeley Power Engineering, Inc., a Delaware corporation, as contractor pursuant to the Turnkey Contract.

     Debt.

     The term "Debt" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligation of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, and (iv) all debt of others guaranteed by such person, whether or not secured by a lien or other security interest on any asset of such person.

     Debt Protection Account.

     The term "Debt Protection Account" means the interest bearing account established by Borrower at KOP in accordance with the terms of Section 4.3 of this Agreement.

     Debt Protection Amount.

     The term "Debt Protection Amount" has the meaning set forth in Section 4.3(b) hereof.

     Debt Service.

     The term "Debt Service" means, for any period, an amount equal to the aggregate of (i) principal and interest actually due on the Term Loan during such period pursuant to this Agreement, such amount to be adjusted for any amounts retained in or application of funds from the Additional Collateral Account pursuant to Section 4.2 hereof, (ii) LOC Fees actually due and payable on all Letters of Credit during such period pursuant to this Agreement and any placement costs (including underwriting, marketing, remarketing and legal fees) incurred by Borrower in connection with a financing arrangement supported by a Letter of Credit and (iii) other amounts which Borrower is obligated to pay during such period to Term Lenders pursuant to this Agreement and the other Loan Instruments, all as calculated by Agent.

     Debt Service Coverage Ratio.

     The term "Debt Service Coverage Ratio" means, for any period, the ratio of
(i) Net Revenues during such period to (ii) the Debt Service for such period, as calculated by Borrower in form and substance reasonably satisfactory to Agent. A sample calculation of a Debt Service Coverage Ratio is attached hereto as Exhibit D.

     Debtor Relief Laws.

     The term "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     Default.

     The term "Default" means the occurrence of any of the Events of Default in
Section 5.1, and the failure of such Event of Default to be remedied during the applicable grace period, if any.

     Default Interest.

     The term "Default Interest" means interest payable pursuant to Section 2.5(b) of this Agreement.

     Default Interest Rate.

     The term "Default Interest Rate" means the Term Loan Interest Rate then in effect for each Advance plus one and twenty-five hundredths per cent (1.25%).

     Deposit Amount.

     The term "Deposit Amount" has the meaning set forth in Section 4.2 hereof.

     Discretionary Cash Flow.

     The term "Discretionary Cash Flow" means, for any period, Net Revenues for such period less Debt Service for such period.

     ERISA.

     The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Event of Default.

     The term "Event of Default" means the occurrence of any of the events and occurrences set forth in Section 5.1 hereof."

     Facility.

     The term "Facility" means the natural gas fired cogeneration facility constructed by Contractor for Borrower on property near Big Spring, Howard County, Texas, for the purpose of supplying electric energy and capacity to TUEC and steam to Fina, pursuant to, and as more fully described in, the Turnkey Contract, the O&M Contract and the other Project Documents.

     Federal Funds Margin.

     The term "Federal Funds Margin" means with respect to interest on the Term Loan (i) from the date hereof to the day before the fifth anniversary of the date hereof, ninety-five hundredths per cent (0.95%), (ii) from the fifth anniversary of the date hereof to the day before the twelfth anniversary of the date hereof, one and ten hundredths per cent (1.10%), and (iii) on or after the twelfth anniversary of the date hereof, one and thirty-five hundredths per cent (1.35%).

     Federal Funds Rate.

     The term "Federal Funds Rate" means, for each Interest Period, for each Advance (or, where the context so requires, the aggregate of the Advances then outstanding), the per annum rate of interest equal to the average of the Term Federal Funds rates offered to Prime Banks at 11 a.m. New York time two (2) Banking Days prior to the commencement of such Interest Period, as reported by Prebon and Garven or other reputable sources, for such period chosen by the Borrower as is available, plus, in the case of each such period of seven (7) days or less, the Federal Funds Margin or, in the case of each such period in excess of seven (7) days, the Interest Margin.

     FERC Qualifying Facility Certificate.

     The term "FERC Qualifying Facility Certificate" means the certification of the Facility granted by the Federal Energy Regulatory Commission pursuant to 18 C.F.R. Section 292.207(b), (1986), or such self-qualification certificate pursuant to 18 C.F.R. Section 292.207(a) as may be acceptable in form and substance to the Agent.

     Fina.

     The term "Fina" means Fina Oil and Chemical Company, a corporation organized and existing under the laws of the State of Delaware, owning and operating an oil refinery near Big Spring, Howard County, Texas.

     Final Maturity Date.

     The term "Final Maturity Date" means the date fifteen (15) years from the date hereof; provided, however, that if either a firm power sales contract or a steam sales contract, in each case reasonably satisfactory to the Term Lenders, is not in effect on or at any time after September 30, 2003, such date shall be the Final Maturity Date.

     Financial Statements.

     The term "Financial Statements" means the information which Borrower is required to furnish to Agent pursuant to Section 4.9 hereof and such additional financial information as shall be reasonably required by Agent from time to time including, without limitation, operating statements with respect to the Property and Facility and other reasonable financial information regarding Borrower and the other parties to the Project Documents as Borrower may reasonably be able to obtain.

     Financing Statements.

     The term "Financing Statements" means the Form UCC-1 and UCC-3 financing statements and such other documents, instruments or certificates required to be filed with the appropriate offices of Governmental Authorities for the perfection of the security interests granted hereunder and under the Security Documents.

     First Advance.

     The term "First Advance" means the first Advance of the Term Loan made by the Term Lenders to or for the account of the Borrower pursuant to the terms and conditions of this Agreement.

     Fixed Offered Rate.

     The term "Fixed Offered Rate" means, for each Interest Period, for each Advance (or where the context so requires, the aggregate of the Advances then outstanding) a rate per annum equal to the weighted average of the rates of interest paid by CS on a medium-term deposit note, as described in a Supplement dated July 31, 1987 to an offering circular dated July 31, 1987 or a comparable succeeding note offering, and by KOP from time to time on a comparable medium-term deposit note for that period of three hundred sixty-six (366) days or two through fifteen years (but ending no later than the final Term Loan Repayment Date) which the Borrower shall determine at a rate which the Co-Managers would offer to a third party on a medium-term deposit note of like duration and amount, such weighted average to reflect the proportionate amount of each Co-Managers Term Loan Commitment, or if such rate is not available or reasonably satisfactory to the Borrower, such other medium-term or long-term fixed-rate funding as may be available, for the periods set forth herein, as selected by Borrower and agreed to by the Co-Managers.

     FSGC.

     The term "FSGC" means Falcon Seaboard Gas Company, a corporation organized and existing under the laws of the State of Texas.

     FSOC.

     The term "FSOC" means Falcon Seaboard Oil Company, a corporation organized and existing under the laws of the State of Texas, and the sole shareholder of Borrower.

     FSOC Guaranty.

     The term "FSOC Guaranty" has the meaning set forth in Section 4.3(h) hereof.

     Governmental Authority.

     The term "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Property and the Facility are located, and any other government or political subdivision thereof exercising jurisdiction over the Property, the Facility, Borrower or any other party to any of the Project Documents or other Loan Instruments, including all agencies and instrumentalities of such governments and political subdivisions.

     Governmental Requirements.

     The term "Governmental Requirements" means all Laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority, including, without limitation, all authorizations, consents, approvals, registrations, exemptions, permits and licenses with or from any Governmental Authority, applicable to the Property, the Facility, Borrower or any other party to any of the Project Documents or other Loan Instruments.

     Gross Revenues.

     The term "Gross Revenues" means, for any period, the total amounts actually received by Borrower from operation of the Facility including, without limitation, payments made by Fina and TUEC.

     Indemnified Part

     The term "Indemnified Party" has the meaning set forth in Section 4.31 hereof.

     Independent Engineer.

     The term "Independent Engineer" means (i) with respect to the Facility, Calpine Corporation or such other engineering firm as is mutually agreed upon by the Agent and the Borrower or (ii) with respect to the resource and fuel-related requirements of the Facility, Stone & Webster, Inc. or such other engineering firm as is mutually agreed upon by the Agent and the Borrower.

     Insurance Policies.

     The term "Insurance Policies" means the insurance policies specified in
Article XII of the O&M Contract, the insurance policies specified in Article XIV of the TUEC Agreement, the insurance policies specified in Article XIII of the Steam Agreement and such other insurance policies as Agent may reasonably require and are reasonably commercially available for risks and/or contingencies that are not covered to the reasonable satisfaction of Agent by existing policies. All Insurance Policies shall (1) conform to the relevant provisions of the O&M Contract, the TUEC Agreement and/or the Steam Agreement; (2) be issued by companies and in form and substance reasonably satisfactory to Agent;
(3) have Agent, for the account of the Term Lenders, named as an additional insured or, if applicable, a lenders' loss payable (provided, however, that Agent and Term Lenders shall be named as beneficiaries of the worker's compensation policy); and (4) have a provision giving Agent thirty (30) days' prior notice of cancellation or of material change in the coverage.

     Interest Margin.

     The term "Interest Margin" means with respect to interest on the Term Loan:
(i) from the date hereof to the day before the fifth anniversary of the date hereof, eighty-five hundredths per cent (0.85%); (ii) from the fifth anniversary of the date hereof to the day before the twelfth anniversary of the date hereof, one per cent (1.00%); and (iii) on or after the twelfth anniversary of the date hereof, one and twenty-five hundredths per cent (1.25%);.

     Interest Payment Date.

     The term "Interest Payment Date" means with respect to interest on the Term Loan and the LOC Fees, each Term Loan Repayment Date and the final date of each Interest Period.

     Interest Period.

     The term "Interest Period" means, in the first instance, the period commencing on and including the date of an Advance and, in the case of each subsequent and successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending

          (i) in the case of an Interest Period using LIBOR, on the same day in the first, third, sixth or twelfth calendar month thereafter,

          (ii) in the case of an Interest Period based on the Federal Funds Rate, on the day selected by the Borrower and as made available by the Co-Managers,

          (iii) in the case of an Interest Period based on the Short Term Rate, on the day selected by the Borrower in accordance with the provisions of this Agreement and as made available by the Co-Managers, and

          (iv) in the case of an Interest Period based on the Fixed Offered Rate, on the next day in the first year thereafter, or the same day in the second through fifteenth year thereafter, or as otherwise available, in each case counting the first but not the last day of each such Interest Period. Borrower shall select each Interest Period by giving written notice of such selection to Agent at least three (3) Banking Days before the first day of such Interest Period;

     provided, however, that

          (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless, in the case of an Interest Period using LIBOR, such Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day;

          (b) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Banking Day of such calendar month in which the Interest Period ends;

          (c) at no time shall the outstanding principal amount of the Term Loan accrue interest pursuant to more than twenty (20) Interest Periods (each variation in time or in the basis upon which interest is calculated constituting an Interest Period) unless agreed to by the Agent; and

          (d) No Interest Period shall extend beyond the Final Maturity Date.

     Interest Rate Hedge Agreement.

     The term "Interest Rate Hedge Agreement" means an interest rate swap agreement or an interest rate cap or collar agreement or a fixed offered rate private placement on terms and conditions acceptable to Agent and which are reasonably consistent with standard interest rate swap, cap or collar agreements at the time such agreement is made or the standard terms and provisions applicable to such a private placement at the time such arrangement is entered into, for a period which ends no later than the Final Maturity Date.

     Law.

     The term "Law" means any constitution or treaty, any law, ordinance, decree, regulation, order, rule, judicial or arbitral decision and any voluntary restraint, policy or guideline not having the force of law with which such party must reasonably comply, or any of the provisions of such Laws binding on or affecting the party referred to in the context in which the term is used.

     Letter of Credit.

     The term "Letter of Credit" means an irrevocable direct-pay letter of credit issued pursuant to Section 2.13 hereof.

     Letter of Credit Bank.

     The term "Letter of Credit Bank" means Credit Suisse or any other financial institution acceptable to Agent and Borrower, as issuer of Letters of Credit in accordance with the provisions hereof.

     LIBOR.

     The term "LIBOR" means, for each Advance (or where the context so requires, the aggregate of the Advances then outstanding), for Interest Periods of one
(1), three (3), six (6) and twelve (12) months, as selected by Borrower, or such other period as requested by Borrower and approved by Agent, for the principal amount of the Term Loan then outstanding, the per annum rate of interest at which dollar deposits in the amount of such outstanding principal amount are, or would be, offered for such Interest Period in the London interbank market at 11 a.m. London time two (2) Banking Days prior to the commencement of such Interest Period, as reported in the Reuter's Monitor for such date under the page code "LIBOR," and in case of variations in rates, the arithmetic average thereof rounded upward if necessary to the nearest one-sixteenth of one percent (1/16%), calculated by Agent; provided, however, that if such reported rate is unavailable, "LIBOR" shall mean, for each Interest Period, for each Advance (or, where the context so requires, the aggregate of Advances then outstanding), the per annum rate of interest at which dollar deposits in the amount of such Advance are, or would be, offered by KOP and CS to prime banks in the London interbank market at 11 a.m. London time two (2) Banking Days prior to the commencement of such Interest Period, and in the case of variations in rates, the weighted average thereof rounded upward if necessary to the nearest one-sixteenth of one percent (1/16%) calculated by Agent.

     Loan Instruments.

     The term "Loan Instruments" means this Agreement, the Security Documents, the Term Note(s), the Letter(s) of Credit, the Financing Statements and such other instruments evidencing, securing or pertaining to the Term Loan Commitment, as shall from time to time be executed and delivered to Term Lenders or to Agent by Borrower, or any other party, pursuant to this Agreement, including, without limitation, the Operating Budget.

     Loan Obligations.

     The term "Loan Obligations" has the meaning set forth in Section 7.14 hereof.

     LOC Fee.

     The term "LOC Fee" means the Interest Margin.

     LOC Fronting Fee.

     The term "LOC Fronting Fee" means the letter of credit fronting fee to be paid by Borrower on the outstanding portion of any Letter of Credit at the rate of 0.15% per annum, calculated and payable in accordance with Section 2.6 hereof.

     LOC Reimbursement Obligation,

     The term "LOC Reimbursement Obligation" means the obligation of the Borrower to reimburse the Term Lenders for any liabilities incurred by such Term Lenders as account parties in connection with any Letters of Credit issued Pursuant to the provisions of this Agreement.

     L/C.

     The term "L/C" has the meaning set forth in Section 4.3(g) hereof.

     Maintenance Reserve Account.

     The term "Maintenance Reserve Account" means the interest bearing account established by Borrower with the Agent in accordance with the terms of Section
4.4 of this Agreement.

     Majority Lenders.

     The term "Majority Lenders" means, prior to the date of the First Advance, Term Lenders whose aggregate Term Loan Commitment percentages exceed seventy percent (70%) of the total Term Loan Commitment, and after the date of the First Advance means Term Lenders which have advanced more than seventy percent (70%) of the outstanding Term Loan.

     Mortgage.

     The term "Mortgage" means each of (i) the Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents dated as of December 29, 1988 by Borrower in favor of Agent for the benefit of the Term Lenders, and (ii) the Deed of Trust, Security Agreement and Assignment of Rents dated as of even date herewith by Borrower in favor of Agent for the benefit of the Term Lenders, securing the payment of, inter alia, the Term Note(s), all amounts due in connection with the Letters of Credit, payment and performance of all obligations specified in the Mortgage and this Agreement, and evidencing a valid and enforceable first-priority perfected lien on the Property and the Facility.

     Net Revenues.

     The term "Net Revenues" means, for any period, the difference between Gross Revenues of Borrower and Operating Costs of the Facility.

     O&M Contract

     The term "O&M Contract" means that certain Operation and Maintenance Agreement, dated December 30, 1988, by and between Borrower and Operator, as approved by Agent, as the same may be from time to time amended, including all Exhibits thereto.

     Operating Budget.

     The term "Operating Budget" means an annual budget prepared by Borrower no later than November 15 of each year and approved by Agent specifying by principal items, for each month of such budget, the Projected Gross Revenues and Projected Operating Costs. The Operating Budget shall be subject to review on an annual basis or at such other times as Borrower or Agent shall reasonably request.

     Operating Costs.

     The term "Operating Costs" means, for any period, the amounts actually expended during such period for operation and maintenance of the Facility, including, without limitation, taxes (including federal income taxes), contributions to the Maintenance Reserve Account, premiums for Insurance Policies, fuel costs and the Operator Fee pursuant to the O&M Contract. Operating Costs do not include Debt Service.

     Operator.

     The term "Operator" means Falcon Power Operating Company, a corporation organized and existing under the laws of the State of Texas, as Operator pursuant to the O&M Contract.

     Original Term Loan Agreement.

     The term "Original Term Loan Agreement" means that certain Term Loan Agreement, dated as of December 31, 1986, by and among KOP and CS, as Term Lenders, Borrower and CS, as Agent.

     Other Collateral.

     The term "Other Collateral" has the meaning set forth in Section 7.14 hereof.

     Participant.

     The term "Participant" has the meaning set forth in Section 4.29 hereof.

     Pay-Off Date.

     The term "Pay-Off Date" has the meaning set forth in Section 7.14 hereof.

     Permitted Investments.

     The term "Permitted Investments" means with respect to amounts of less than $100,000, (a) deposit accounts of KOP or CS, as selected by Borrower, bearing interest at prevailing money market rates, and (b) with respect to the Debt Protection Account, time deposits or certificates of deposit with KOP or CS, as determined by Borrower, up to a term not to exceed three (3) months; and for amounts in excess of $100,000, investments maturing not more than 270 days from the date made in any of: (a) direct obligations of the United States of America or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America; (b) bankers' acceptances and certificates of deposit issued by the Agent, or any bank or trust company having capital, surplus and undivided profits of at least $500,000,000 whose long-term debt is given one of the two highest ratings by both Standard & Poor's Corporation and Moody's Investors Service, Inc.; (c) obligations with the Agent, any bank or trust company or bank holding company described in clause (b) above, in respect of the repurchase of obligations of the type described in clause (a) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (a) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Agent, any such bank or trust company or bank holding company; and (d) commercial paper given one of the two highest ratings (without giving effect to pluses or minuses) by both Standard & Poor's Corporation and Moody's Investors Service, Inc., provided that not more than 25% of the Permitted Investments owned by the Borrower at any time shall consist of commercial paper of the second highest rating; provided, however, in each case, that an investment shall be a Permitted Investment only if Agent may maintain the perfected security interest in favor of the Term Lenders in the funds so invested.

     Permitted Liens.

     The term "Permitted Liens" has the meaning set forth in Section 4.10 hereof.

     Plans.

     The term "Plans" means the working drawings and specifications for the construction of the Facility, including, without limitation, the project designs constituting Exhibit A to the Turnkey Contract as provided by the Contractor, the Special Conditions constituting Exhibit B1 to the Turnkey Contract and the General Conditions constituting Exhibit B2 to the Turnkey Contract.

     Pledge Agreement.

     The term "Pledge Agreement" means that certain Amended, Restated and Consolidated Pledge Agreement dated as of even date herewith among Term Lenders, Agent and Borrower, granting Term Lenders a pledge of the money contained in the Accounts.

     Prepayment Fee.

     The term "Prepayment Fee" means the fee to be paid by Borrower to Agent for the account of the Term Lenders, in the amount of three-eighths of one per cent (0.375%) of the amount of any prepayments of the Term Loan prepaid pursuant to
Section 2.11 hereof on or before December 31, 1991.

     Proceeds.

     The term "Proceeds" has the meaning set forth in Section 4.13(b) hereof.

     Process Agent.

     The term "Process Agent" has the meaning set forth in Section 7.11 hereof.

     Project Control Account.

     The term "Project Control Account" has the meaning provided in Section 4.1(a) of this Agreement.

     Project Documents.

     The term "Project Documents" means all of the following, as any of them may be amended from time to time:

       (i)  Turnkey Contract;

      (ii) Compromise and Settlement Agreement, dated September 1, 1988, between Borrower and Contractor, as amended by that certain First Amendment to Compromise and Settlement Agreement dated
            September ___, 1988;

     (iii)  O&M Contract;

      (iv) Gas Supply Agreement, dated December 11, 1986, between FSOC and Natural Gas Clearinghouse;

       (v) Gas Supply Agreement, dated December 29, 1986, between FSOC and Borrower;

      (vi) Gas Supply Agreement, dated December 30, 1988, between FSGC and Borrower;

     (vii) Fuel Purchase and Sale Agreement, dated November 21, 1986, between Fina and Borrower;

    (viii) Other gas supply arrangements and pledges or dedications of Qualified gas reserves and substitutes therefor;

      (ix) Water Supply Agreement, dated _____________________, between the Colorado River Municipal Water District and Borrower;

       (x) Lease Agreement, dated as of November 21, 1986, between Fina, as lessor, and Borrower, as lessee, as amended by that certain First Amendment to Lease Agreement dated as of December 29, 1986;

      (xi)  Steam Agreement;

     (xii)  TUEC Agreement;

    (xiii)  Tax Agreement;

     (xiv)  Confidentiality Agreement dated October 7, 1985, between FSOC and
            TUEC;

      (xv)  Letter dated December 23, 1986 from Morgan Stanley Group Inc. to
            FSOC;

     (xvi)  Insurance Policies; and

    (xvii) Any other agreement executed in connection with the Facility or any of the Project Documents.

     Projected Debt Service.

     The term "Projected Debt Service" means, for any period, as of any date of calculation, an amount equal to the aggregate of (i) principal due on the Term Loan, computed on the Scheduled Payment Basis, during such period, and interest due on the Term Loan during such period, such amounts to be adjusted for any credit or application of funds from the Additional Collateral Account, as the case may be, pursuant to Section 4.2 hereof, (ii) fees due on the Letters of Credit during such period pursuant to this Agreement and any placement costs (including underwriting, marketing, remarketing and legal fees) expected to be incurred by Borrower in connection with a planned financing arrangement supported by a Letter of Credit; and (iii) principal, interest and fees which Borrower is obligated to pay during such period to Term Lenders pursuant to the Agreement or the other Loan Instruments, all as calculated by Agent. Interest for purposes of computing Projected Debt

Service shall be deemed to accrue at the then-current Term Loan Interest Rate.

     Projected Gross revenues.

     The term "Projected Gross Revenues" means, for any period, the total projected amounts to be received from operation of the Facility (including, without limitation, payments made by Fina and TUEC) based upon the energy, capacity and steam sales prices projected for such period pursuant to the Project Documents, the Facility's average availability and performance during the prior six (6) months, including factors such as routine maintenance, TUEC outages and other events affecting such availability and performance, and such other factors as Borrower, Agent or Independent Engineer shall reasonably deem relevant.

     Projected Net Revenues.

     The term "Projected Net Revenues" means, for any period, the difference between Projected Gross Revenues of Borrower and Projected Operating Costs of the Facility.

     Projected Operating Costs.

     The term "Projected Operating Costs" means, for any period, the total amounts projected to be expended during such period for operation and maintenance of the Facility including, without limitation, taxes (including federal income taxes), premiums for Insurance Policies, contributions to the Maintenance Reserve Account, fuel costs projected for such period and the Operator Fee pursuant to the O&M Contract. Projected Operating Costs does not include actual Debt Service or Projected Debt Service.

     Property.

     The term "Property" means the real property described in Exhibit A to the Lease Agreement dated as of November 21, 1986 between Fina, as lessor, and Borrower, as lessee, as amended by that certain First Amendment to Lease Agreement dated December 29, 1986, together with the leasehold interest held in such Property by Borrower, along with the Facility and all other property constituting the "Mortgaged Property," as described in the Mortgage.

     Regulation D.

     The term "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.

     Regulation G.

     The term "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.

     Regulation U.

     The term "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.

     Regulation X.

     The term "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.

     Replacement Components.

     The term "Replacement Components" has the meaning set forth in Section 4.5 hereof.

     Required Alterations.

     The term "Required Alterations" has the meaning set forth in Section 4.6 hereof.

     Required Maintenance Amount.

     The term "Required Maintenance Amount" means the amount described in
Section 4.4(b) hereof.

     Revolving Loan Amount.

     The term "Revolving Loan Amount" shall mean the portion of the Term Loan Commitment in excess of One Hundred Ten Million dollars ($110,000,000).

     Scheduled Payment Basis.

     The term "Scheduled Payment Basis" means the principal of the Term Loan to be repaid, based upon the principal repayment due pursuant to the schedule set forth in Exhibit F plus interest due and payable, in accordance with the provisions of this Agreement, on each Term Loan Repayment Date.

     Security Agreement.

     The term "Security Agreement" means that certain Amended and Restated Assignment and Security Agreement, dated of even date herewith, among Term Lenders, Agent and Borrower, granting to Term Lenders a security interest in the Collateral, as therein defined.

     Security Documents.

     The term "Security Documents" means all of the following, as any of them may be amended from time to time:

         (i)  Mortgage;

        (ii)  Security Agreement;

       (iii)  Pledge Agreement;

        (iv)  Financing Statements;

         (v)  Assignment of Insurance Policies;

        (vi)  Letter dated December 23, 1986 from FSOC to
              TUEC; and

       (vii) Any other agreement executed in connection with the financing of the Facility or any of the Loan
              Instruments.

     Short Term Rate.

     The term "Short Term Rate" means, for Interest Periods of up to 270 days, as selected by the Borrower, for each Advance (or, where the context so requires, the aggregate of the Advances then outstanding), the per annum Adjusted CD Rate or Adjusted CP Rate offered by the Co-Managers, as available and as determined solely by the Agent; provided, however, that if both the Certificate of Deposit Base Rate and the Commercial Paper Base Rate are offered by both Co-Managers, the Borrower may choose either such rate as the basis for the Short Term Rate; provided further, that if only one of the Certificate of Deposit Base Rate and the Commercial Paper Base Rate is offered by both Co-Managers, such rate shall be the basis for the Short Term Rate; and provided further, that if only one of the Co-Managers offers a Certificate of Deposit Base Rate or a Commercial Paper Base Rate, the Short Term Rate shall be based upon the weighted average of the rate offered by such

Co-Manager and the best alternative comparable rate offered by the other Co-Manager.

     Special Operating Account.

     The term "Special Operating Account" means the account of Borrower specified in Section 4.1(c) of this Agreement.

     Steam Agreement.

     The Term "Steam Agreement" means that certain Steam Purchase and Sale Agreement, dated as of November 21, 1986, by and between Borrower and Fina.

     Substantial Subcontractors.

     Subcontractors, materialmen and other parties who have supplied labor, materials or services for the design, construction, testing, start-up and operation of the Facility and whose contract or contracts with Contractor, Operator or Borrower call for a payment or payments totaling at least $100,000, or who otherwise might be entitled to claim a contractual or statutory lien against the Property or the Facility in the amount $100,000 or more.

     Tax Agreement.

     The term "Tax Agreement" means that certain Tax Agreement dated as of even date herewith between FSOC and Borrower.

     Tax Benefits.

     The term "Tax Benefits" means all those certain tax credits, deductions and depreciation allowances derived from or in connection with the Facility.

     Taxes.

     The term "Taxes" means all taxes prescribed under the laws of the United States or any political subdivision thereof imposed on Term Lenders or Agent or on payments to be made to or received by any of them, including without limitation stamp, transfer, withholding and turnover taxes, duties, penalties, fees and other charges, except for (i) Taxes on or measured by income or assets imposed by the United States or the jurisdiction of the principal office or the branch thereof maintaining the Term Loan, (ii) Taxes that would not have been imposed but for the existence of a connection between the Term Lender or Agent, or a participant or sub-participant permitted by Section 4.29, and the jurisdiction imposing such taxes

(other than a connection arising solely by reason of this Agreement), and (iii) any Taxes resulting from a failure of any Term Lender or Agent, or a participant permitted by Section 4.29, (x) to act for purposes hereof through a branch in the United States (y) to conduct its business, so that each payment received by it hereunder is effectively connected with the conduct by it of a trade or business through such branch, and (z) to provide appropriate documentation (currently Internal Revenue Service Form 4224) to that effect.

     Term Lenders.

     The term "Term Lenders" means the Term Lenders named in the first paragraph of this Agreement. Any subsequent financial institution approved by Borrower (which approval shall not be unreasonably withheld), signing an addendum to this Agreement agreeing to be bound by the terms hereof, shall also be considered a Term Lender under this Agreement, and such Term Lender's proportionate share of the Term Loan shall be evidenced on a revised Schedule I, which shall be promptly furnished to Borrower. Any Term Lender may grant participations in the Term Loan, as provided in Section 4.29 hereof, but the grant of such participations shall not relieve any Term Lender of its obligations, or impair the rights of any Term Lender hereunder.

     Term Loan.

     The term "Term Loan" means the aggregate of all Advances by the Term Lenders to Borrower under this Agreement not to exceed, in the aggregate, the Term Loan Commitment.

     Term Loan Commitment.

     The term "Term Loan Commitment" means the commitment of each Term Lender to lend sums to Borrower during the Availability Period and to fund Letters of Credit during the term of this Agreement up to but not exceeding the respective amounts set forth for each Term Lender in Schedule I attached hereto and made a part hereof and to maintain such Term Lender's proportionate share thereof, subject to each of the terms and conditions of this Agreement; or where the context so requires, the aggregate Term Loan Commitments for all Term Lenders up to the aggregate amount of One Hundred Sixty-Five Million dollars ($165,000,000), subject to each of the terms and conditions of this Agreement.

     Term Loan Interest Rate.

     The term "Term Loan Interest Rate" means, in the case of any Interest Period, interest on the principal amount of each Advance, at that rate per annum equal to:

          (i) LIBOR plus the Interest Margin for such Interest Period; or

          (ii) the Short Term Rate plus the sum of the Interest Margin plus twelve and one-half (12.5) basis points for such Interest Period; or

          (iii) the Federal Funds Rate for such Interest Period; or

          (iv) the Fixed Offered Rate plus the Interest Margin for such Interest Period;

each as selected by Borrower for each Interest Period, and notified to Agent at least three (3) Banking Days prior to the commencement of such Interest Period. In the event Borrower fails to provide such notice to Agent within such time, the Term Loan Interest Rate for the next succeeding Interest Period shall be determined by the Agent.

     Term Loan Repayment Date.

     The term "Term Loan Repayment Date" means, except as otherwise required pursuant to Section 2.10, the last day of March, June, September and December, commencing with the first of such dates on or after the date of the First Advance.

     Term Notes.

     The term "Term Notes" means one or more negotiable promissory notes in the form attached hereto as Exhibit B.

     Title Company

     The term "Title Company" means Southwest Title Company, 3103 Bee Cave Road, Centre 1, Suite 100, Austin, Texas 78746, as agent for Transamerica Title Insurance Company.

     Title Insurance.

     The term "Title Insurance" means a title insurance commitment, binder or policy, as Agent may require, in the amount of One Hundred Sixty-Five Million dollars ($165,000,000), insuring or committing to insure that the Mortgage constitutes a valid lien covering the Property having the priority required by Agent and subject only to those exceptions and encumbrances which Agent has approved, issued by the Title Company.

     TUEC.

     The term "TUEC" means Texas Utilities Electric Company, a corporation organized and existing under the laws of the State of Texas.

     TUEC Agreement.

     The term "TUEC Agreement" means that certain Agreement dated July 30, 1986 between TUEC and FSOC, as amended on December 23, 1986 and May 27, 1988 and that certain Assignment by FSOC to Borrower, with the consent of TUEC, dated December 23, 1986.

     Turnkey Contracts

     The term "Turnkey Contract" means the Turnkey Cogeneration Facility Agreement, dated November 22, 1986, between Borrower and Contractor, as the same may be from time to time amended, including all Exhibits thereto.

     Unadvanced Commitment.

     The term "Unadvanced Commitment" has the meaning set forth in Section 2.6 hereof.

               ARTICLE 2 - ADVANCES OF THE TERM LOAN AND PAYMENTS

2.1 Term Loan Commitment.

     Subject to the terms and conditions hereof, and provided that and Event of Default, and the expiration of the applicable grace period, if any, has not occurred, each Term Lender severally commits for its own account to make Advances, to or for the account of Borrower in accordance with this Agreement, during the Availability Period, and to fund Letters of Credit during the term of this Agreement, up to its respective Term Loan Commitment, as set forth on
Schedule I, as the same may be revised from time to time, and totalling in the aggregate the maximum amount of the total Term Loan Commitment. Subject to the limitations on the amount of the Term Loan Commitment and to the provisions of this Agreement, any amounts of the Revolving Loan Amount which Borrower prepays during the Availability Period pursuant to Section 2.11 of this Agreement may be reborrowed by Borrower. The Term Lenders shall have no obligations to make any Advance after the Availability Period. During the Availability Period, the Borrower shall have the right, upon thirty
(30) days irrevocable written notice to the Agent and upon payment in full of the Commitment Fee accrued through the date of such reduction, to reduce the amount of the Term Loan Commitment not yet advanced hereunder; provided, however, that all such reductions shall be in the amount of integral multiples of One Million dollars ($1,000,000). All reductions of the Term Loan Commitment pursuant to this provision shall be permanent.

2.2 Procedure for Advances.

     (a) From time to time during the Availability Period, but not more frequently than once per calendar month, Borrower may submit an Application for Advance to Agent requesting an Advance. Each such Application for Advance shall be submitted at least five (5) (but no more than thirty (30)) Banking Days prior to the date on which such Advance is desired. Each Application for Advance shall be properly executed, and, if signed by Borrower, shall constitute a representation and warranty by Borrower that it is in compliance with all the conditions precedent to such Advance specified in this Agreement. An Application for Advance must request an Advance of at least One Million dollars ($1,000,000) and must be in an integral multiple of one Million dollars ($1,000,000). An Affidavit of Borrower shall be received by Agent prior to each Advance. Borrower acknowledges that if it does not provide all necessary documentation on a timely basis delays may result in making Advances, and Borrower irrevocably consents to such delays.

     (b) All sums advanced and disbursed hereunder shall be disbursed under and shall be secured by the Loan Instruments. Subject to the other provisions of this Agreement, Agent shall make Advances available to Borrower in immediately available funds not later than 2:00 p.m. (New York time) on the day in question for credit on such day to the Special Operating Account of Borrower or in the case of Advances related to the issuance of Letters of Credit, the Letter of Credit Bank shall issue Letters of Credit in favor of the appropriate party as described in Section 2.13 hereof. Agent may, in its sole discretion, upon the occurrence of an Event of Default or an event which with the passage of time, the giving of notice or both would constitute an Event of Default, make payments directly to Operator, Fina or any other party to a Project Document.

2.3 Conditions to the First Advance.

     The obligation of the Term Lenders to make available the First Advance is subject to the fulfillment, to the satisfaction of Agent and its counsel, not less than three (3) Banking Days prior to the date thereof, and to the continued fulfillment of each such condition on the date of such Advance as if made on each such date, of each of the following:

     (a) The documents set forth in Exhibit E to this Agreement shall have been duly executed and delivered by the party or parties thereto and shall in all respects be satisfactory in form and substance to Agent;

     (b) There shall have been no material adverse change in the condition (financial or otherwise) of Borrower or any other party to any of the Loan Instruments or Project Documents, that would materially adversely affect the ability of Borrower to repay the Term Loan, there shall have been no material adverse change in the security interests of the Term Lenders in the Collateral or the Pledged Collateral (as defined in such agreements), and there shall have been no material adverse change in the financial prospects, likely profitability, or likely financial performance of the Facility from the date of this Agreement that would impair the ability of Borrower to meet its obligations hereunder, all as determined in good faith by Agent;

     (c) The representations and warranties contained in Article 3 hereof shall be true on and as of the date of the First Advance; there shall exist on the date of the First Advance no Default or Event of Default under this Agreement; and Borrower shall deliver to Agent a duly executed certificate, satisfactory in form and substance to Agent, dated the date of the First Advance to both such effects;

     (d) Borrower shall have opened the Debt Protection Account and deposited One Million dollars ($1,000,000) therein;

     (e) Neither the execution and delivery and compliance with the terms of this Agreement nor Borrower's ownership or operation of the Facility will cause Borrower, Agent or Term Lenders to become subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company," or an "electrical corporation" under any Law or Governmental Requirements (including, without limitation, the Public Utility Holding Company Act of 1935, the Federal Power Act and the Public Utility Regulatory Policies Act of 1978, each as amended);

     (f) The execution and delivery and compliance with the terms of this Agreement shall not violate any applicable Law or Governmental Requirement;

     (g) The Security Documents and the delivery of the Pledged Collateral, as defined in such documents, shall have created, as security for the obligations of Borrower hereunder and under the Term Notes, valid and perfected first-priority security interests in and liens on the collateral described therein with priority dating from the date of this Agreement;

     (h) The Facility shall be a "Qualifying Cogeneration Facility," as such term is defined in the Public Utility Regulatory Policies Act of 1978, as amended, and Borrower shall have self-certified as a Qualifying Cogeneration Facility or shall have obtained a FERC Qualifying Facility Certificate, in full force and effect on the date of the First Advance, from the Federal Energy Regulatory Commission. The Facility, the Property, Borrower and Fina (with respect to the Property) shall be in full compliance with all Governmental Requirements including, without limitation, all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations. The applicable environmental protection agency, pollution control board and/or other Governmental Authorities having jurisdiction over the Property and the Facility shall have issued all permits required to be obtained as of such date for the operation of the Facility, and there shall be no impediment to procurement of all other permits when required;

     (i) Each of TUEC and Fina shall have executed and delivered to Borrower a certificate, in form and substance reasonably satisfactory to Agent, not earlier than fifteen (15) days prior to the date of the First Advance, attesting that the TUEC Agreement or the Steam Agreement, as the case may be, is in full force and effect;

     (j) Agent shall have received an Operating Budget from Borrower, reasonably acceptable in form and substance to Agent and Independent Engineer;

     (k) Borrower shall have opened the Maintenance Reserve Account and deposited Four Hundred Thousand dollars ($400,000) therein;

     (l) Borrower shall have contracted, in the aggregate, for either (i) a minimum of 12,800,000 MM BTUs for each year of this Agreement or (ii) such amount of natural gas as may from time to time be reasonably deemed necessary by the Co-Managers, after consultation with Borrower, or as Borrower may reasonably recommend, subject to the reasonable approval of the Co-Managers in consultation with the Independent Engineer, to meet in a timely manner all of its obligations under the TUEC Agreement and this Agreement (the "Base Requirement"). The Base Requirement may be provided from one or more of the following sources:

     (i) National Gas Clearinghouse Inc., pursuant to that certain contract, dated as of December 11, 1986, by and between National Gas Clearinghouse Inc. and FSOC, as the same has been assigned and may be amended from time to time;

     (ii) Certain Qualified gas reserves currently owned or controlled by FSGC and more fully described on Exhibit G hereto, which, if owned, shall be pledged or, if controlled, shall be dedicated to the Facility until such time and to the extent necessary to fulfill the Base Requirement. For purposes of this Section 2.3(m), the term "Qualified" shall mean such natural gas reserves or natural gas supply arrangements as are reasonably approved by the Independent Engineer and the Agent; and

     (iii) Qualified natural gas reserves or natural gas supply arrangements as and when the same are acquired and/or entered into by FSGC, a wholly owned subsidiary thereof or an affiliate thereof, including, without limitation, that certain Purchase and Sale Agreement, dated November 21, 1986, by and between Borrower and Fina;

provided, however, that Borrower shall have the right to substitute from time to time alternative Qualified natural gas reserves or natural gas supply arrangements.

     All arrangements for the supply of natural gas to the Facility shall (i) be on terms and conditions reasonably satisfactory to the Co-Managers, (ii) be sufficient to supply the Facility's Base Requirement for a period of fifteen
(15) years commencing on the date hereof; (iii) include the execution and delivery of transportation agreements as deemed necessary and reasonably approved by Agent and Independent Engineer; and (iv) during any given year, provide for the sale of natural gas at a price not in excess of the annual weighted average price set forth opposite such year as provided on Exhibit H hereto; and

     (n) Borrower shall have prepared and submitted to Agent an Approved Budget acceptable to Agent and the Independent Engineer.

2.4 Conditions to Subsequent Advances.

     The obligation of the Term Lenders to make available any subsequent Advance is subject to the fulfillment to the reasonable satisfaction of Agent and its counsel not less than three (3) days prior to such Advance, and to the continued fulfillment of such conditions on the date of each such Advance, of the following additional conditions precedent and, if required by Agent, Borrower shall deliver to Agent evidence of such fulfillment:

     (a) All conditions precedent to the First Advance and each subsequent Advance shall have been and shall remain satisfied (including any conditions waived for the First Advance);

     (b) No material adverse change in the financial condition of the Borrower or any party to the Project Documents or other Loan Instruments shall have occurred which (i) would impair the Borrower's ability to meet its obligations under this Agreement or under the other Loan Instruments; or (ii) impair the security interests of the Term Lenders in the collateral subject to the Security Documents;

     (c) The representations and warranties contained in Article 3 hereof shall be true in all material respects on and as of each such date; the covenants contained in Article 4 hereof shall have been complied with in all material respects on such date; there shall exist no Event of Default, or an event which with the passage of time, the giving of notice or both would become an Event of Default, under this Agreement; and

     (d) The Security Documents and the Title Insurance shall have been endorsed and extended, if required under local rules, to cover each Advance with no additional title exceptions objectionable to Agent.

2.5 Interest and Fees.

     (a) Current Interest and LOC Fees.

     Borrower shall be obligated to pay interest (and LOC Fees) to Agent for the account of the Term Lenders in respect of each Interest Period (computed on the basis of actual number of days elapsed and a year of 360 days, except with respect to the Fixed Offered Rate) on the daily principal amount of the Term Loan outstanding (or in the case of Letters of Credit, on the daily outstanding portion of any Letters of Credit) during such Interest Period, in arrears, on each Interest Payment Date, at the rate per annum equal to the Term Loan Interest Rate(s) in effect on each such day (or in the case of Letters of Credit, at the LOC Fee then in effect). Interest with respect to an Advance made during an Interest Period shall be computed only from the date of such Advance. Borrower hereby authorizes Term Lenders to make an Advance on each Term Loan Repayment Date which occurs during the Availability Period in the amount of the principal, interest, fees and other amounts due on such date, and credit the Term Loan balance by such amount, whether or not an Application for Advance has been submitted by Borrower.

     (b) Default Interest.

     Upon the occurrence of an Event of Default, Borrower shall pay on demand by Agent interest on the principal amount of the Term Loan outstanding and due and payable (and shall pay fees on the outstanding portion of any Letter of Credit) from and including the date of such event to the date such event is cured (after as well as before judgment) at the Default Interest Rate (or in the case of Letters of Credit, at a fee equal to 2.00% per annum), computed on the basis described in sub-paragraph (a) above, so long as such past due amount remains unpaid, which interest shall be payable on each Term Loan Repayment Date and also on demand by Agent. In addition to the payment of such interest, Borrower shall pay to Agent for the account of the Term Lenders any funding and yield protection costs, as provided in Section 2.7 of this Agreement, resulting from the failure of Borrower to pay any amounts under this Agreement when due. Borrower hereby authorizes the Term Lenders to make an Advance on each Term Loan Repayment Date which occurs during the Availability Period in the amount of interest and other costs due on such date, and credit the Term Loan balance by such amount, whether or not an Application for Advance has been submitted by Borrower.

2.6  Other Fees.

     Borrower shall pay to Agent for the account of the Term Lenders: (i) at the time of the First Advance, the non-refundable Closing Fee; (ii) on the date of any prepayment of the Term Loan, the Prepayment Fee(s), if any, in accordance with the provisions of Section 2.11 hereof; and (iii) the Commitment Fee for any portion of the Term Loan Commitment which is not advanced. Borrower shall pay to the Letter of Credit Bank the LOC Fronting Fee for the outstanding portion of any Letters of Credit and shall pay to the Agent the Agency Fee on the date hereof and each anniversary thereof. The portion of the Term Loan Commitment which is not advanced is referred to herein as the "Unadvanced Commitment". The Commitment Fee shall be computed based upon the average daily balance of the Unadvanced Commitment during each three (3) month period from the date hereof payable in arrears on the last day of each such three (3) month periods and on the last day of the Availability Period. The LOC Fronting Fee shall be computed based upon the average daily balance of outstanding Letters of Credit during each three (3) month period from the date hereof payable in arrears on the last day of each such three (3) month periods and on the last Term Loan Repayment Date. Borrower hereby authorizes Agent to make an Advance in the amount of the Commitment Fee or LOC Fronting Fee when due and credit the Term Loan balance by such amount, whether or not an Application for Advance has been submitted by Borrower.

2.7 Funding and Yield Protection.

     (a) Taxes.

     (i) Borrower shall make all payments of all amounts payable hereunder and under the Term Notes net, free and clear of all Taxes, and shall reimburse each Term Lender for the cost of any Taxes imposed on such Term Lender or on any payment under or with respect to any aspect of the Term Loan, the Term Notes or the Letters of Credit or the making, execution or enforcement thereof. Payments to KOP or CS, each acting through its respective New York branch, are currently not subject to any Taxes. Borrower is not obligated to pay any Taxes resulting from a failure of any Term Lender or Agent to maintain a branch, or the failure of any permitted participants to have and maintain a branch, in the United States. If Borrower so requests within ten (10) days of receipt of notice of any such Taxes, such Term Lender shall (consistent with its internal policies and legal and regulatory restrictions) attempt to negotiate with Borrower an assignment of such Term Lender's proportionate share of the Term Loan as further provided below; provided, however, that Borrower shall promptly pay when due all reasonable fees and expenses of such Term Lender incurred or to be incurred in connection with such transfer or assignment; and provided further, that no such transfer or assignment shall relieve Borrower of liability hereunder for amounts imposed on such Term Lender or on any payment under or with respect to any aspect of the Term Loan, the Term Notes or the Letters of Credit or the making, execution or enforcement thereof.

     (ii) If Borrower is prohibited or prevented by Law or otherwise from making any such payment net, free and clear of any Taxes or from reimbursing any Term Lender for the cost of any such Taxes (as provided above), then the amount of such payment to be made by Borrower shall be increased by such additional amount or amounts as may be necessary to ensure that each Term Lender shall receive a net amount which after payment of any Taxes imposed shall be equal to the amount each Term Lender would have received had no such imposition been made.

     (iii) Borrower shall provide evidence that all Taxes imposed on all payments under or with respect to the Term Loan, the Term Notes, the Letters of Credit or any related instrument shall have been paid in full to the appropriate authorities by delivery of official receipts or notarized copies thereof to Agent within thirty
(30) days after payment thereof. Borrower shall be entitled to make all filings, pursue all remedies and appeals and take such other lawful action to prevent or challenge the imposition of any Taxes, or to procure a refund of any Taxes paid; provided, however, that Borrower shall indemnify and hold the Term Lenders harmless, to the reasonable satisfaction of each Term Lender, for such Taxes (and any penalties, interest or other charges attached thereto) and for any liabilities, costs or expenses incurred by any Term Lender (including reasonable fees and expenses of counsel) in connection with any such action by Borrower.

     (iv) The Term Lenders and each of the Participants shall provide the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying such party's exemption from United States withholding taxes with respect to all payments to be made to such party hereunder.

     (b) Increased Costs.

     If, with respect to this Agreement, the Term Loan or any of the other Loan Instruments and/or to the making or the maintenance by any Term Lender of its proportionate share of the Term Loan, including the obligations of any Term Lender to reimburse the Letter of Credit Bank for such Term Lender's proportionate share of the Letters of Credit when drawn, compliance by any Term Lender with any direction, requirement or request from any regulatory authority whether or not having the force of Law, with which such Term Lender must reasonably comply, or if any change in the interpretation or application of any Law or the enactment of any Law after the date hereof imposing or modifying any reserve, deposit or similar requirement with respect to any class of assets or liabilities of, deposits with or for the account of, or loans or letter of credit by any Term Lender (or with respect to any change therein or in the amount thereof), or any other condition or circumstance with respect to this Agreement and/or to the maintenance by any Term Lender of its proportionate share of, or obligations with respect to, the Term Loan or the Letters of Credit (other than as a result of any tax or similar charge, whether domestic or foreign, of the type described in Section 2.7(a)), shall result in any increase in cost to any Term Lender in connection with or arising out of this Agreement, the Term Loan, the Letters of Credit or any of the other Loan Instruments or in any reduction in the amount of any payment receivable by such Term Lender hereunder or thereunder, Borrower shall fully reimburse such Term Lender the amount of such increase in cost or of such reduction in payment receivable promptly after written notification thereof to Borrower and Agent by such Term Lender. Each Term Lender shall

(consistent with its internal policies and legal and regulatory restrictions) use its best efforts to avoid such increased costs by giving Borrower prompt notice thereof and granting Borrower the opportunity to convert to an alternative arrangement in accordance with the provisions of this Agreement; provided, however, that if Borrower so requests within ten (10) days of receipt of the notification referred to above, such Term Lender shall (consistent with its internal policies and legal and regulatory restrictions) attempt to negotiate with Borrower an assignment of such Term Lender's proportionate share of the Term Loan as further provided below; provided further, that Borrower shall promptly pay when due all reasonable fees and expenses of such Term Lender incurred or to be incurred in connection with such transfer or assignment; and provided further, that no such transfer or assignment shall relieve Borrower of liability hereunder for amounts incurred by such Term Lender pursuant to this provision. In the event such Term Lender shall claim any additional amounts payable pursuant to this Section 2.7 each affected Term Lender shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the location of its Applicable Lending office so as to eliminate the amount of any such costs or additional amounts which may thereafter accrue; provided, however, that, without prejudice to the other provisions of this Section 2.7, including without limitation this subsection 2.7(b), no such change shall be made if, in the reasonable judgment of such affected Term Lender, such change would be disadvantageous to such Term Lender. Borrower shall pay promptly when due all reasonable fees and expenses of such Term Lender as incurred in connection with such alternative arrangement or change of such Term Lender's Applicable Lending Office.

     (c) Change of Law.

     After the date hereof, if any change in applicable Law or in the interpretation thereof by any Governmental Authority makes it unlawful for any Term Lender to make or continue its proportionate interest in the Term Loan, or for the Letter of Credit Bank to issue or maintain the Letters of Credit, then such Term Lender or Letter of Credit Bank shall promptly give notice along with evidence thereof to Borrower and Agent, and Borrower shall pay forthwith in the manner set forth below all amounts outstanding, accrued or payable under this Agreement and the Term Note(s) to such Term Lender or Letter of Credit Bank; provided, however, that if Borrower so requests within ten (10) days of receipt of the notice referred to above, such Term Lender shall (consistent with its internal policies and legal and regulatory restrictions) attempt to negotiate with Borrower an assignment of such Term Lender's proportionate share of the Term Loan as further provided below; provided further, however, that Borrower shall promptly pay when due all reasonable fees and expenses of such Term Lender incurred or to be incurred in connection with such transfer or assignment. If a transfer or assignment is not agreed to by Agent, Borrower and the affected Term Lender(s), then Borrower shall pay forthwith in the manner set forth below all amounts outstanding, accrued or payable under this Agreement and the Term Note(s) to such Term Lender(s).

     (d) Non-Availability.

     If at any time dollar deposits in the principal amount of any Term Lender's proportionate interest in, or obligation under, the Term Loan are not available for the next Interest Period to any Term Lender in the London interbank market, such Term Lender shall so notify Agent, who shall so notify Borrower, and the LIBOR basis for such Term Loan shall be suspended, or, at the Borrower's option, the obligation of such affected Term Lender to advance or to continue its proportionate interest in the Term Loan shall be suspended; provided, however, that if the basis is changed to the Short Term Rate or the Federal Funds Rate, Borrower shall pay any additional costs to the Term Lenders incurred as a result of such change.

     If at any time the Interest Rate (other than the Fixed Offered Rate) then in effect does not serve as an accurate reference, in the reasonable judgment of any Term Lender, for such Term Lender to determine the cost of advancing or maintaining its respective proportionate interest in the Term Loan during any Interest Period, then such Term Lender shall notify Agent, who shall so notify Borrower, and interest on such Term Lender's proportionate share of the Term Loan shall thereafter accrue at an Interest Rate determined by reference to another basis (LIBOR, Short Term Rate or Federal Funds Rate); provided, however, that if such other Interest Rate also does not serve as an accurate reference for such Term Lender, then such Term Lender shall so notify Agent, who shall so notify Borrower, and the obligation of such affected Term Lender to advance or to maintain its proportionate interest in the Term Loan shall be suspended.

     Borrower shall upon demand of Agent pay forthwith in the manner set forth below all amount outstanding, accrued or payable hereunder owing to such affected Term Lender(s).

     (e) LIBOR Funding Costs.

     The provisions of this subsection (e) of Section 2.7 shall apply in the case of interest on the Debt of Borrower hereunder to which a Term Loan Interest Rate based on LIBOR applies. Together with (i) any early repayment or prepayment of the Term Loan, the Letters of Credit or any portion thereof, or (ii) any repayment or prepayment of such obligations or a portion thereof on a date other than an Interest Payment Date or Term Loan Repayment Date, for any reason, Borrower shall pay all interest accrued on the principal amount so repaid or prepaid to the date of actual payment, plus all fees, expenses, liabilities and losses incurred by any Term Lender as a consequence of such early repayment, prepayment or termination. In the case of payment of any amount made prior to the last day of the Interest Period applicable to such amount, Borrower shall pay the amount by which the interest that would have been payable by Borrower to such Term Lender (minus the Interest Margin) on the amount repaid or prepaid from the date of repayment or prepayment until such last day of such Interest Period exceeds the interest payable on a deposit of such amount at the rate as offered to such Term Lender in the London interbank market or in certificates of deposit, as the case may be, one (1) Banking Day after receipt for value of such amount from Borrower for the period from the date two (2) Banking Days after such receipt to the last day of such Interest Period, plus all other amounts payable with respect to the Term Loan or the Letters of Credit, as the case may be.

     (f) Other Funding Costs.

     The provisions of this subsection (f) of Section 2.7 shall apply in the case of interest on the Debt of Borrower hereunder to which Term Loan Interest Rate calculated on any basis other than LIBOR applies. Together with (i) any early repayment or prepayment of the Term Loan or any portion thereof, or (ii) any repayment of such obligations or a portion thereof on a date other than an Interest Payment Date or Term Loan Repayment Date, for any reason, Borrower shall pay all interest accrued on the principal amount so repaid or prepaid to the date of actual payment, plus all fees, expenses, liabilities and losses incurred by any Term Lender as a consequence of such early repayment or prepayment, including, without limitation, any loss, cost or expense incurred by such Term Lender by reason of liquidation or re-employment of deposits from third parties in matching deposits in similar instruments for the remaining term of the applicable Interest Periods in accordance with such Term Lender's investment policies with respect to liquidation or re-employment of deposits from third parties.

2.8  Term Note.

     On or prior to the date of the First Advance, Borrower shall execute and deliver to Agent for the account of the Term Lenders a duly executed Term Note, with maturities and interest conforming to the Term Loan repayment provisions set forth in this Agreement, all in the form attached hereto as Exhibit B and made a part hereof. At the reasonable request of Agent, Borrower will execute and deliver one or more Term Notes, representing in the aggregate the balance then outstanding of the Term Loan, payable to Agent or Term Lender(s), in substitution for the Term Note(s) held prior thereto, which shall be delivered simultaneously to Borrower for cancellation.

2.9  Conditions Precedent for the Benefit of Term Lenders and Agent.

     All conditions precedent to the obligation of Term Lenders to make any Advance are imposed hereby solely for the benefit of Term Lenders and Agent, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Term Lenders will make any Advance in the absence of strict compliance with such conditions precedent.

2.10 Repayment of the Term Loan.

     (a) Borrower shall repay the Term Loan, plus accrued and unpaid interest and fees thereon, to Agent for the pro rata account of the Term Lenders, in sixty (60) consecutive quarterly installments, commencing on March 31, 1989 and on each subsequent Term Loan Repayment Date. The amount of principal to be repaid on each of the first four (4) Term Loan Repayment Dates shall be in an amount equal to $625,000. The amount of principal to be repaid on each remaining Term Loan Repayment Date shall be determined by multiplying by 25% the product of the outstanding amount of the Term Loan immediately following the fourth Term Loan Repayment Date and the percentage indicated on Exhibit F that corresponds to the 12-month period from the date of the First Advance in which such Term Loan Repayment Date occurs.

     (b) Notwithstanding the provisions of Section 2.10(a) above, if on September 30, 2003 the Borrower has not entered into binding agreements in form and substance reasonably satisfactory to the Term Lenders for the sale of electricity and steam produced by the Facility throughout the period of the final Term Loan Repayment Date pursuant to Section 2.10(a), the final Term Loan Repayment Date shall be September 30, 2003, and all of the then outstanding principal amount of the Term Loan plus interest accrued and unpaid thereon shall be due and payable on such date.

     (c) In addition to payments pursuant to Section 2.10(a) above, on the final day of any Interest Period which does not end on a Term Loan Repayment Date, Borrower shall pay to Agent for the pro rata account of the Term Lenders all accrued and unpaid interest on the Term Loan attributable to such Interest Period.

     (d) All installments shall be rounded down to the nearest whole dollar, except the final installment, which shall be in an amount equal to the outstanding principal amount of the Term Loan, plus interest accrued and unpaid thereon and fees accumulated and unpaid on any Letter of Credit.

2.11  Optional Prepayment of the Term Loan.

     By giving irrevocable written notice, which is received by Agent at least five (5) but not more than forty-five (45) Banking Days in advance, Borrower may, at its option make prepayments on a Term Loan Repayment Date to Agent for the account of the Term Lenders of either all the outstanding principal amount of the Term Loan or from time to time any part thereof equal to One Million dollars ($1,000,000) or whole number multiples thereof, all partial prepayments to be applied, upon the direction of Borrower, pro rata against remaining principal payments to minimize, to the extent reasonably practicable, any increased costs to the Agent as described in Section 2.7 hereof; provided, however, that together with all prepayments made prior to January 1, 1992, except for those prepayments made pursuant to Sections 2.7, 2.10 or 4.2, or the substitution of a Letter of Credit pursuant to Section 2.13 for all or a portion of the Term Loan, Borrower shall pay to Agent for the account of the Term Lenders a prepayment premium equal to three-eighths of one percent (0.375%) of the amount of such prepayment; and provided, further, that Borrower shall have no obligation to pay such prepayment premium for any amounts of the Revolving Loan Amount prepaid by Borrower during the Availability Period; and provided, further, that Borrower shall pay to Term Lenders all costs (as described in Section 2.7 hereof), if any, which are incurred by Term Lenders as a result of a prepayment of a portion of the Term Loan or, as the case may be, Term Lenders shall pay to Borrower all Gain (as defined below), if any, resulting from such prepayment. For purposes of this provision, "Gain" shall mean the negative difference of the following two components: (i) the then present value of the required principal and interest payments of the Term Loan that are avoided by such prepayment, discounted at a rate equal to the sum of the yield on U.S. Treasury obligations having a final maturity equal to the average life of the principal payments avoided by such prepayment plus the Interest Margin and (ii) the principal amount of the Term Loan then being prepaid.

2.12  General Terms of Payment.

     (a) All sums payable to Agent or the Term Lenders hereunder shall be paid without deduction, set-off or counterclaim in New York City in immediately available funds not later than 1:00 p.m. (New York time) on the day in question to the Federal Reserve Bank of New York, for credit to the account of Credit Suisse, New York Branch, ABA No. 0260-0917-9 (CR SUISSE NY), Attention: Loan Department.

     (b) Any payments made to Agent for its account or for the benefit of Term Lenders shall be applied first against costs, expenses and indemnities due hereunder; then against fees due to Agent and Term Lenders (other than LOC
Fees); then against Default Interest, if any; then against interest on the Term Loan; then against any LOC Fees; and then against principal of the Term Loan.

     (c) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Banking Day, the date for payment or calculation, as the case may be, shall be extended to the next succeeding Banking Day, and any interest on any payment shall be payable for such extended time at the specified rate. In no event shall this Section be deemed to modify the definitions of Term Loan Repayment Date or Interest Period set forth in this Agreement.

     (d) All calculations of interest, fees, increased costs, funding costs, gross up costs or other amounts due hereunder calculated by Agent shall be conclusive as to the amount thereof absent manifest error. Agent shall promptly provide Borrower with a certificate, as to the basis and amount of any withholding or increased cost, setting forth the method of calculation of such amounts, the assumptions made in making such calculation and the reason for such withholding. At least five (5) Banking Days prior to the date on which a payment is due from Borrower hereunder, Agent shall provide a notice to Borrower specifying the amount due and the date on which such amount is due.

     (e) If no due date is specified for the payment of any amount payable by Borrower hereunder, such amount shall be due and payable not later than twenty
(20) days after receipt of written demand by Agent to Borrower for payment thereof.

2.13  Letters of Credit.

     (a) If Borrower obtains commitments, acceptable in form and substance to Agent, for financing arrangements consisting of commercial paper or privately placed medium-term or long-term debt, and if no Event of Default (or any event that with the passage of time, giving of notice or both would constitute an Event of Default) exists, upon the approval of the Agent the Letter of Credit Bank shall upon Borrower's request support such arrangements through the issuance of one or more Letters of Credit in accordance with the terms and conditions of this Agreement; provided, however, that the

Letter of Credit Bank shall be obligated to issue such Letters of Credit only if and when such Letter of Credit Bank's regulations and lending limits permit the issuance of such Letters of Credit. The Letter of Credit Bank shall use reasonable efforts to issue such Letters of Credit within fifteen (15) Banking Days (or sooner, if practicable) after receiving written notice from Borrower. The Letter of Credit Bank agrees to cooperate, consistent with its internal policies and procedures, in providing marketing information and in seeking the highest possible credit agency rating with respect to any such commercial paper. The Term Lenders shall be the account parties with respect to such Letters of Credit, each Term Lender being obligated to reimburse the Letter of Credit Bank in its proportionate share of such Letters of Credit as set forth on Schedule I hereto. Borrower shall be unconditionally obligated to reimburse the LOC Reimbursement Obligation with respect to such Letters of Credit.

     (b) Borrower shall pay the proceeds of a financing arrangement supported by a Letter of Credit (the "Alternative Financing Proceeds") to Agent for the account of the Term Lenders to reduce all or a portion of the outstanding Term Loan. Any payment made by Borrower to Agent pursuant to this Section 2.13(b) shall be made contemporaneously with the issuance of the Letter of Credit.

     (c) The stated amount of any Letter of Credit shall equal (i) the Alternative Financing Proceeds of the financing arrangement associated with such Letter of Credit (which may not exceed the outstanding principal balance of the Term Loan), plus (ii) unless otherwise agreed to in writing by Borrower and the Letter of Credit Bank, an amount representing interest on the proceeds of such financing arrangement for a period not to exceed 210 days (or, in the case of proceeds resulting from the issuance of commercial paper, 270 days), at a rate not to exceed twelve per cent (12%) per annum, calculated on the basis of a year of 365 days and the actual number of days elapsed.

     (d) The agreement or arrangement through which Borrower obtains a financing described in Section 2.13(a) shall be in a form and substance satisfactory to Agent and: (i) shall provide that the repayment obligation under such financing arrangement shall become due and payable on the date the beneficiary of the related Letter of Credit receives written notice from Agent that an Event of Default has occurred or that all amounts outstanding under the Term Note(s) are due, and shall require such beneficiary to call upon the related Letter of Credit on such date, and (ii) shall require Borrower to repay the LOC Reimbursement Obligation under such financing arrangement, and require the beneficiary of the related Letter of Credit to call upon such Letter of Credit, in such a manner as to ensure that the outstanding balance of the Term Loan on each Term Loan Repayment Date shall equal or exceed the principal amount which Borrower is required to repay on the Term Loan on such date in accordance with Exhibit F.

     (e) Each Letter of Credit issued by the Letter of Credit Bank shall have a term of up to five (5) years. The expiration date of any such Letter of Credit may, at the request of Borrower received by the Letter of Credit Bank at least six (6) months prior to such expiration date, be extended by the Letter of Credit Bank on each annual anniversary date of the issuance of such Letter of Credit until and including December 30, 1998, to an anniversary date of up to five (5) years succeeding such extension date, by written notice from the Letter of Credit Bank on such extension date to the Borrower specifying the new expiration date. Any Letter of Credit issued by the Letter of Credit Bank shall expire on or before the final Maturity Date.

     (f) Upon payment by the Letter of Credit Bank to a beneficiary under a Letter of Credit: (i) each of the Term Lenders (other than the Letter of Credit
Bank) shall immediately reimburse the Letter of Credit Bank without further notice or demand of any kind, in an amount equal to such Term Lender's proportionate share (as set forth on Schedule I hereto) of such payment by the Letter of Credit Bank to a beneficiary under a Letter of Credit, (ii) the outstanding principal balance of the Term Loan shall be increased by an amount equal to the Alternative Financing Proceeds of the financing arrangement associated with such Letter of Credit, and (iii) Borrower shall immediately pay Agent for the account of the Term Lenders, without demand or further notice of any kind, an amount equal to such payment by the Letter of Credit Bank to the beneficiary less the amount by which the outstanding principal balance of the Term Loan was increased in connection with such payment; provided, however, if there is more than one scheduled payment under a Letter of Credit, Agent and Borrower shall agree before the issuance of such Letter of Credit on the proportion of each such payment that will be allocated to increase the outstanding principal balance of the Term Loan and the proportion of each such payment that Borrower will immediately pay to Agent for the account of the Term Lenders.

     If Borrower fails to pay Agent for the account of the Term Lenders an amount due under this Section 2.13(f), the amount not reimbursed shall bear interest to the extent permitted by law, payable upon demand, at the Default Interest Rate until such amount is paid in full.

     The obligations of the Term Lenders and Borrower to make each payment due under the terms of this Section 2.13(f) shall be absolute, unconditional and irrevocable, and shall not be affected by any condition or event, including, without limitation: (a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Instruments; (b) any amendment or waiver of, or consent to departure from, all or any of the Loan Documents, unless expressly agreed to by the Letter of Credit Bank in writing;
(c) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Agent, the Letter of Credit Bank, the Term Lenders or any other person or entity, whether in connection with this Agreement, any of the other the Loan Instruments or any unrelated transactions; (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that such presentment shall not have been the result of, or result in a payment due to, gross negligence or willful misconduct of the Agent, the Letter of Credit Bank or the Term Lenders; (e) payment by the Letter of Credit Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms thereof, provided such payment shall not have constituted gross negligence or willful misconduct of the Letter of Credit Bank; or (f) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, provided that the same shall not have constituted gross negligence or willful misconduct of the Letter of Credit Bank.

2.14  Interest Rate Hedge Agreement.

     Provided that no Event of Default or event that with the passage of time, giving of notice or both would constitute an Event of Default exists, upon the approval of the Co-Managers, the Borrower may enter into one or more Interest Rate Hedge Agreements with a third party so long as such agreement, in Agent's reasonable judgment, will not have an adverse effect on the Term Lenders' security under the Security Documents or Borrower's ability to meet its obligations hereunder. The Agent agrees to intermediate the swap or hedge and act as a counterparty for a fee to be determined by mutual agreement of the Borrower and the Agent at the time the Borrower selects the counterparty. The Agent's counterparty under such Interest Rate Hedge Agreement shall have at least an "investment grade" rating and be acceptable to the Term Lenders. If the swap or hedge is arranged during the twelve (12) month period beginning on the date of this Agreement, the

Agent's annual fee as counterparty shall be twelve and one-half (12.5) basis points if the Agent's counterparty has an investment rating of at least "AA".

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower hereby represents and warrants and certifies to Agent and to the Term Lenders that, as of the date of this Agreement, each of the following representations and warranties is true and correct in all material respects and does not omit to state any material fact necessary to make the contents thereof not misleading.

3.1  Good Standing and Power.

     Borrower is a corporation duly organized and existing in good standing under the laws of the State of Texas with the power to own its property and to carry on its business as now being conducted and is duly qualified to do business in the State of Texas and in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Borrower has no subsidiaries.

3.2  Authority

     Borrower has full power and authority to enter into and perform this Agreement and each other Loan Instrument and all Project Documents to which it is a party, and the entering into of this Agreement, each other Loan Instrument and all Project Documents by Borrower has been duly authorized by all proper and necessary corporate action.

3.3  Consents.

     All authorizations, consents, approvals, registrations, exemptions, permits and licenses with or from Governmental Authorities which are necessary for the execution and delivery by Borrower of this Agreement, each other Loan Instrument and all Project Documents to which Borrower is a party, and the performance by Borrower of its obligations hereunder and thereunder (except for such items not obtained, as explained on Exhibit 1, which items Borrower shall obtain as and when necessary for the operation of the Facility) have been effected or obtained and are in full force and effect.

3.4  Binding Effect.

     Assuming due authorization by the other parties hereto and thereto, this Agreement constitutes, and each other Loan Instrument and Project Document when executed and delivered will constitute, the valid and legally binding obligations of Borrower and the other parties thereto, enforceable in accordance with their respective terms. Enforcement of the Loan Instruments is subject to no defenses, and, with respect to the First Advance, no basis exists for any claims against Term Lenders or Agent under the Loan Instruments.

3.5  Financial Statements.

     The Financial Statements of Borrower to be provided hereunder are or will be true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower as of the dates and for the periods specified. To the best of Borrower's knowledge, no material adverse change has occurred in the financial condition of any of the other parties whose Financial Statements Borrower is required to deliver hereunder since the date hereof which would impair the ability of the Borrower to meet its obligations hereunder.

3.6  Suits and Actions.

     Except, as set forth on Exhibit J, there are no conditions, circumstances, events, agreements, material actions, suits or proceedings pending, or to the knowledge of Borrower threatened, in any court, at law or in equity, or before or by any Governmental Authority against or affecting Borrower, the Property or the Facility, or involving the validity, enforceability or priority of any of the Loan Instruments or, to the best of Borrower's knowledge, involving any of the parties to any of the Project Documents which could impair the ability of such party to perform its obligations under such Project Document. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, other agreement or any rule, regulation, statute or judgment to which Borrower, FSGC or Operator is a party or by which Borrower, FSGC or Operator may be bound or affected. None of Borrower, FSGC or Operator is in default under any Governmental Requirements, other than any non-compliance which does not impair (i) the ability of the Borrower to meet its obligations hereunder or (ii) any of the security interests granted to Term Lenders under any of the Security Documents.

3.7    Disclosure.

       There is no fact which Borrower knows or reasonably should have known that Borrower has not disclosed to Term Lenders in writing that in the reasonable opinion of Borrower would be reasonably likely to materially adversely affect the Property, the Facility or the property, business or financial condition of Borrower or FSGC.

3.8    Inducement to Term Lenders.

       The representations and warranties contained in the Loan Instruments are made by Borrower as an inducement to Term Lenders to make the Term Loan Commitment hereunder and to advance and maintain the Term Loan, and Borrower understands that Term Lenders are relying on such representations and warranties and that such representations and warranties shall remain true and correct so long as any part of the Term Loan remains outstanding and shall survive any (a) bankruptcy proceedings involving Borrower or the Facility, (b) foreclosure of the Mortgage, (c) conveyance of title to the Property (including the Facility) in lieu of foreclosure of the Mortgage or (d) exercise of any other rights by Term Lenders pursuant to any of the Security Documents.

3.9    Submissions.

       To the best of Borrower's knowledge, the Loan Instruments and all financial statements, budgets, schedules, opinions, certificates, confirmations, Operator's statements, Fina statements, TUEC statements, FSOC statements, agreements, Project Documents, and other materials submitted to the Term Lenders in connection with or in furtherance of the Loan Instruments by or on behalf of the Borrower (as of the date made or furnished) fully and fairly state the matters with which they purport to deal, and neither misstate any material fact, nor separately or in the aggregate fail to state any material fact necessary to make the statements made not misleading in light of the circumstances under which they were made.

3.10   Status of Parties.

       None of Borrower, Term Lenders, Agent or Borrower will, solely as a result of the participation by the parties separately or as a group, in the transactions contemplated hereby and the ownership, use or operation of the Facility contemplated hereunder, be deemed by any Governmental Authority to be, or be subject to regulation as, a "public utility," an "electric utility," an "electric utility holding company," "a public utility holding company," a "holding company," or an

"electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Law or Governmental Requirements (including, without limitation, the Public Utility Holding Company Act of 1935, the Federal Power Act, and the Public Utility Regulatory Policies Act of 1978, each as amended), and all consents, orders, approvals, or filings necessary to accomplish this result shall have been duly obtained or made.

3.11   Security Interests, Filing and Recordings.

       On or before the date of the First Advance: (i) Borrower, as trustor, shall execute and cause the recordation of the Mortgage; and (ii) Borrower, as debtor, shall execute Financing Statements covering the security interest transferred to and/or created in favor of Agent for the account of Term Leaders by the Security Documents. In addition, Borrower shall, at its expense, take all reasonable actions that have been requested by Agent or that Borrower knows are necessary to maintain the perfection of the interests of Agent and Term Lenders and shall furnish timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable such person to take such action. Without limiting the generality of the foregoing, Borrower shall execute or cause to be executed and shall file or cause to be filed such Financing Statements, continuation statements, and fixture filings and such Mortgage, deeds of trust, leases or memoranda of leases in all places necessary or advisable (in the opinion of counsel for Agent) to perfect and maintain such security interests and in all other places that Agent shall reasonably request and shall promptly notify Agent of any change in Borrower's chief executive office.

3.12   Operating Budget.

       The Operating Budget attached hereto as Exhibit K is, to the best of Borrower's knowledge, complete, fair and accurate.

3.13   Regulation U and X.

       Neither the Borrower nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying margin stock, as that term is defined by Regulation U. The execution, delivery and performance of this Agreement, the Loan Instruments and the Project Documents in accordance with their respective terms and the making of the Term Loan do not violate the provisions of Regulation U or X.

3.14   Base Requirement.

       To the best of Borrower's knowledge, the Base Requirement is sufficient to satisfy the fuel requirements needed by the Facility to enable Borrower to meet in a timely manner all of its obligations under the TUEC Agreement and this Agreement.

3.15   Environmental Issues.

       (a) For the purposes of this Section 3.15, all terms used in this Section
3.15 which are not otherwise defined in this Section are used as defined- in that certain Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents dated as of December 29, 1988 by Borrower in favor of Agent for the benefit of the Term Lenders. Unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

            (i) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
       Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on the Land is prohibited by any Legal Requirements; (f) any petroleum-based products; (g) underground storage tanks for storing any material in subparagraphs (a) - (f); and (g) any other substance which by any Legal Requirements requires special handling of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

            (ii) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Land by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Land.

            (iii) "Unauthorized" shall mean not in compliance with all Legal Requirements.

       (b) Grantor hereby represents and warrants that, to Grantor's knowledge, no Unauthorized Hazardous Materials are now located on the Land and that Grantor has never caused or permitted any Hazardous Materials to be disposed of on, under or at the Land or any part thereof or ever caused or permitted any Hazardous Materials to be placed, held, or located on the Land in an Unauthorized manner. Grantor hereby represents and warrants that, to Grantor's knowledge, no other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Land or any part thereof except as follows:

       Based upon a site assessment of the surface conducted by a reputable environmental engineering consulting company, a portion of the surface of the Land was found to have Hazardous Materials Contamination thereon. Such Hazardous Materials Contamination was minor and was subsequently properly and completely removed prior to construction of the Improvements. To Grantor's knowledge, the Land is no longer subject to Hazardous Materials Contamination.

To Grantor's knowledge, no part of the Land is being used for the disposal of Hazardous Materials, and no part of the Land is affected by any Hazardous Materials Contamination. To Grantor's knowledge, although the property adjoining the Land may have been used for the processing, manufacturing or other handling of Hazardous Materials, Grantor does not have any specific knowledge regarding the conditions on such properties, except as follows:

       Based upon a review of Texas Water Commission records, certain activities by Ground Lessor, and its predecessor Cosden Oil and Chemical Company, has caused groundwater contamination underneath the refinery adjacent to the Land. Such groundwater contamination has apparently resulted from surface impoundments and landfills located on the refinery site. A copy of a letter from the attorney for Cosden Oil and Chemical Company to the Texas Department of Water Resources dated April 23, 1985, summarizes the position of Cosden Oil and Chemical Company with regard to such matters. An engineering report entitled "Fina Oil and Chemical Company, Big Spring Facility Proposal to Assess Ground-Water Quality Along Down-gradient Property Boundary" dated April, 1988 and a Compliance Plan between Fina and the Texas Water Commission was issued and was filed with the Texas Water Commission. Based upon a review of such documents and other documents in the Texas Water commission files, it appears that any groundwater contamination on the refinery site is migrating to the South and East rather than the West where the Land is located and any Hazardous Materials Contamination is being removed by Fina pursuant to the Compliance Plan. Accordingly, Grantor has a reasonable basis to believe that the groundwater under the Land is not contaminated.

       Since Grantor is solely a lessee of the surface and Ground Lessor remains the fee simple owner of the Land, no environmental assessment of the groundwater underneath the Improvements was conducted, especially since Texas Water Commission records indicate that any nearby groundwater contamination would migrate away from rather than toward the Land.

       The enforcement action against Ground Lessor also resulted in the establishment of a baseline which clearly establishes Ground Lessor as the responsible party with respect to any groundwater contamination in the event that there is any migration of contaminated groundwater under the Land.

To Grantor's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Land. To Grantor's knowledge, the Land is not currently on, and to Grantor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

       (c) The representations and warranties of Borrower contained in this
Section 3.15 are made only as of the date of this Agreement.

       ARTICLE 4 - COVENANTS AND AGREEMENTS OF BORROWER

       Borrower hereby covenants and agrees that from the date of the First Advance until all amounts payable or outstanding hereunder or under any of the other Loan Instruments are paid in full, Borrower shall faithfully observe and fulfill, and shall cause to be fulfilled and observed each and all of the following covenants:

4.1    Project Control Account.

       (a) All Gross Revenues shall be deposited by Borrower in a special depository account (the "Project Control Account") maintained by Borrower with Credit Suisse, 100 Wall Street, New York, New York 10005 (Account No. 199605-02), and titled appropriately so as to identify the nature of such account. Borrower has irrevocably instructed all parties paying Gross Revenues to Borrower, and shall so instruct all other parties at any time paying Gross Revenues to Borrower, to make such payments into the Project Control Account, and all such parties have agreed to make all such payments into the Project Control Account. The monies in the Project Control Account shall be invested in Permitted Investments, selected by Borrower considering the timing of projected withdrawals from such account.

       (b) All monies while in the Project Control Account are hereby irrevocably pledged by Borrower to Agent for the benefit of the Term Lenders. Borrower hereby irrevocably authorizes Agent to make withdrawals from the Project Control Account pursuant to the terms of this Agreement.

       (c) From and after the date of the First Advance, Agent shall, on each Term Loan Repayment Date, withdraw from the Project Control Account and pay to the Letter of Credit Bank the LOC Fronting Fee.

       (d) From and after the date of the First Advance, Agent shall, after making the withdrawal specified in subpart (c) above, withdraw from the Project Control Account on each anniversary of this Agreement and pay to the Agent the Agency Fee.

       (e) From and after the date of the First Advance, Agent shall, on the last day of each month, after making the withdrawals specified in subpart (d) above, or as requested by Borrower and reasonably agreed to by Agent, withdraw from the Project Control Account, and transfer into a Special Operating Account maintained by Borrower with the Agent (Account No. 19960503) (the "Special Operating Account") or into any other account designated by Borrower, an amount equal to the following month's Projected Operating Costs, determined by reference to the Operating Budget; provided, however, that by written request received by the Agent at least five (5) Banking Days prior to such date, the Borrower may increase the amount set out in the Operating Budget for such Projected Operating Costs by up to fifteen percent (15%) of the Operating Budget, less any portion of such fifteen percent (15%) amount previously so deposited, plus the amount of any non-discretionary payments.

       (f) From and after the date of the First Advance, Agent shall on the last day of each month, after making the withdrawals specified in subpart (e) above, withdraw from the Project Control Account, and transfer into a Maintenance Reserve Account maintained by Borrower with the Agent (Account No. 19960504) (the "Maintenance Reserve Account"), any deposits due and payable on such date.

       (g) From and after the date of the First Advance, Agent shall, after making the withdrawals specified in subpart (f) above, withdraw from the Project Control Account on each Term Loan Repayment Date, and apply in accordance with the terms of this Agreement and in the following order, the Debt Service due and payable on such date, and, in the following order, any deposits to the Additional Collateral Account and the Debt Protection Account due and payable on such date; provided, however, that if any Letters of Credit issued pursuant to
Section 2.13 hereof are outstanding on such Term Loan Repayment Date, the Agent shall provide for a retainage in the Project Control Account on such Term Loan Repayment Date of an amount determined by the Agent to be equal to the LOC Fees accrued as of such date on the borrowing supported by such Letters of Credit.

       (h) On the date of the First Advance and on each Term Loan Repayment Date thereafter, Agent shall, after making the withdrawals in the order specified above and allocating a working capital balance of at least Seven Hundred Fifty Thousand dollars ($750,000) or such other amount as mutually agreed by Borrower and the Term Lenders, transfer as Borrower shall direct all monies in excess of such allocated amount remaining in the Project Control Account on such date.

       (i) From and after the date of the First Advance, Agent shall withdraw from the Project Control Account on any Interest Payment Date which is not a Term Loan Repayment Date, and apply in accordance with the terms of this Agreement, the Debt Service due and payable on such date, and on any other appropriate date as required, the amount described in Section 2.13(f)(iii).

       (j) Borrower shall draw checks against the Special Operating Account only for payment of Operating Costs in accordance with the Operating Budget and for payment of Operator payments; provided, however, that Borrower shall be permitted to increase the amount set out in the Operating Budget for such Operating Costs by up to fifteen percent (15%) of the Operating Budget, less any portion of such fifteen percent (15%) amount previously added, plus the amount of any non-discretionary payments, without the prior written approval of the Agent and Independent Engineer. All monies at any time in the Special Operating Account are hereby irrevocably pledged by Borrower for the benefit of the Term Lenders as additional security to secure the prompt payment to the Term Lenders of all the Borrower's liabilities to the Term Lenders, and to secure the performance by Borrower of its obligations to them hereunder and under the other Loan Instruments. Borrower hereby irrevocably constitutes and appoints Agent as Borrower's attorney-in-fact, in Borrower's name or in Agent's name, to make withdrawals from the Special Operating Account upon the occurrence of an Event of Default in accordance with the provisions of this Agreement. Prior to an Event of Default, Borrower shall have the right to exercise all its rights with respect to the Special Operating Account, provided that Borrower shall not take any action or suffer to be done any act which would impair the security constituted by this assignment and pledge. Borrower hereby agrees to provide Agent with the authorization necessary to obtain monthly and other periodic advises of debits and credits to the Special Operating Account.

       (k) At any time when an Event of Default shall have occurred and is continuing, and the applicable grace period, if any, shall have expired, Agent may apply any monies in the Project Control Account and any monies in the Special Operating Account to the payment of Borrower's obligations to the Term Lenders and Agent in such order of application as the Agent may determine in its sole discretion. Borrower shall provide Agent with the authorization necessary to effectuate such transactions. Prompt notification shall be provided by Agent to Borrower of the exercise of any such rights.

4.2    Debt Service Coverage Ratio.

       (a) Borrower shall deliver to Agent on each Calculation Date the Debt Service Coverage Ratio calculated for the six (6) month period terminating on the last day of the third month immediately preceding such Calculation Date (the "Calculation Period"); provided, however, that for purposes of the first Calculation Date, the Calculation Period shall be the period commencing on the date hereof and terminating on the last day of the third month immediately preceding such first Calculation Date; and provided further, that Borrower shall deliver to Agent all information upon which each such calculation is based five
(5) Banking Days prior to such Calculation Date.

       (b) If the Debt Service Coverage Ratio calculated on any Calculation
Date is less than one and one-fifth (1.20), then on such Calculation Date a percentage of the Discretionary Cash Flow for the three month period ending on such Calculation Date (the "Deposit Amount") shall be withdrawn from the Project Control Account and deposited by the Agent, in accordance with Section 4.1 hereof, into the Additional Collateral Account maintained by Borrower at the Agent (Account No. 19960505). Monies in the Additional Collateral Account may be invested in

Permitted Investments. So long as no Event of Default has occurred and is continuing, if the Debt Service Coverage Ratio calculated on the next succeeding Calculation Date is one and one-fifth (1.20) or greater, then (i) all funds in the Additional Collateral Account shall be released to Borrower, or to such other person as the Agent shall be legally required to make such delivery and
(ii) the full amount of Borrower's Discretionary Cash Flow shall be released to Borrower or as otherwise provided elsewhere in this Agreement, until such time as a calculation required hereunder yields a Debt Service Coverage Ratio of less than one and one-fifth (1.20), in which event the mandatory allocation provisions of this Section 4.2 shall apply. For purposes of this Section 4.2, the Deposit Amount shall be determined in accordance with the formula set forth in Exhibit L hereof.

       (c) If each Debt Service Coverage Ratio calculated on any two consecutive Calculation Dates is less than one and one- fifth (1.20), then all funds in the Additional Collateral Account shall be retained and the required Deposit Amount shall continue to be deposited by Agent into such account until: (i) such time as the Debt Service Coverage Ratio, calculated taking into account the amounts deposited in the Additional Collateral Account, on any three consecutive Calculation Dates is one and one-fifth (1.20) or greater, at which time all amounts in excess of those required to meet the one and one-fifth Debt Service Coverage Ratio shall be released to Borrower or as may be otherwise provided elsewhere in this Agreement; or (ii) upon the direction of Borrower, applied pro rata against remaining principal payments to minimize, to the extent reasonably practicable, any increased costs to the Agent as described in Section 2.7 hereof.

       So long as no Event of Default has occurred and is continuing, if the Debt Service Coverage Ratio, calculated excluding the amounts deposited in the Additional Collateral Account, on any three consecutive Calculation Dates is one and one-fifth (1.20) or greater, all amounts in such account shall be released to Borrower on the third such date. For purposes of this Section 4.2(c), the amount of the outstanding balance of the Additional Collateral Account on a Calculation Date shall be divided by the number of remaining Term Loan Repayment Dates; the resulting dollar amount shall be credited against the Scheduled Payment plus interest and/or LOC Fees due and payable on the Term Loan Repayment Dates commencing six months prior to such Calculation Date in order to determine the Debt Service which shall be the denominator for the calculation of the Debt Service Coverage Ratio.

       (d) All monies while in the Additional Collateral Account are hereby irrevocably pledged by Borrower to Agent for the benefit of the Term Lenders. Borrower hereby irrevocably authorizes Agent, in Borrower's name or in Agent's name, to make withdrawals from the Additional Collateral Account pursuant to the terms of this Agreement.

       (e) At any time when an Event of Default shall have occurred and is continuing, and the applicable grace period, if any shall have expired, Agent may apply any monies in the Additional Collateral Account to the payment of Borrower's obligations to the Term Lenders and Agent in such order of application as the Agent may determine in its sole discretion. Borrower shall provided Agent with the authorization necessary to effectuate such transactions. Prompt notification shall be provided by Agent to Borrower of the exercise of any such rights.

4.3    Debt Protection Account.

       (a) Prior to the date hereof, Borrower shall open, and shall thereafter maintain in accordance with the provisions hereof, an account with KOP, 575 Fifth Avenue, New York, New York 10017 (Account No. 52805230) (the "Debt Protection Account"). Monies in the Debt Protection Account may be invested in Permitted Investments by Borrower. On or before the date hereof, Borrower shall deposit into the Debt Protection Account an amount equal to One Million dollars ($1,000,000).

       (b) On or prior to the day which is five (5) Banking Days prior to each Term Loan Repayment Date, Agent shall advise Borrower of the Projected Debt Service for the three (3) month period commencing on such Term Loan Repayment Date; such amount, for each such period, is referred to herein as the "Debt Protection Amount".

       (c) If the Debt Protection Account does not contain the Debt Protection Amount, Agent shall withdraw from the Project Control Account and deposit into the Debt Protection Account on each Term Loan Repayment Date, in accordance with
Section 4.1 hereof, up to fifty percent (50%) of the Discretionary Cash Flow of the quarter ending on such Term Loan Repayment Date, until the Debt Protection Account contains the Debt Protection Amount; provided, however, that if Agent withdraws any money from the Debt Protection Account to pay Debt Service, Operating Costs or any other reasonable expense in connection with the Property or the Facility, Borrower shall thereafter deposit into the Debt Protection Account, on each Term Loan Repayment Date, eighty percent (80%) of the Discretionary Cash Flow of the quarter ending on such Term Loan

Repayment Date, until an amount has been deposited in the Debt Protection Account which, together with interest earned on the amount remaining in the Debt Protection Account, is equal to the withdrawn monies; and thereafter deposit into the Debt Protection Account on each Term Loan Repayment Date up to fifty percent (50%) of the Discretionary Cash Flow of the quarter ending on such Term Loan Repayment Date until the Debt Protection Account contains the full Debt Protection Amount; provided further, that if any calculation of the Debt Service Coverage Ratio, as calculated pursuant to Section 4.2 hereof, is below one and one-fifth (1.20), Borrower's Discretionary Cash Flow shall be utilized as provided in such Section 4.2 prior to making the withdrawals and transfers required hereunder.

       (d) The monies constituting the Debt Protection Account shall be held by the Agent until applied by Agent to the payment of Borrower's obligations to Agent and the Term Lenders under this Agreement. Borrower hereby irrevocably authorizes Agent, in Borrower's name or in Agent's name, to make withdrawals from the Debt Protection Account pursuant to the terms of this Agreement. If Agent determines that the Project Control Account does not contain sufficient funds to make the payments required hereunder, Agent shall withdraw funds from the Debt Protection Account to cover such shortfall.

       (e) Borrower hereby pledges to Agent and the Term Lenders and grants to them a security interest in all monies at any time constituting the Debt Protection Account (including the interest paid on such amount) for the purpose of securing all of Borrower's obligations to them under this Agreement and under the other Loan Instruments.

       (f) At any time when an Event of Default shall have occurred and is continuing, and the applicable grace period, if any shall have expired, Agent may apply any monies in the Debt Protection Account to the payment of Borrower's obligations to the Term Lenders and Agent in such order of application as the Agent may determine in its sole discretion. Borrower shall provided by Agent with the authorization necessary to effectuate such transactions. Prompt notification shall be provided by Agent to Borrower of the exercise of any such rights.

       (g) If on any Term Loan Repayment Date the Debt Protection Account (including accrued interest) contains more than the then required Debt Protection Amount, the Agent shall transfer such excess to the Project Control Account. Upon payment in full of all obligations of Borrower to Agent and the Term Lenders under this Agreement and the other Loan Instruments, the monies constituting the Debt Protection Account, together with the interest paid thereon, if any, will be released to Borrower, or to such other person as the Agent shall be legally required to make such delivery.

       (h) So long as no Event of Default (or event that with the passage of time, the giving of notice or both, would constitute an Event of Default) has occurred and is continuing, Agent shall, within five (5) Banking Days after the written request of Borrower, transfer all or a requested portion of the funds in the Debt Protection Account to any account requested by Borrower if all of the following conditions are met:

            (i) Agent is provided with a letter of credit (the "L/C") from a financial institution acceptable to Agent naming Agent and Term Lenders as beneficiaries and a party other than Borrower as account party;

            (ii) The amount of the L/C shall be in the full amount of the funds requested to be transferred from the Debt Protection Account; and

            (iii) The L/C is in a form and substance acceptable to Agent.

Agent may draw upon the L/C (i) at any time Agent determines in its sole discretion that funds should be applied from the Debt Protection Account (and there is no balance in such account), (ii) upon the occurrence of an Event of Default (if a payment Event of Default, Agent shall draw upon the L/C) or (iii) the day prior to the date upon which the L/C will expire. Funds drawn under the L/C shall be transferred to the Debt Protection Account; provided, however, that if funds are drawn under the L/C pursuant to (ii) above, then Agent may apply such funds as Agent would have applied funds from the Debt Protection Account. Under no circumstances shall Borrower be obligated for any reimbursement obligation with respect to the L/C, whether to the financial institution issuing the L/C, the account party under the L/C or otherwise.

            (i) So long as no Event of Default (or event that with the passage of time, the giving of notice or both, would constitute an Event of Default) has occurred and is continuing, Agent may, in its sole and absolute discretion, transfer, within ten (10) days after the written request of Borrower, all or a requested portion of the funds in the Debt Protection Account to any account requested by Borrower if (i) Agent is provided with an irrevocable, unconditional guaranty executed by FSOC (the "FSOC Guaranty") in form and substance acceptable to Agent guaranteeing the availability of the monies which would have otherwise been available in the Debt Protection Account, and (ii) the amount of the FSOC Guaranty is in the full amount of the funds transferred from the Debt Protection Account.


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


       The Agent may draw upon the FSOC Guaranty (i) at any time Agent determines in its sole discretion that funds should be applied from the Debt Protection Account, or (ii) upon the occurrence of an Event of Default. Funds paid to Agent pursuant to the FSOC Guaranty shall be transferred to the Debt Protection Account; provided, however, that if funds are drawn on the FSOC Guaranty pursuant to (ii) above, then Agent shall apply such funds as Agent would have applied any funds from the Debt Protection Account. Under no circumstances shall the Borrower be obligated for any reimbursement obligation to FSOC or any other party with respect to the FSOC Guaranty.

4.4    Maintenance Reserve Account.

       (a) Prior to the date hereof, Borrower shall open, and shall thereafter maintain in accordance with the provisions hereof, an account with the Agent for the purposes of providing for periodic overhaul, repairs and spare parts, in accordance with the provisions of the Operating Budget governing long-term maintenance of the Facility (the "Maintenance Reserve Account"). Monies in the Maintenance Reserve Account may be invested in Permitted Investments by Borrower.

       (b) The Agent shall deposit and apply funds in the Maintenance Reserve Account in accordance with this provision. When requested by Borrower, amounts may be withdrawn from the Maintenance Reserve Account for budgeted and non-discretionary payments and deposited in the Special Operating Account. So long as the Maintenance Reserve Account does not contain the "Required Maintenance Amount" set forth on the schedule for such deposits attached hereto as Exhibit M, as the same may be amended from time to time by the Borrower with the consent of the Agent and the Independent Engineer, the Agent shall withdraw from the Project Control Account and deposit into the Maintenance Reserve Account on each Term Loan Repayment Date, in accordance with Section 4.1 hereof, the amount set forth on such schedule for each deposit to such account, until the Maintenance Reserve Account contains the Required Maintenance Amount; provided, however, that if Agent withdraws any money from the Maintenance Reserve Account to pay Operating Costs or any other reasonable expense in connection with the Property or the Facility, Agent shall thereafter deposit into the Maintenance Reserve Account, on each Term Loan Repayment Date, amounts in accordance with the schedule until an amount equal to the Required Maintenance Amount is on deposit in the Maintenance Reserve Account.

       (c) Borrower hereby irrevocably authorizes Agent, in Borrower's name or in Agent's name, to make withdrawals from the Maintenance Reserve Account pursuant to the terms of this Agreement. If Agent determines that the Project Control

Account does not contain sufficient funds to make the payments required hereunder, Agent may withdraw funds from the Maintenance Reserve Account to cover such shortfall.

       (d) Borrower hereby pledges to Agent and the Term Lenders and grants to them a security interest in all monies at any time constituting the Maintenance Reserve Account (including the interest paid on such amount) for the purpose of securing all of Borrower's obligations to them under this Agreement and under the- other Loan Instruments.

       (e) At any time when an Event of Default shall have occurred and is continuing, and the applicable grace period, if any shall have expired, Agent may apply any monies in the Maintenance Reserve Account to the payment of Borrower's obligations to the Term Lenders and Agent in such order of application as the Agent may determine in its sole discretion. Borrower shall provided Agent with the authorization necessary to effectuate such transactions. Prompt notification shall be provided by Agent to Borrower of the exercise of any such rights.

       (f) Upon payment in full of all obligations of Borrower to Agent and the Term Lenders under this Agreement and the other Loan Instruments, the monies constituting the Maintenance Reserve Account, together with the interest paid thereon, if any, will be released to Borrower, or to such other person as the Agent shall be legally required to make such delivery.

4.5    Replacement of Components.

       Borrower, at its sole cost and expense, shall, with reasonable promptness, replace all necessary and advisable components of the Facility that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, to the extent that replacement of such components is not the responsibility of Contractor or Operator under the Turnkey Contract or O&M Contract, respectively (such replacements by Borrower being referred to herein as "Replacement Components"). Except as otherwise permitted herein, all Replacement Components shall be free and clear of all liens and rights of others and shall be in as good operating condition as, and shall have a productive capacity, value, utility and remaining useful life at least equal to, the components replaced and shall be in the condition and repair required to be maintained by the terms hereof.


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


4.6    Required Alterations.

       Borrower, at its sole cost and expense, shall make such alterations to the Facility and the Property as may be required from time to time, subject to the reasonable review and approval of Agent or Independent Engineer, to meet the requirements of any Governmental Requirements ("Required Alterations"). Borrower shall install any Required Alterations promptly; provided, however, that Borrower may at its sole cost and expense contest the applicability of any Governmental Requirements as may entail the installation of any Required Alterations, if and so long as adequate reserves are maintained in accordance with applicable accounting principles with respect to such Required Alterations, and if in Agent's and Independent Engineer's reasonable opinion failure to make such Required Alteration does not impair the productive capacity, value, utility or remaining useful life of the Facility. Subject to the foregoing, all such alterations shall comply with all Governmental Requirements, unless such non-compliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement or (ii) any of the security interests granted to the Term Lenders under any of the Security Documents.

4.7    Operating Logs.

       Borrower shall, at its sole cost and expense, (i) maintain at the Property daily operating logs showing, among other things, the electrical and useful steam output of the Facility, (ii) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (iii) maintain a current operating manual and a complete set of plans, accounting records, and specifications reflecting all alterations and (iv) maintain all other records, logs, and other materials required by the O&M Contract or any Governmental Requirements.

4.8    Resist Regulatory Change.

       If any Governmental Authority shall issue any order, judgment, regulation or decision the effect of which is to rescind, terminate, repeal, invalidate, suspend, enjoin, amend or modify the TUEC Agreement, the Steam Agreement or any part thereof, then Borrower shall so notify Agent and if, as a result of such regulatory change, there shall exist in the opinion of Agent a reasonable possibility that such regulatory change will have a material and adverse effect on any of the Loan Instruments, Project Documents or the operations or economics of the Facility, Agent shall give Borrower notice thereof and Borrower shall diligently and in a timely fashion (i) make all filings, (ii) pursue all remedies and appeals, and

(iii) take such other lawful action, in each case as shall be necessary or, in the reasonable opinion of Agent after such notice, desirable to prevent such regulatory change from becoming final and nonappealable or otherwise irrevocable, to postpone the effectiveness of such regulatory change and to cause such regulatory change to be revoked or amended or modified so as to eliminate the reasonable possibility of such material adverse effect.

4.9    Information.

       Borrower will deliver to Agent the following information:

       (a) as soon as available after a best efforts attempt by Borrower to obtain such information, a balance sheet of Borrower, TUEC, Fina, Operator and FSGC, as of the end of such fiscal year, the related statements of income, equity and changes in financial position for such fiscal year and related consolidated statements, if any, setting forth in each case in comparative form the figures for the previous fiscal year, the foregoing financial statements to be consolidated, if such party has subsidiaries, to be prepared in accordance with generally accepted accounting principles in the country of such party's principal place of business, consistently applied, and to be audited by, and to carry the unqualified report (or qualified report reasonably acceptable to the Agent) of independent public accountants of nationally recognized standing;

       (b) as soon as available after a best efforts attempt by Borrower to obtain such information, a balance sheet of Borrower, TUEC, Fina, Operator and FSGC, consolidated, if such party has subsidiaries, as of the end of the first three quarters of each fiscal year of each such party, the related statements of income and changes in financial position for such quarter and for the portion of such party's fiscal year ended at the end of such quarter and the related consolidated statements, if any, setting forth in each case in comparative form the figures for the corresponding portion of such party's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles in the country of such party's principal place of business and consistency by the chief financial officer, treasurer or chief accounting officer of such party;

       (c) simultaneously with the delivery of each set of financial statements of Borrower referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer, treasurer or chief accounting officer of Borrower stating that, to the best of such officer's knowledge, no Default or Event of


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


Default exists on the date of such certificate, or if any Default or Event of Default has occurred, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

       (d) forthwith upon the occurrence of any Default or Event of Default reasonably known to Borrower, a certificate of the chief financial officer, treasurer or chief accounting officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

       (e) promptly, upon notice from TUEC, Fina, FSGC or Operator, as the case may be, of any development in such party's affairs, financial or otherwise, which may, in the reasonable judgment of such party, have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of such party, a copy of such notice (or if oral, a written summary thereof) for delivery to the Agent on the same or on the next Banking Day;

       (f) forthwith upon the filing by Borrower, and/or promptly upon receipt by Borrower of knowledge of the filing by TUEC, Fina or FSOC of any information or report with any Governmental Authority regarding the Facility, the Property, any of the Loan Instruments or Project Documents, or any of such party's obligations thereunder or regarding any material adverse change in the condition ("financial or otherwise) of such party, a copy of such information or report as may be reasonably obtainable by Borrower;

       (g) not less than forty-five (45) days prior to the commencement of each Operating Year, as defined in the O&M Contract, the Operating Budget proposed by Borrower for such Operating Year with a copy to the Independent Engineer; and

       (h) within a reasonable time after request therefor, such additional information regarding the business, properties, condition (financial or otherwise) and operations, present or prospective, of Borrower, TUEC, Fina, FSGC or Operator, as Agent may reasonably request and as may be reasonably obtainable by Borrower.

4.10   Liens.

       Other than as provided in this Agreement and in the Project Documents and other Loan Instruments, Borrower shall not create, assume or suffer to exist any lien on any asset now owned or hereafter acquired by it except (i) liens which, when aggregated with all Debt incurred in accordance with Section

4.17 and all voluntarily-incurred contingent liabilities not incurred in the ordinary course of business (and excluding all contractual obligations incurred in accordance with Section 4.18), do not exceed Five Hundred Thousand dollars ($500,000) in the aggregate at any one time outstanding, (ii) liens approved in advance by the Agent, such approval not to be unreasonably withheld or (iii) the following liens (collectively, the "Permitted Liens"):

       (a) liens for current taxes, assessments and governmental charges which are not delinquent and remain payable without penalty or are being contested in good faith by appropriate proceedings and for which adequate reserves, bonds or other security reasonably satisfactory to Agent has been provided;

       (b) purchase money security interests in real or personal property when the obligation secured is incurred for the purchase of such property and does not exceed one hundred percent (100%) of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the property involved;

       (c) mechanics', materialmen's and similar liens which do not individually or in the aggregate materially interfere with the conduct of Borrower's business or which are contested in good faith by Borrower in appropriate proceedings and for which adequate reserves, bonds or security reasonably satisfactory to Agent has been provided; and

       (d) deposits or pledges to secure statutory obligations, or appeals; release of attachment, stay of execution or injunction; performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases; or for purposes of like general nature in the ordinary course of its business.

4.11   Maintenance of Records; Inspection.

       (a) At all times Borrower shall maintain financial records in accordance with generally accepted United States accounting principles consistently applied (except as disclosed therein) with those reflected in the Financial Statements referred to in Section 4.9 hereof and, at all reasonable times during normal business hours and as often as the Independent Engineer or Agent may reasonably request, permit any authorized representative designated by the Independent Engineer or Agent to visit and inspect the Property and the Facility, including Borrower's books, and to make extracts from such books and to discuss Borrower's affairs, finances and accounts with its officers and, upon reasonable notice and in the presence of an officer of other authorized representative of the Borrower, its independent certified public accountants or other parties preparing statements for or on behalf of Borrower.

       (b) At Agent's request, Borrower shall permit the Independent Engineer to conduct an annual audit and review of the operation and maintenance of the Facility. Borrower agrees that the audit and review shall include all fuel requirements and gas supply arrangements relating to the Facility. Borrower agrees to pay all reasonable costs of Agent and Independent Engineer incurred as a result of such annual audits and reviews.

4.12   Consolidations, Mergers, Sales of Assets; Permitted Activities.

       (a) Borrower shall not dissolve, consolidate or merge with or into any other person, materially amend its charter or bylaws, sell, lease or otherwise transfer all or substantially all of its assets to any other person or form any subsidiary without the prior consent of the Agent. Borrower shall permit the transfer (by assignment, sale or otherwise) of any shares only upon prior notice to the Agent and upon prior approval by the Agent of all transferees (such approval not to be unreasonably withheld); provided, however, that Borrower shall not permit any such transfer if such transfer would violate any Law concerning the transfer of securities; provided further, that prior to such transfer Borrower shall deliver to Agent an opinion of counsel satisfactory to Agent to the effect that such shares are exempt from registration under all Laws applicable to such transfer or that such shares have been registered in compliance with such Laws; and provided further, that FSOC shall agree to indemnify the Term Lenders from any loss or liability incurred by Borrower or Term Lenders in connection with any violation of such Laws caused by such transfer. FSOC shall retain majority ownership of and controlling interest in the Borrower. Borrower shall not issue any new shares or warrants unless the Agent has provided its approval of the purchaser or other holder (which approval shall not be unreasonably withheld) and FSOC retains majority ownership of and a controlling interest in the Borrower.

       (b) Borrower shall not change its chief executive office nor adopt or change any trade name or fictitious business name without ninety (90) days' written notice to Agent. Borrower shall execute and deliver to Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in principal place of business, trade name or fictitious business name.

4.13   Insurance.

       (a) Borrower shall maintain or cause to be maintained the required Insurance Policies. At Agent's request, Borrower shall cause Agent to be named as an additional insured or, if applicable, a lenders' loss payable (provided, however, that Agent shall be named as beneficiary of the worker's compensation policy), for the account of the Term Lenders, as their interest may appear, under said policies. Such insurance policies shall provide for at least thirty
(30) days' written notice to Agent of cancellation, reduction in amount or material change in coverage. Evidence of payment of premiums for such policies shall be delivered to Agent at least thirty (30) days prior to the expiration thereof.

       (b) In the event of a casualty loss affecting the Facility or a condemnation of the Facility or the Property, if the restoration of the Facility or Property is feasible, in the reasonable opinion of the Independent Engineer, after deducting from any such insurance or condemnation proceeds (the "Proceeds") the reasonable expenses incurred by Agent in collecting and disbursing such Proceeds or otherwise in connection therewith, the Proceeds shall be released to Borrower from time to time in installments sufficient to pay for restoration as it progresses upon the following conditions:

               i. All payments required to be made hereunder in connection with the Term Loan continue to be made by Borrower in a timely manner.

              ii. Agent, prior to the initial release of Proceeds, receives evidence satisfactory to it that:

                a. The Proceeds are sufficient to complete the restoration of the Facility or the Property to the condition that existed immediately prior to the casualty, or Borrower deposits with Agent the amount of any deficiency or otherwise insures, in a manner reasonably acceptable to Agent, that such deficiency will be deposited in a timely manner;

                b. The value of the Property or the Facility after restoration will not be materially less than the value of the Property immediately prior to the casualty; and

                c. A restoration budget and work plan satisfactory in the reasonable judgment of the Agent has been prepared for the complete restoration of the Facility and/or the Property.


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


             iii. Agent for all releases of Proceeds in addition to those required by sections (ii) and (iv) of this Section 4.13 receives:

                a. A certificate (the "Certificate") of Borrower approved by Agent dated not more than ten days prior to the application for such release, certifying that:

                    1. The sum then requested to be released either has been paid by Borrower and/or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons (whose names and addresses shall be stated) who have rendered services or furnished materials in connection with the approved restoration budget and work plan, and stating the progress of the work up to the date of the Certificate;

                    2. The sum then requested to be released, plus all sums previously withdrawn, does not exceed the cost of the work insofar as actually accomplished up to the date of the Certificate, and that the remainder of the funds then held by Agent will be sufficient to pay in full for the completion of the work or Borrower deposits with Agent the amount of such deficiency or otherwise insures the availability of the deficient amount as aforesaid;

                    3. No part of the cost of the services and materials described in subsection 1 of this subsection has been or is being made the basis for the release of any part of the funds in any previous or then pending application; and

                    4. All materials and all property described in the Certificate are free and clear of all mortgages, liens, charges, or encumbrances, except those securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in such certificate, which encumbrances will be discharged upon payment of such indebtedness, except for the liens and security interest created in the Security Documents or except for mechanic's liens reserved or bonded;

                    5. There is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the work which if unpaid, might become the basis of a vendors, mechanic's, laborer's, or materialman's statutory or other similar lien upon the Facility, the Property or any part thereof unless such indebtedness is reserved for;

                b. Borrower fulfills such additional conditions as Agent may reasonably impose to provide assurance that the Proceeds will be used to restore the Facility or the Property to the same condition as existed prior to the damage, including, without limitation, Agent's prior approval of plans and specifications for restoration, construction contracts for such restoration and Agent's requirements concerning periodic inspections of such restoration work as it progresses.

                C. If Agent receives an application by the fifth (5th) day of the month, the release of Proceeds shall be made on the last day of such month.

              iv. Agent receives, prior to the final release (in addition to that which is required by section iii of this Section 4.13):

                a. Evidence satisfactory to Agent that the restoration has been completed and the Facility and the Property conform to all applicable Governmental Requirements, unless such non-conformity would not impair the ability of the Borrower to meet its obligations under this Agreement or any of the security interests granted to the Term Lenders under any of the Security Documents; and

                b. A certification by the Independent Engineer that the restoration is complete to its reasonable satisfaction.

              V. If the amount of Proceeds exceeds the amount necessary to effect restoration and reimburse Agent for its expenses, then such excess shall be paid over to Borrower after such restoration is completed as follows:

                a. Upon compliance with the foregoing provisions, Agent shall at Borrower's request, pay out of the funds held by it, to the persons named in the Certificate, the amounts stated in such Certificate to be due to them and/or shall pay to Borrower the amount stated in said Certificate to have been paid by Borrower.

                b. All business interruption insurance proceeds, to the extent paid, shall be jointly payable to Borrower and Agent and shall be deposited in the Project Control Account.

4.14   Taxes.

       Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by Borrower and (ii) adequate reserves are maintained by Borrower with respect, thereto.

4.15   Compliance with Laws.

       Borrower shall ensure that the Facility is operated and administered in accordance with all applicable Governmental Requirements, including without limitation all regulations and statutes governing environmental matters, unless such non-compliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement or (ii) any of the security interests granted to the Term Lenders under any of the Security Documents, and shall ensure that the FERC Qualifying Facility Certificate is maintained for the Facility. Borrower shall timely comply with all applicable Governmental Requirements unless such non-compliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement or (ii) any of the security interests granted to the Term Lenders under any of the Security Documents, and if available, deliver to Agent evidence thereof, and if not available, certify to Agent that Borrower is in such compliance. Borrower assumes full responsibility for the compliance of the Plans and the Facility with all applicable Governmental Requirements and with sound and reasonable engineering practices and, notwithstanding any approvals by Term Lenders, they shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the design construction, testing, start-up or operation of the Facility.

4.16   Compliance with ERISA.

       Borrower shall not permit, with respect to any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended (the "Code") and which is maintained by Borrower for the benefit of employees of
Borrower: (i) any prohibited transaction or prohibited transactions under ERISA or the Code resulting in liability of Borrower exceeding in the aggregate Fifty Thousand Dollars ($50,000), (ii) any reportable event under ERISA, if upon termination of the plan or plans with respect to which one or more such reportable events shall have occurred there is or would be any liability of Borrower to the Pension Benefit Guaranty Corporation.

4.17   Other Debt.

       Borrower shall not incur any Debt, other than the Debt contemplated in this Agreement or in the O&M Contract, which, when aggregated with liens permitted pursuant to Section 4.10(i) and voluntarily-incurred contingent liabilities not incurred in the ordinary course of business (and excluding all contractual obligations incurred in accordance with Section 4.18), exceeds Five Hundred Thousand dollars ($500,000) in the aggregate at any one time outstanding, without the prior written consent of Agent; provided, that no such debt may be incurred unless such debt is fully subordinated to all of Borrower's obligations under this Agreement and the other Loan Instruments; and provided further, additional subordinated indebtedness shall be approved by the Agent if such indebtedness would be incurred on terms and conditions approved by the Agent, such approval not to be unreasonably withheld or delayed, and such indebtedness, when aggregated with all other such subordinated indebtedness of Borrower, would not, in the reasonable opinion of Agent, impair the ability of the Borrower to perform its obligations under this Agreement, the other Loan Instruments and the Project Documents.

4.18   Other Contracts.

       (a) Borrower shall become party to no contract or capital lease other than the Project Documents for the performance of any work on the Property or for the supplying of any labor, materials, equipment or services for the design, construction, testing, start-up or operation of the Facility except upon such terms and with such parties as shall be approved in writing by the Independent Engineer and Agent which consent shall not be unreasonably withheld or delayed; provided, however, that such approval shall not be required for contracts in connection with which all other parties to such contracts execute written consents in form and substance acceptable to Agent consenting to the assignment of such contracts to Agent as security and which:

           (i) are included in the Annual Budget and are to be performed within one year; or

           (ii) if not capable of performance within one year, involve payment by Borrower of less than Two Hundred Fifty Thousand dollars ($250,000) or which, when aggregated with all such contracts, involve payments of less than Seven Hundred Fifty Thousand dollars ($750,000).

       (b) Borrower will not suffer or permit any breach or default to occur in any of the obligations of Borrower under the Project Documents nor suffer or permit the termination, cancellation, modification (other than, in the case of gas supply arrangements only, any modification that does not or would not have an adverse impact on the commitment, deliverability, maturity, or pricing or other financial or economic terms of such arrangements) or, in the case of Insurance Policies, non-renewal of any of such documents by reason of any failure of Borrower to meet any requirement or, in the case of Insurance Policies, exercise any renewal option. Borrower will promptly notify Agent of any default by Borrower or by any other party to any of the Project Documents, upon reasonable knowledge of such default. Borrower will comply with all conditions of the Project Documents and will execute all documents necessary for the consummation of the transactions contemplated thereby.

4.19   Costs and Expenses.

       Borrower shall pay to Agent for the account of Term Lenders when due the Agency Fee and the LOC Fronting Fee, all costs and expenses in connection with the advance, the negotiation, preparation, execution and closing of this Agreement and related documents, the issuance of the Term

Notes, the exercise of any right, power or remedy, the enforcement of payment and other terms, including, without limitation, (a) all fees for filing or recording the Loan Instruments, (b) all reasonable fees and expenses of counsel to Co-Managers and to Agent, (c) all title insurance and title examination charges, including premiums for the Title Insurance, (d) all survey costs and expenses, (e) all premiums for the Insurance Policies, (f) all reasonable fees and expenses of the Independent Engineer, and (g) all other reasonable costs and expenses payable to third parties incurred by the Co-Managers, the Letter of Credit Bank and/or Agent and necessary in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, all renewals, extensions or modifications thereof.

4.20 Additional Documents.

     Borrower shall execute and deliver to Agent, from time to time as requested by Term Lenders, such other documents as shall reasonably be necessary to provide the rights and remedies to Term Lenders granted or provided for by the Loan Instruments or the Project Documents and to consummate the transactions contemplated therein.

4.21 No Liability of Term Lenders or Agent.

     Term Lenders, the Letter of Credit Bank and Agent shall have no liability, obligation or responsibility whatsoever, jointly or severally, with respect to the Property or the design, construction testing, startup or operation of the Facility except to advance and maintain the Term Loan pursuant to this Agreement and to issue and maintain Letters of Credit. Except as provided in the immediately preceding sentence, Term Lenders and Agent shall not be obligated to inspect the Property or the construction of the Facility, nor be liable for the performance or default of Borrower, FSOC, Fina, TUEC, Contractor, Operator or any other party, or for any failure to construct, complete, protect or insure the Property, the Facility or any other property of any other person, or for the payment of costs of labor, materials or services supplied for the design, construction, testing, start-up and operation of the Facility, or for the performance of any obligation of Borrower or of any other party to any of the Project Documents. Nothing, including without limitation the advancing and maintenance of the Term Loan or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Agent, the Letter of Credit Bank or by Term Lenders.

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4.22 No Conditional Sale Contract, Etc.

     Except as otherwise provided in this Agreement, no materials, equipment or fixtures shall be supplied or purchased for the operation of the Facility pursuant to security agreements, conditional sale contracts, lease agreements or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment or fixtures intended to be utilized in the construction or operation of the Facility.

4.23 Defense of Actions.

     Upon the occurrence of an Event of Default, or upon the reasonable determination of Agent that an Event of Default is imminent, or with Borrower's prior approval, Agent may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Term Loan, the Letters of Credit, the Property, the Facility or the respective rights and obligations of Term Lenders, Agent and any other person pursuant to this Agreement, any of the other Loan Instruments or any of the Project Documents. Term Lenders and/or Agent may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which expenses Borrower hereby agrees to repay to Agent and Term Lenders promptly upon demand.

4.24 Assignment of Project Documents.

     As additional security for the payment of the Term Loan, Borrower hereby transfers and assigns to Agent for the account of Term Lenders all of Borrower's rights and interest, but not its obligations, in, under and to the Project Documents upon the following terms and conditions:

     (a) Neither this assignment nor any action by Agent or Term Lenders shall constitute an assumption by Agent or Term Lenders of any obligations under the Project Documents, and Borrower shall continue to be liable for all obligations of Borrower thereunder. Borrower hereby agrees to perform all of its obligations under the Project Documents and to indemnify and hold harmless Agent and Term Lenders against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and expenses) resulting from any failure of Borrower to so perform.

     (b) Agent, upon the occurrence and continuation of an Event of Default, and expiration of the applicable grace period, if any, or upon the occurence of an event which with

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the passage of time, the giving of notice or both would constitute an Event of
Default, shall have the right at any time, but shall not be obligated, to take in its name or in the name of Borrower such reasonable action as Agent may determine to be necessary or advisable to cure any default under any Project Document or to protect the rights of Borrower or Term Lenders thereunder. Term Lenders and Agent shall incur no liability if any such reasonable action so taken by Agent or on its or their behalf shall prove to be inadequate or invalid, and Borrower agrees to hold harmless Agent and Term Lenders, should such action prove to be inadequate or invalid, against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees and expenses) incurred in connection with any such action.

     (c) Borrower hereby irrevocably constitutes and appoints Agent, upon an Event of Default, and the expiration of the applicable grace period, if any, with full power of substitution, as Borrower's attorney-in-fact, in Borrower's name or in Agent's name, to enforce all rights of Borrower under the Project Documents; provided, however, that Borrower shall not cancel or amend any Project Document or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Agent.

     (d) This assignment shall inure to the benefit of Agent, Term Lenders, their respective successors and assigns, including any purchaser upon foreclosure of the Mortgage or other collateral, any receiver in possession of the Property or other collateral, and any corporation formed by or on behalf of Agent or Term Lenders which assumes Agent's and/or Term Lenders' rights and obligations under this Agreement.

4.25 Prohibition on Assignment of Borrower's Interest.

     Borrower shall not assign or encumber any interest of Borrower hereunder, under any other Loan Instrument, any of the Project Documents, the Facility or the Property, without the prior written consent of Agent.

4.26 Payment of Expenses

     Borrower shall promptly pay or cause to be paid when due all costs and expenses (except for such costs and expenses as are challenged by Borrower in good faith, the nonpayment of which, is the reasonable judgment of Agent and Independent Engineer, would not have a materially adverse effect on the Property, the Facility or on the operation thereof) incurred in connection with the Property and the Facility, including, without limitation, the reasonable fees and expenses of the Independent Engineer, and Borrower shall keep the Property, the

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Facility and any funds due to Borrower free and clear of any liens, charges or claims other than the liens of the Mortgage and of the other Security Documents, the "Permitted Liens," as defined in Section 4.10, and other liens approved in writing by Agent, except for such liens, charges and claims as are contested by Borrower in good faith in appropriate proceedings and for which adequate reserves, bonds or other security reasonably satisfactory to Agent has been provided.

4.27 Restrictions and Annexation.

     Neither Borrower nor Fina shall impose any restrictive covenants or encumbrances upon the Property or execute or file any plat adversely affecting the Property.

4.28 Advertising by Agent, Term Lenders and Borrower.

     Borrower and Agent agree that none of Agent, Term Lenders nor Borrower shall refer to the financing of the Facility by Term Lenders, in any of Agent's, Term Lenders' or Borrower's advertising, without the consent of the other parties hereto.

4.29 Loan Participations.

     Borrower acknowledges and agrees that Term Lenders may, from time to time, sell or offer to sell on a pro rata basis interests in the Term Loan, the Letters of Credit and the Loan Instruments to one or more participants acceptable to Borrower (each a "Participant"); provided, however, that Borrower shall not unreasonably withhold such approval. Borrower hereby expressly approves as a Participant hereunder any participant under the Original Agreement; provided that any such participant which does not waive its right to receive a prepayment penalty as provided in Section 2.10 of the Original Agreement is hereby disapproved. Borrower authorizes Agent and Term Lenders, subject to the confidentiality obligations set forth in Section 7.16 hereof, to disseminate to any such Participant or prospective Participant any information Term Lenders or Agent possess pertaining to the Property, the Facility, the Loan Instruments and the Project Documents, including, without limitation, complete and current credit information on Borrower and on any of the other parties to any Loan Instrument or Project Document, without the consent of or notice to the Borrower. Borrower agrees that each Participant shall have all the rights granted to the Term Lenders hereunder, including, without limitation, those granted in Section 2.7 hereof. Borrower agrees to supply certain reasonably requested information, and to execute and deliver all such instruments and take all such further action as the Agent or Term Lenders may from time to time reasonably request

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


in connection with such participation arrangements. Agent shall notify Borrower of the name and address for notice of each new Participant, and of such Participant's proportionate interest in the Term Loan Commitment.

4.30 Notice of Litigation, Claims and Financial Change.

     Borrower shall timely respond to and inform Agent promptly, but no later than within five (5) Banking Days of receipt, of: (i) any litigation against Borrower or affecting the Property or Facility, or any such litigation known to Borrower involving any other party to any of the Loan Instruments or Project Documents which could have a material adverse effect upon the condition of Borrower or upon the Property or Facility or affect the ability of any other party to any of the Loan Instruments or Project Documents to perform its obligations thereunder or could cause an Event of Default; (ii) any claim or controversy which could become the subject of such litigation; (iii) any official notice or claim by any Governmental Authority received by Borrower or known to Borrower pertaining to the Property, the Facility, any of the Project Documents or any of the Loan Instruments having a material or substantial effect on any of the foregoing; (iv) any fire or other casualty or any notice of taking or eminent domain action or similar proceeding affecting the Property or Facility; and (v) any material adverse change in the financial condition of Borrower or, as soon as known by Borrower, of any other party to any of the Loan Instruments or Project Documents.

4.31 Indemnification.

     Borrower hereby indemnifies and holds harmless each Term Lender, the Letter of Credit Bank and Agent (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any Indemnified Party may incur (or which may be claimed against any Indemnified Party by any person or entity whatsoever) by reason of, in connection with or in any way relating to this Agreement, any other Loan Instrument or any of the Project Documents, except for costs or expenses arising from commercially unreasonable, illegal or grossly negligent actions by such Indemnified Party. Borrower further agrees that, upon demand by any Indemnified Party, it will pay to such Indemnified Party any and all reasonable expenses incurred by such Indemnified Party in enforcing any rights under this Agreement, any other Loan Instrument or any of the Project Documents, including reasonable fees of counsel. Any Indemnified Party shall, as soon as possible after the receipt by it of notice of the actual or threatened commencement of any action in respect to which indemnity may be sought from

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


Borrower on account of the indemnity agreement contained herein, notify Borrower thereof, and Borrower shall have the right (but not the obligation) to participate in the defense of such action. Each Indemnified Party shall use its best efforts to cooperate as reasonably requested by Borrower in the defense of any such action. No Indemnified Party shall compromise or settle any action for which indemnification is or may be sought hereunder without the prior consent of Borrower, which consent shall not be unreasonably withheld. Nothing in this
Section is intended to limit the Borrower's other obligations contained in this Agreement, the other Loan Instruments and the Project Documents. The provisions of this Section shall survive the payment in full of the Term Loan, the termination of all Letters of Credit, the release of the Mortgage and of all other collateral under the other Security Documents.

4.32 Right of Set-off, Liens.

     Upon the occurrence and upon the expiration of the applicable grace period, if any, and during the continuance of any Event of Default, Borrower hereby authorizes Agent and each Term Lender at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or such Term Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower under any Loan Instrument irrespective of whether or not Agent or such Term Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured. In the event that any Term Lender shall at any time receive any monies through exercise of its set-off rights as provided herein, such Term Lender shall be deemed to have received such payment as agent for and on behalf of all the Term Lenders and shall immediately advise Agent of the receipt of such funds and promptly transmit the full amount thereof to the Agent for prompt distribution to all the Term Lenders in accordance with their respective interests, as provided in this Agreement; provided, however, that such Term Lender shall be deemed not to have received, and Borrower shall be deemed not to have made to such Term Lender, any payment transmitted to Agent by such Term Lender pursuant to this Section. Prompt notification shall be provided to Borrower of the exercise of any rights under this Section 4.32.

4.33 Operating Budget.

     As of the time submitted, all future Operating Budgets submitted by Borrower shall contain complete, fair and accurate projections of the Projected Gross Revenues and Projected Operating Costs for each month of such Operating Budget.

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4.34 Tax Benefits.

     Borrower shall remain at all times the beneficial owner of the Facility for purposes of the Code and applicable state and local tax Laws, and, as such, Borrower, either directly or through a subsidiary formed with the prior approval of Agent, shall retain all Borrower's Tax Benefits. Without limiting the foregoing, Borrower, as the beneficial owner of the Facility, will be entitled to the following deductions and credits provided by the Code to an owner of property: (i) deductions for cost recovery with respect to the Facility computed in accordance with Section 168(b) of the Code with the Facility having a basis at least equal to (A) the sum of the Borrower's cost with respect to the Facility, and such expenses incurred by the Borrower with respect to the transaction which are properly includible in the basis of the Facility, reduced by (B) the percentage set forth in Section 48(q) of the Code, (ii) deductions for interest paid or accrued with respect to the Term Loan as authorized by
Section 163 of the Code, and (iii) deductions for such expenses of the transaction with respect to the Facility incurred by the Borrower which are deductible currently or amortized.

     Borrower agrees that neither it, nor any entity directly or indirectly controlled by, in control of, or under common control with Borrower, nor any officer, employee or agent of any of the above, will at any time take any action or file any returns, certificates or other documents inconsistent with Borrower's being treated as the beneficial owner of the Facility, and that each of such entities or persons will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent of this Agreement. Within thirty (30) days of the filing of each tax return of Borrower, Borrower shall deliver to Agent a certificate as to its compliance with the terms of this provision.

4.35 Fixed Rate Arrangement.

     As soon as is reasonably practicable, but in no event later than one (1) year from the date of this Agreement, Borrower shall select a Fixed Rate Interest arrangement for either (i) a portion of the Term Loan then outstanding equal to the greater of One Hundred Ten Million dollars ($110,000,000) or the amount of the First Advance; or (ii) exercise it rights pursuant to Section 2.14 to enter into an Interest Rate Hedge Agreement with respect to such amount.

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


4.36 Gas Supply Contracts.

     All gas supply arrangements entered into by Borrower in accordance with
Section 2.3(l) of this Agreement, shall satisfy the Base Requirement set forth therein throughout the term hereof.

4.37 Use of Proceeds.

     The Borrower shall not, and shall not permit any subsidiary to, use the proceeds of any Advance (a) for any purpose which violates the provisions of Regulation G, U or X or (b) in connection with any acquisition of the common stock of any company (or securities convertible into or any options, warrants or other rights to acquire such common stock) constituting over five percent of such common stock or $15,000,000 in value, whichever is less, unless the board of directors of such company has approved such acquisition or has disclosed that it expresses no opinion and is remaining neutral toward such acquisition.

4.38 Tax Payments.

     Borrower shall not pay, and Agent shall not be required to release from the Accounts, any amounts for payment of income, franchise or similar taxes imposed by any federal, state or local taxing jurisdiction to any taxing authority or any affiliate of Borrower in excess of the amount of such taxes Borrower would be required to pay to the applicable taxing authority if such taxes were determined as if the Borrower were a company which did not join in the filing of a consolidated, combined or similar return with any affiliate of Borrower.

4.39 Environmental Issues.

     (a) For the purposes of this Section 4.39, all terms used in this Section
4.39 which are not otherwise defined in this Section are used as defined in that certain Amended and Restated Deed of Trust, Security Agreement and Assignment of Rents dated as of December 29, 1988 by Borrower in favor of Agent for the benefit of the Term Lenders. Unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

          (i) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
     Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response,

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

     Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance the presence of which on the Land is prohibited by any Legal Requirements;
     (f) any petroleum-based products; (q) underground storage tanks for storing any material in subparagraphs (a) - (f); and (g) any other substance which by any Legal Requirements requires special handling of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

          (ii) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Land by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Land.

          (iii) "Unauthorized" shall mean not in compliance with all Legal Requirements.

     (b) Grantor agrees to (i) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Unauthorized Hazardous Materials on the Land or of any Hazardous Materials Contamination with a full description thereof; (ii) promptly comply with any Legal Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (iii) provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit or other reasonable financial assurance evidencing to Beneficiary's satisfaction that sufficient funds are available to pay the reasonably estimated cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination required by Legal Requirements and discharging any assessments which may be established on the Land as a result thereof.

     (c) If Beneficiary shall ever have reason to believe that there are Unauthorized Hazardous Materials or Hazardous Contamination affecting any of the Land, Beneficiary (by its officers, employees and agents) at any time and from time to

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


time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Land for the purpose of determining whether there exists on the Land any environmental condition which could result in any liability, cost or expense to the owner, occupier or operator of such Land or any facility thereon arising under any state, federal or local law, rule or regulation relating to Hazardous Materials. The Site Assessments may be performed, at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Land and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information in its possession regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Beneficiary shall make the results of such Site Assessments fully available to Grantor, which (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments to the extent such costs are commercially reasonable or necessary in order to comply with Legal Requirements, shall be paid by Grantor upon demand of Beneficiary and any such obligations shall be secured by the Security Documents.

     (d) Regardless of whether any Site Assessments are conducted hereunder, if any Event of Default shall have occurred and be continuing or any remedies in respect of the Property are exercised by Beneficiary, Grantor shall defend, indemnify and hold harmless Beneficiary from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, consultants fees, investigation and laboratory fees, reasonable attorneys' fees, expenses and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future be paid, incurred or suffered by or asserted against Beneficiary by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Property of any

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


Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Land or the applicability of any Legal Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any so-called federal, state or local "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), except for costs and expenses to the extent caused by illegal or grossly negligent actions by Beneficiary, its officers, employees, and agents.

     (e) Beneficiary shall have the right but not the obligation, without in any way limiting Beneficiary's other rights and remedies, to enter onto the Land or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Land following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Land or any part thereof which, if true, could result in an order, notice, suit, imposition of a lien on the Land or other action and/or which, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under the Mortgage, provided, however, that Beneficiary shall not take any action pursuant to this Section
4.39 unless Beneficiary shall have first given Grantor the opportunity to take such action and Beneficiary has determined in its reasonable discretion that Grantor is not diligently and prudently proceeding to take such actions. All reasonable costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be secured by the Security Documents and shall be payable by Grantor upon demand.

                    ARTICLE 5 - RIGHTS AND REMEDIES OF TERM LENDERS

5.1  Events of Default,

     Each of the following events and occurrences shall constitute an Event of Default under this Agreement:

     (a) Any indebtedness of Borrower evidenced by any of the Loan Instruments or any reimbursement obligation related to a Letter of Credit is not paid when due, whether by acceleration or otherwise; provided, however, that if such payment is made within five (5) Banking Days of the date when due, the failure to make such payment shall not constitute an event of default.

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


     (b) Any covenant by Borrower in this Agreement, any of the other Loan Instruments or any of the Project Documents (other than Project Documents (xvi) and (xvii)) is not fully and timely performed, and such failure or violation shall not be remediable or, if remediable, shall continue unremedied for a period terminating on the thirtieth (30th) day or such longer period as shall be determined by Agent in its sole discretion after Borrower knows or reasonably ought to know of the occurrence thereof or shall continue unremedied for a period terminating on the twenty-fifth (25th) day after notice of such event of default by Agent to Borrower, whichever is earlier to occur.

     (c) Any statement, representation or warranty by Borrower in this Agreement, any of the other Loan Instruments, any of the Project Documents, any Financial Statement or any other writing delivered to Term Lenders or Agent in connection with the Term Loan is materially false, misleading or erroneous as of the time made or deemed to be made;

     (d) Any event of default, as defined in any other Loan Instrument or in any of the Project Documents, shall occur, any period permitted therein for the remedy of such default shall expire, and (i) any such default is not cured or waived by the other party or parties to such document (provided, that Borrower, prior to waiving any such default, shall have obtained the consent of Agent, which consent shall not be unreasonably withheld) and (ii) Borrower shall not contest such claimed event of default in good faith in appropriate proceedings with adequate reserves, bonds or other security reasonably satisfactory to Agent (provided, however, that an event of default under Project Document (iv) shall not constitute an event of default hereunder unless an event of default also exists under Project Document a (v)).

     (e) The cessation of the operation of the Facility or of related activity on the Property for more than fifteen (15) consecutive days, or the operation of the Facility at less than fifty per cent (50%) of Firm Capacity, as defined in the Turnkey Contract, for more than three hundred (300) days, except for scheduled maintenance periods, without the written consent of Agent or the Independent Engineer, such consent not to be unreasonably withheld, other than due to Uncontrollable Force, as defined in the TUEC Agreement and in the O&M Contract, for the period provided in each such contract.

     (f) Failure of the Facility, Property or Borrower to comply with the Plans, any applicable Governmental Requirements (unless such nonconformity would not impair (i) the ability of the Borrower to meet its obligations under this Agreement or (ii) any of the security interests granted to the Term Lenders

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


under any of the Security Documents) or any Insurance Policy requirements; an Event of Default under this subsection (f), or under the TUEC Agreement or the Steam Agreement shall be waived if it is waived by the other parties to such agreements or such event of default, if remediable, shall tie remedied on or prior to the thirtieth (30th) day after the Borrower knows or reasonably ought to know of occurrence thereof, twenty-five (25) days after Agent gives notice of such event of default, whichever is earlier to occur; or any modification (not previously approved by the Agent) of any such agreements or requirements which, in the reasonable judgment of the Agent or the Independent Engineer, has a material adverse effect on the ability of the Borrower to meet its obligations under this Agreement or on the compliance by the Facility, the Property, the Borrower or any other party to any of the Project Documents with such requirements.

     (g) Failure of Borrower to maintain all authorizations, consents, approvals, registrations, exemptions, permits and licenses with or from Governmental Authorities which are then necessary for the operation of the Facility and, if such failure is remediable, remains unremedied beyond the time period allowed by such Governmental Authority to remedy such failure, or to maintain the FERC Qualifying Facility Certificate.

     (h) The Borrower or any other party to any of the Project Documents (other than Project Documents (xvi) and (xvii)

          (1) does not generally pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

          (2) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

          (3) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty
               (60)

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

               days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or
               (iii) is the subject of an order for relief; or

          (4) conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of a substantial portion of its property which would be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

          (5) has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of sixty
               (60) days (except where a shorter period is specified in the immediately following subparagraph (6)); or

          (6) fails to pay or to have stayed any final money judgment rendered against such person, in an amount which would impair Borrower's ability to meet its obligations under this Agreement, within fifteen (15) days of entry of such judgment; or

          (7) fails to have discharged within a period of ten (10) days any attachment, sequestration or similar writ on Borrower (or, if on any other party, any attachment, sequestration or similar writ in an amount which would impair Borrower's ability to meet its obligations under this Agreement) levied upon any property of such person.

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               Provided, however, that in connection with any party other than
               Borrower to any of the Project Documents, the Event of Default shall be waived if:

               (i) such party has fully and continues to fully comply with all its obligations under such Project Document or provides for the assumption of its obligations under such Project Document by a party reasonably acceptable to the Agent within thirty (30) days of such Event of Default and in connection with such assumption provides adequate assurance of future performance of such obligations to Agent or

               (ii) Borrower, within thirty (30) days of such event of default, executes, with a party reasonably acceptable to Agent, a replacement Project Document, in form and substance acceptable to Agent.

     (i) Title to all or any part of the Property or the Facility (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than the party named as owner thereof in the applicable Security Document, whether by operation of Law or otherwise, unless permitted in this Agreement.

     (j) Without the prior written consent of Agent, the Borrower or the owner of the Property hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Property for the purposes set forth in the Lease Agreement, which may materially impair the use of the Property, and such grant, filing, declaration or lease is not capable of being declared void ab initio, or is not so declared (or remedied in a manner that is reasonably satisfactory to Agent), within thirty (30) days from the date Agent gives notice to Borrower to do so.

     (k) Abandonment of the Property or the Facility by Borrower.

     (1) Failure of the Borrower, Operator, TUEC or Fina, as the case may be, to maintain the required Insurance Policies; provided that such event of default shall be waived so long as such Insurance Policy is unavailable through no fault of Borrower and the coverage afforded under the relevant

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


Insurance Policies is the maximum amount reasonably commercially obtainable in the insurance market at such time.

     (m) Any person obligated to pay any part of the indebtedness evidenced by any of the Loan Instruments, any party to any of the Project Documents, or the holder of any lien, security interest or assignment relating to the Property, the Facility or any other asset of Borrower, institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and (i) such proceedings are not dismissed within fifteen (15) days of institution or (ii) Borrower does not contest such proceedings in good faith through appropriate procedures and, in the event of (i) or (ii), adequate reserves, bonds or other security reasonably satisfactory to Agent is not provided.

     (n) The priority and effectiveness of the lien and/or the security interests created by the Security Documents is in any way impaired or invalidated or any person commences any action to have any Security Document, or any portion thereof, declared void or voidable, or commences any similar action, and (i) such action is not dismissed within sixty (60) days or (ii) Borrower does not contest such proceedings in good faith through appropriate procedures and, in the event of (i) or (ii), adequate reserves, bonds or other security reasonably satisfactory to Agent is not provided.

     (o) The liquidation, termination, merger or dissolution of Borrower or of any other party to any of the Project Documents (other than Project Documents
(xvi) and (xvii)), unless, for any such event involving an entity other than Borrower, Agent is reasonably satisfied within thirty (30) days that such event will not have a material adverse effect on the Property, Facility or ability of such party to perform its obligations when due under such agreement.

     (p) The termination before maturity, cancellation, modification (excluding immaterial modifications to ancillary work papers and similar items) or, in the case of Insurance Policies, non-renewal of any of the Project Documents without the Agent's prior written consent.

     (q) Failure of Borrower to maintain an agent for service of process in the County of New York, State of New York for more than five (5) days.

5.2  Consequences of Event of Default.

     (a) If an Event of Default occurs and has not been remedied during the applicable grace period, if any, Agent, for the account of the Term Lenders, may in its sole discretion

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take all actions necessary to cure such Event of Default, and/or declare, by giving notice to Borrower, the entire amount of Borrower's obligations to Term Lenders under this Agreement and the other Loan Instruments to be immediately due and payable, irrespective of any other provision of such agreements. If an event of failure or violation constitutes an Event of Default under more than one of the provisions of Sections 5.1, Agent and Term Lenders may take all actions and remedies provided in this Section 5.2 upon expiration of the shortest grace period, if any, provided herein; provided, however, that Agent and Term Lenders shall exercise their rights under this Section 5.2 in a commercially reasonable manner, considering, inter alia, the material adverse consequences of such Event of Default to the Borrower, the Property, the Facility and the rights of the Agent and Term Lenders hereunder and under the other Loan Instruments.

     (b) In the event that Borrower's obligations shall become due and payable by acceleration as provided in paragraph (a) above, all sums payable shall, upon the giving of such notice to Borrower by Agent, become immediately due and payable without presentment, demand, protest or notice of any kind other than the notice specifically required by this Section, all other notice being expressly waived by Borrower, and Term Lenders shall have the right to take all funds in the Accounts and to otherwise enforce their security interests as provided herein and in the Security Documents. Borrower shall furthermore indemnify Agent, the Letter of Credit Bank and Term Lenders for all costs, expenses and losses resulting from any Event of Default and for all costs, expenses and losses incurred by them in curing such Event of Default and/or in proceeding to enforce their lien on and security interest in the collateral under the Security Documents.

     (c) Borrower hereby appoints Agent as the attorney-in-fact of Borrower, upon the occurrence of an Event of Default and the expiration of the applicable grace period, if any, with full power of substitution, and in the name of Borrower, if Agent elects to do so, to: (i) execute all applications and certificates in the name of Borrower which may be required for operation of the Facility, (ii) endorse the name of Borrower on any checks or drafts, representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property or Facility, (iii) do every act with respect to the operation of the Facility which Borrower may do, and (iv) prosecute or defend any action or proceeding incident to the Property or Facility. The power-of-attorney granted hereby is a power coupled with an interest and irrevocable. Agent and Term Lenders shall have no obligation to undertake any of the foregoing actions, and if

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

they take any such action they shall have no liability to Borrower for the sufficiency or adequacy thereof.

     (d) Any funds of Term Lenders used for any purpose referred to in this
Article 5 shall constitute a part of the Term Loan secured by the Term Loan Instruments and shall bear interest at the highest then-applicable Default Interest Rate.

                                ARTICLE 6 - AGENT

6.1  Appointment.

     Each of the Term Lenders hereby appoints Agent to act as its agent under this Agreement and to act as collateral agent under the Security Documents as provided therein, and irrevocably authorizes Agent to take such action on such Term Lender's behalf under the provisions of this Agreement, the Security Documents and any other agreements and instruments referred to herein and to exercise such powers hereunder and thereunder as are specifically delegated to Agent and such powers as are reasonably incidental thereto. Agent shall exercise the same care hereunder as it exercises in connection with similar transactions for its own account in which no other lender participates. In performing its function and duties hereunder and under the Security Documents Agent shall act solely as the agent of the Term Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other party to any of the Project Documents.

6.2  Majority Lenders.

     Agent will to the extent practicable under the circumstances consult with the Term Lenders prior to taking action on their behalf under this Agreement and in acting as their Agent under the Security Documents. Agent will not take any action contrary to the written direction of the Majority Lenders and will take any lawful action in accordance with the provisions of this Agreement prescribed in a written direction of the Majority Lenders. Agent may decline to take any action except upon the written direction of the Majority Lenders and Agent may obtain a ratification by the Majority Lenders of any action taken by it under this Agreement. In each case Agent shall have no liability to Borrower (other than for gross negligence or willful misconduct) or any of the Term Lenders for any action taken by it upon the direction of the Majority Lenders or if ratified by the Majority Lenders, nor shall Agent have any liability for any failure to act unless Agent has been instructed to act by the Majority Lenders. The action of the

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Majority Lenders shall bind all the Term Lenders hereunder, except in respect of matters specifically requiring consent of or action by all the Term Lenders. Notwithstanding anything herein to the contrary, Agent need not take any action on behalf of the Term Lenders unless and until it is indemnified to its satisfaction for any and all consequences of such action.

6.3  Liability and Credit Appraisal.

     Neither Agent, in its capacity as Agent, nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them hereunder, or in connection herewith, except for its or their gross negligence or willful misconduct. The Agent shall not be responsible for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity or enforceability of this Agreement, the Term Notes, the other Loan Instruments, the Project Documents or any other document executed in connection herewith, or be required to make any inquiry concerning the performance or observance by the Borrower of any of the terms, provisions or conditions of this Agreement, the Term Notes, the other Loan Instruments or the Project Documents. Each Term Lender represents and warrants to Agent that it has independently without reliance on the Agent made its own credit investigation and appraisal of Borrower on the basis of such documents and information as it has deemed appropriate and that it has entered into this Agreement on the basis of such independent appraisal, and each Term Lender represents that it will continue to make its own credit appraisal. The Term Lenders agree to indemnify and hold Agent harmless from and against any and all liabilities, damages, penalties, judgments, suits, expenses and other costs of any kind or nature whatsoever imposed on, incurred by or asserted against Agent in respect of its obligations hereunder, except for its gross negligence or willful misconduct.

6.4  Reliance by Agent.

     Agent shall be entitled to rely upon any communication or document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and to act upon the advice of legal counsel and other experts selected by it concerning all matters pertaining to this Agreement and its duties hereunder and shall not be liable to any of the other parties hereto for any of the consequences of such reliance. Agent may rely for the purposes of the giving of notice or the disbursement of funds on the name and address of each Term Lender in Section 7.1 or as notified to Agent pursuant to Section 7.1 hereof.

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6.5  Other Banking.

     Agent, in its capacity as a Term Lender, shall have the same rights, powers and obligations hereunder as any other Term Lender, specifically including the right to give or deny consent to any action requiring consent or direction of the Majority Lenders. Agent and its affiliates may, without liability to account to any Term Lender, engage in any kind of banking, trust or other business with Borrower as if it were not such Agent or affiliate. In addition, Agent shall be entitled to receive from the Borrower its portion of any fee in connection with this transaction without any liability to account therefor to any of the other Term Lenders except as Agent may have expressly agreed.

6.6  Payments, Notices and Determinations by Agent.

     (a) Agent shall promptly distribute to each of the Term Lenders in like funds upon receipt each Term Lender's pro rata share of all amounts of principal and interest, and each Term Lender's pro rata or other agreed share of all fees and all other amounts received by Agent from Borrower hereunder, or from any party under the Security Documents, on behalf of the Term Lenders. If at any time Agent makes available to any Term Lender amounts due from Borrower hereunder which Borrower fails to make available to Agent, such Term Lender shall on request forthwith refund such amounts to Agent together with interest thereon at the rate which is equal to the cost of funds to Agent for such period.

     (b) In the event that any Term Lender shall at any time receive any non pro rata payment from any source in respect of the Term Loans in violation of the requirement of this Agreement that Borrower make such payment to Agent, such Term Lender shall be deemed to have received such payment as agent for and on behalf of all the Term Lenders and shall immediately advise Agent of the receipt of such funds and promptly transmit the full amount thereof to Agent for prompt distribution among all the Term Lenders in accordance with their respective interests as provided in this Agreement; provided, however, that such Term Lender shall be deemed not to have received, and Borrower shall be deemed not to have made to such Term Lender, any payment transmitted to Agent by such Term Lender pursuant to this Section.

     (c) Agent shall promptly notify the Term Lenders by telex of each Interest Period chosen by Borrower, the Term Loan Interest Rate for each Interest Period (and the relevant LIBOR, Short Term Rate, Fixed Offered Rate or Federal Funds
Rate), the date of any expected payment and all other notices transmitted by Borrower. Determinations of interest rates and amounts of

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


interest, Default Interest and other sums due hereunder and under the Term Loan based upon the provisions of this Agreement and contained in notices from Agent shall be conclusive and binding on Borrower and the Term Lenders, absent manifest error in computation or transmission.

     (d) Agent will maintain all records as to amount, type and value of collateral pledged and assigned under the Security Documents. Upon request of any Term Lender, Agent will give a statement to such Term Lender with respect to the types and amounts of collateral held pursuant to the Security Documents, and Agent will give prompt notice of any Event of Default under the Security Documents of which it obtains knowledge.

     (e) It is understood that Agent may not have resort to more than its pro rata share of the collateral without the consent in writing of all of the Term Lenders and, in any case, may have no resort to the collateral except as provided in the Security Documents.

6.7  Successor Agent.

     Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time either under this Agreement or under the Security Documents by giving written notice thereof to the Term Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent acceptable to Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Term Lenders, appoint one of the other Term Lenders as successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provision of this Article 6 shall continue in effect for such Agent's benefit in respect of any actions taken or omitted by it while it was acting as Agent hereunder.

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


                    ARTICLE 7 - GENERAL TERMS AND CONDITIONS

7.1  Notices.

     All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given
(i) when presented personally, (ii) when transmitted by telex to the number specified below and the proper answerback is received, or (iii) three (3) Banking Days after being deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the respective party, as the case may be, at the following addresses, or such other address as any party may from time to time designate by written notice to the others as herein required. The telecopy (facsimile) numbers provided below are for the convenience of the parties only. Transmission by telecopy shall constitute provision of notice under this Agreement only if receipt thereof is acknowledged by the recipient.

    If to Borrower:                Power Resources, Inc.
                                   Five Post Oak Boulevard
                                   Suite 1400
                                   Houston, Texas 77027

                                   Attention: President
                                   Telex:
                                   Telecopy:

    If to KOP:                     Kansallis-0sake-Pankki
                                   575 Fifth Avenue, 36th floor
                                   New York, New York 10017

                                   Attention:
                                   Telex: 424843

                                   Telecopy:  (212) 972-4557

    If to CS:                      Credit Suisse
                                   100 Wall St., 14th floor
                                   New York, New York 10005

                                   Attention: Specialty Finance
                                   Telex: 23249
                                   Telecopy: (212) 943-1598

   If to Term Lenders:             To KOP and to CS

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



    If to Agent:                    Credit Suisse
                                    100 Wall St., 14th floor
                                    New York, New York 10005

                                    Attention: Specialty Finance
                                    Telex: 23249
                                    Telecopy: (212) 943-1598

7.2  Amendments and Waivers.

     No amendment or waiver of any provision of this Agreement nor consent by Term Lenders or Agent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and the Majority Lenders. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Agent and/or the Term Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as provided above) nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.3  Election of Remedies.

     Agent, acting on behalf of all the Term Lenders, shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Borrower, or any collateral under the Loan Instruments, at the sole discretion of Agent.

7.4  Severability.

     Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

7.5  Form and Substance.

     All documents, certificates insurance policies and other items required under this Agreement to be executed and/or delivered to Agent or Term Lenders shall be in form and substance reasonably satisfactory to such party or parties.

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7.6  Limitation on interest.

     All agreements between Borrower and Term Lenders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Term Lenders exceed the maximum amount permissible under applicable law. if, from any circumstance whatsoever, interest would otherwise be payable to Term Lenders in excess of the maximum lawful amount, the interest payable to Term Lenders shall be reduced to the maximum amount permitted under applicable law. If from any circumstance the Term Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Term Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Term Loan such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Term Lenders shall, to the extent permitted by applicable law, be amortized, prorated allocated and spread throughout the full period until payment in full of the principal of the Term Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and Term Lenders.

7.7  No Third Party Beneficiary.

     This Agreement is for the sole benefit of Agent, Term Lenders and Borrower and is not for the benefit of any third party.

7.8  Borrower In Control.

     In no event shall Agent's or Term Lenders' rights and interests under the Loan Instruments be construed to give Agent or Term Lenders the right to, or be deemed to indicate that Agent or Term Lenders are in control of the business, management or properties of Borrower or have power over the daily management functions and operating decisions made by Borrower.

7.9  Number and Gender.

     Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

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7.10 Captions.

     The captions, headings, table of contents and arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

7.11 Applicable Law and Jurisdiction.

     (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     (b) (i) Borrower hereby expressly and irrevocably agrees and consents that any legal suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein may be instituted by Term Lenders in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Agreement, Borrower expressly waives any objection which it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

     (ii) In the case of the courts of the State of New York or of the United States sitting in the County of New York, New York, Borrower hereby irrevocably designates, appoints and empowers, The Prentice Hall Corporation System, Inc. (the "Process Agent", which has consented thereto) with offices on the date hereof at 1 Gulf & Western Plaza, New York, New York 10023-7773, or successor acceptable to the Term Lenders, as agent to receive for and on behalf of Borrower service of process in the County of New York. Borrower further agrees that such service of process may be made on Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on Process Agent, or by any other method of service provided for under the applicable laws in effect in the County of New York, and Process Agent is hereby authorized to accept such service for and on behalf of Borrower, and to admit service with respect thereto.

     (iii) Upon service of process being made on Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to Borrower by registered mail, return receipt requested, at its address referred to in this Article 7, or to such other address as Borrower may notify Process Agent in writing. Service upon Process Agent as aforesaid shall be deemed to be personal service on Borrower and shall be legal and binding upon Borrower for all purposes, notwithstanding any failure of Process Agent to mail copies of such legal process thereto, or any failure on the part of Borrower to receive the same.

         (iv) Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf with respect to this Agreement. In the event that for any reason Process Agent or any successor thereto shall no longer serve as agent for Borrower to receive service of process in the County of New York on its behalf or shall have changed its address without notification thereof to Agent or Term Lenders, Borrower will immediately after having knowledge thereof, irrevocably designate and appoint a substitute agent and advise Agent and Term Lenders thereof.

         (c) Nothing contained in subsection (b) hereof shall preclude Agent, for the account of Term Lenders, from bringing any legal suit, action or proceeding arising out of or relating to this Agreement in the courts of any place where Borrower or any of its property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, Borrower hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

7.12    Continuing Liability.

            Borrower agrees to operate the Facility pursuant to the Plans and in compliance with all Governmental Requirements, unless such noncompliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement or (ii) any of the security interests granted to the Term Lenders under any of the Security Documents. If Borrower does not cause the Facility to be so operated or if the operation thereof is not in such compliance, Term Lenders shall have the option to operate the Facility so as to remedy such failure. If Term Lenders elect to operate the Facility or take such other action as may be necessary to remedy such failure, Borrower promises to pay to Term Lenders, in addition to any other amounts which may be owing under any of the Loan Instruments, all sums expended by Term Lenders to operate the Facility in such manner, and such amounts owing to Term Lenders shall be payable on demand and shall bear interest at the then-applicable Term Loan Interest Rate. In addition, if Term Lenders shall advance any funds on behalf of Borrower to any Governmental Authority to assure such operation of the

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



Facility, Borrower shall pay to Term Lenders all amounts advanced by Term Lenders for such purpose together with interest on such amount at the Default Interest Rate, when requested by Term Lenders.

7.13    Certain Calculations.

         All calculations of the amount required in the Debt Protection Account, of the amount required in the Maintenance Reserve Account, of Debt Service Coverage Ratio, of Discretionary Cash Flow, of Gross Revenues, of Net Revenues, of Operating Costs, of Projected Gross Revenues, of Projected Net Revenues and of Projected Operating Costs shall be made by Borrower, in accordance with the terms of this Agreement, in form and substance satisfactory to Agent. In the event any such calculation is reasonably rejected by Agent, the Independent Engineer shall make such calculation in accordance with the provisions of this Agreement and the relevant definition, for the relevant period. The calculation, and the assumptions used in making such calculation, of the Independent Engineer shall be final absent manifest error.

7.14    Continuing Lien.

         (a) The liens and security interests granted in the Loan Instruments secure all indebtedness and all obligations of Borrower owed to Agent and Term Lenders in connection with the Property, the Facility, the Loan Instruments and the transactions contemplated herein and therein, of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed (collectively, the "Loan Obligations").

         (b) The liens and security interest granted in the Loan Instruments also secure all indebtedness and all obligations of Borrower, Agent and/or Term Lenders arising under any agreements among or between Borrower, Agent and/or Term Lenders and any third-party, or any Governmental Authority having jurisdiction over the Property or the Facility, in connection with the Property, the Facility, the Loan Instruments and the transactions contemplated herein and therein, of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed (collectively, the "Assurance Obligations").

         (c) Notwithstanding anything to the contrary in any of the Loan Instruments, if at the time the principal balance of the Term Loan is fully paid and no Letters of Credit are outstanding (the "Pay-off Date") any of the Loan Obligations or Assurance Obligations remains to be paid or performed, Agent and Term Lenders, subject to paragraph (d) below, shall not be obligated to release any collateral remaining subject to the

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


Security Documents, and such collateral shall continue to secure the payment and performance of the Loan Obligations and Assurance Obligations remaining as of the Pay-off Date.

         (d) Agent shall provide to Borrower, within thirty (30) Banking Days of the Pay-off Date, a list of the Loan Obligations and Assurance Obligations remaining as of such date, and of the collateral that Agent intends to retain as security for the payment and performance of such obligations. Borrower may, at any time thereafter, request release of such collateral and the substitution thereof with other collateral (the "Other Collateral"). Agent shall timely accept such substitution provided the Other Collateral is acceptable, in value and quality, in the reasonable judgment of Agent.

7.15    Consent.

        Unless otherwise specified as being within the sole discretion of Agent, Term Lenders or Borrower, whenever the consent or approval of Agent, Term Lenders or Borrower is required herein, such consent or approval shall not be unreasonably withheld or delayed.

7.16    Confidentiality of Information.

        (a) Agent and each Term Lender agrees to preserve the confidentiality of and shall not, without the prior written consent of Borrower, make any unauthorized use of any written information made available to any of them in connection with this Agreement, which is marked "Confidential" or "Proprietary" or is otherwise clearly identified as not to be made public. Agent and each Term Lender agrees to use its best efforts to preserve the confidentiality of any other written information made available to it in connection with this Agreement which is identified as of a proprietary nature. For purposes of this Section 7.16, proprietary information includes but is not limited to (i) the terms of the Project Documents and Loan Instruments, (ii) all documents, data, drawings, studies, projections, plans and other information which relates to economic benefits to Borrower or any party to the Project Documents or costs of design, construction or operation of the Facility, including, without limitation, the cost and quantities of fuel and information of the type described in Section 4.9 or 4.11, and (iii) all plans, drawings, documents, studies and other information relating to design, construction and operation of the Facility.

        (b) Borrower acknowledges and agrees that Agent and/or Term Lenders may disclose such proprietary information to participants or prospective participants in the Term Loan Commitment. Agent and Term Lenders acknowledge and agree that such disclosure shall be made only to parties that have executed an agreement to be bound by the confidentiality obligations set forth herein.

        (c) The confidentiality obligations set forth in this Section shall not apply to any proprietary information that (i) was already known to the receiving party at the time of its disclosure by the disclosing party, as provable by prior written records; (ii) is now or may hereafter become part of the public domain, other than through the failure of the receiving party to fulfill its obligation hereunder; or (iii) is disclosed to the receiving party by a third party having no direct or indirect secrecy obligation to the disclosing party with respect to the disclosed confidential information. Agent and Term Lenders shall also be free to disclose any such information or data to the extent and only to the extent (x) required by applicable Law, and (y) during the course of or in connection with any litigation, governmental investigation, arbitration or other proceedings based upon or in connection with the subject matter of this Agreement, including without limitation, the failure of the transactions contemplated hereby to be consummated.

        (d) The obligations of Agent and each Term Lender under this Section
7.16 with respect to confidential information of Borrower, shall expire three
(3) years after the final Term Loan Repayment Date and, with respect to confidential information of entities other than Borrower, shall expire upon the expiration of Borrower's confidentiality obligations with respect to such information.

7.17    Counterparts.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   BORROWER:

                                   POWER RESOURCES, INC.


                                   By: /s/ J. Donald Dacey
                                       ------------------------------
                                      Name:  J. Donald Dacey
                                      Title: Chief Financial Officer

                                   TERM LENDERS:

                                   KANSALLIS-OSAKE-PANKKI


                                   By: /s/ Martha P. Toll-Reed
                                       ---------------------------------
                                       Name:  Martha P. Toll-Reed
                                       Title: Assistant Vice President


                                  CREDIT SUISSE

                                   By: /s/ Tony K. Muoser
                                       ---------------------------------
                                       Name Tony K. Muoser
                                       Title: Assistant Vice President


                                   By: /s/ Marcus K. Cozihus
                                       ---------------------------------
                                       Name:  Marcus K. Cozihus
                                       Title: Assistant Vice President

                                   AGENT:

                                   CREDIT SUISSE

                                   By: /s/ Tony K. Muoser
                                       -----------------------------------
                                       Name:  Tony K. Muoser
                                       Title: Assistant Vice President


                                   By: /s/ Marcus K. Cozihus
                                       ---------------------------------
                                       Name:  Marcus K. Cozihus
                                       Title: Assistant Vice President

                              Amendment No. 1

                   Amended and Restated Term Loan Agreement

         This Amendment No. 1 ("Amendment No. 1"), entered into as of March 1, 1989, to the Amended and Restated Term Loan Agreement dated December 30, 1988 (the "Amended Term Loan Agreement") among Credit Suisse and Kansallis-Osake-Pankki as Lenders, Power Resources, Inc. as Borrower, and Credit Suisse as Agent.


                            W I T N E S S E T H :

         WHEREAS, Agent, Lenders and Borrower have entered into the Amended Term Loan Agreement; and

         WHEREAS, the parties wish to amend certain provisions of the Amended Term Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Amended Term Loan Agreement is hereby amended as follows:

         1. Section 4.13 is amended to add subsections (c), (d) and (e) following subsection (b), to read in their entirety as follows:

            "(c) Upon the occurrence of a casualty loss affecting the Facility or a condemnation of the Facility or the Property, the Agent shall establish a special escrow account in the name of the Borrower, in trust for the Agent (for the benefit of the Lenders), TUEC and the Borrower (the "Proceeds Account"). All Proceeds shall be deposited in the Proceeds Account, and all monies at any time in the Proceeds Account are hereby irrevocably pledged by Borrower to Agent (for the benefit of the Lenders) and TUEC. Upon the establishment of the Proceeds Account, the Borrower shall execute any agreements or documents reasonably requested by the Agent to grant and perfect a first-priority security interest in favor of the Agent (for the benefit of the Lenders) in the monies in the Proceeds Account to secure all obligations of the Borrower hereunder and under the other Loan Instruments. Borrower hereby authorizes Agent to make withdrawals from the Proceeds Account pursuant to the terms of this Section 4.13. The Agent agrees to provide the Borrower and TUEC copies of all account statements in regard to the Proceeds Account. If the Independent Engineer reasonably determines that a restoration of the Facility or Property is feasible pursuant to Section 4.13(b) but for a deficiency in the amount of the Proceeds and the Agent reasonably determines that with additional funds in the amount of such deficiency the restoration could be completed in accordance with the provisions of Section 4.13(b), and if such deficiency is not deposited by the Borrower, then the Agent shall give TUEC notice of such deficiency, and TUEC shall have the right within twenty-five (25) days of such notice to offer to deposit funds into the Proceeds Account to cover such deficiency or to otherwise insure, in a manner reasonably acceptable to the Agent, that the amount of such deficiency will be deposited in a timely manner. If the Agent agrees in its reasonable discretion to accept such funds, TUEC shall deposit such funds into the Proceeds Account within thirty (30) days of the notice of deficiency or in the timely manner referred to above, and upon their deposit such funds shall be disbursed as Proceeds in accordance with Section 4.13(b) above.

            "(d) If Proceeds are not disbursed for the restoration of the Facility or the Property pursuant to Section 4.13(b) above, the Agent agrees that, upon payment in full of all amounts owed to the Agent and the Lenders pursuant to this Agreement and the other Loan Instruments, the Agent shall disburse to TUEC from any monies remaining in the Proceeds Account any amounts owed to TUEC pursuant to the terms of the TUEC Agreement and shall then disburse any remaining monies to the Borrower.

            "(e) All payments to be made to Borrower pursuant to
            Section 4.13(b)(v) above shall be made by the Agent after it disburses to TUEC any amounts owed to TUEC pursuant to the terms of the TUEC Agreement."

         2. Section 7.16 is amended to reletter subsection (d) to become subsection (e) and to add a new subsection (d), to read in its entirety as follows:

            "(d) Notwithstanding anything to the contrary herein, with respect to the TUEC Agreement the parties hereto agree to comply with the confidentiality provisions set forth in Sections 16.01, 16.02 and
            16.03 of the TUEC Agreement; provided, however, that the parties hereto shall be permitted to disclose the TUEC Agreement during the course of or in connection with any litigation, governmental investigation, arbitration or other proceedings based upon or in connection with the subject matter of this Agreement, except that in any such disclosure the parties hereto shall comply with the requirement under Section 16.03(b) of the TUEC Agreement to use reasonable efforts to restrict public access to the information disclosed by way of protective order or otherwise."

     Except as specifically provided in this Amendment No. 1, no other amendments, revisions or changes to the Amended Term Loan Agreement are made or permitted hereby. All other terms and conditions of the Amended Term Loan Agreement remain in full force and effect and apply fully to this Amendment
No. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                   BORROWER:
                                   POWER RESOURCES, INC.

                                   By: /s/ J. Donald Dacey
                                       --------------------------------
                                       Name:  J. Donald Dacey
                                       Title: CFO



                                   TERM LENDERS:
                                   KANSALLIS-OSAKE-PANKKI

                                   By: /s/ Martha P. Toll-Reed
                                       --------------------------------
                                       Name:  Martha P. Toll-Reed
                                       Title: Assistant Vice President

                                   CREDIT SUISSE

                                   By: /s/ Markus K. Christen
                                       --------------------------------
                                       Name:  Markus K. Christen
                                       Title: DVP


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:




                                   AGENT:

                                   CREDIT SUISSE

                                   By: /s/ Markus K. Christen
                                       --------------------------------
                                       Name:  Markus K. Christen
                                       Title: DVP


                                   By:
                                       --------------------------------
                                       Name:
                                       Title:




NY:7450P

                        Amendment No. 2
             Amended and Restated Term Loan Agreement

         This Amendment No. 2 ("Amendment No. 2") to the Amended and Restated Term Loan Agreement dated as of December 30, 1988, as amended by Amendment No. 1 dated as of March 1, 1989 (the "Amended Term Loan Agreement"), among Credit Suisse and Kansallis-Osake-Pankki as Term Lenders, Power Resources, Inc. as Borrower, and Credit Suisse as Agent, is entered into as of April 28 1989.

                           WITNESSETH:

         WHEREAS, Term Lenders, Borrower and Agent have entered into the Amended Term Loan Agreement; and

         WHEREAS, the parties wish to amend certain provisions of the Amended Term Loan Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Amended Term Loan Agreement is hereby amended as follows:

     1. The definition of the term "Insurance Policies" set out in Article 1 is deleted and replaced with the following definition:

         "The term 'Insurance Policies' means the insurance policies specified in Exhibit N to this Agreement, the insurance policies specified in Article XIV of the TUEC Agreement, the insurance policies specified in Article XIII of the Steam Agreement and such other insurance policies as Agent may reasonably require and are reasonably commercially available for risks and/or contingencies that are not covered to the reasonable satisfaction of Agent by existing policies and are customary for comparable projects of similar nature and size. All Insurance Policies shall (1) conform to the relevant provisions of Exhibit N, the TUEC Agreement and/or the Steam Agreement; (2) be issued by companies and in form and substance reasonably satisfactory to Agent; (3) have Agent, for the account of the Term Lenders, named as an additional insured or, if applicable, a lenders' loss payable (provided, however, that Agent and

         Term Lenders shall be named as beneficiaries of the worker's compensation policy); and (4) have a provision giving Agent thirty (30) days' prior notice of cancellation or of material change in the coverage."

     2. The definition of the term "LIBOR" set out in Article 1 is deleted and replaced with the following definition:

         "The term 'LIBOR' means, for each Advance (or where the context so requires, the aggregate of the Advances then outstanding), for Interest Periods of one (1), three (3), six (6) and twelve (12) months, as selected by Borrower, or such other period as requested by Borrower and approved by Agent, for the principal amount of the Term Loan then outstanding, the per annum rate of interest at which dollar deposits in the amount of such outstanding principal amount are, or would be, offered for such Interest Period in the London interbank market at 11 a.m. London time two (2) Banking Days prior to the commencement of such Interest Period, as reported in the Reuter's Monitor for such date under the page code "LIBOR," and in case of variations in rates, the arithmetic average thereof rounded upward if necessary expressed as a percentage rounded to five (5) decimal places, calculated by Agent; provided, however, that if such reported rate is unavailable, "LIBOR" shall mean, for each Interest Period, for each Advance (or, where the context so requires, the aggregate of Advances then outstanding), the per annum rate of interest at which dollar deposits in the amount of such Advance are, or would be, offered by KOP and CS to prime banks in the London interbank market at 11 a.m. London time two (2) Banking Days prior to the commencement of such Interest Period, and in the case of variations in rates, the weighted average thereof rounded upward if necessary expressed as a percentage rounded to five (5) decimal places, calculated by Agent.

    3. The definition of the term "O&M Contract" set out in Article 1 is amended by deleting the date "December 30, 1988" from such definition and replacing such date with the date "as of September 30, 1988".

    4.  The definition of the term "Required Maintenance Amount" set out in
        Article 1 is deleted in its entirety.


    5. Section 2.3(l) is deleted in its entirety and is hereby replaced with the following provision:

          "(1) Borrower shall have contracted, in the aggregate, for either (i) a minimum of 12,800,000 MM BTUs for each remaining year of this Agreement or (ii) such amount of natural gas as may from time to time be reasonably deemed necessary by the Co-Managers, after consultation with Borrower, or as Borrower may reasonably recommend, subject to the reasonable approval of the Co-Managers in consultation with the Independent Engineer, to meet in a timely manner all of its obligations under the TUEC Agreement and this Agreement (the "Base Requirement"). The Base Requirement may be provided from one or more of the following sources:

           "(i) Natural Gas Clearinghouse Inc., pursuant to that certain contract, dated as of December 11, 1986, by and between Natural Gas Clearinghouse Inc. and FSOC, as the same has been assigned and may be amended from time to time (the "Natural Gas Clearinghouse Contract");

           "(ii) Certain Qualified gas reserves currently owned or controlled by FSGC or FSOC and more fully described on Exhibit G hereto, which, if owned, shall be pledged or, if controlled, shall be dedicated to the Facility until such time and to the extent necessary to fulfill the Base Requirement. For purposes of this Section 2.3(l), the term "Qualified" shall mean such natural gas reserves or natural gas supply arrangements as are reasonably approved by the Independent Engineer and the Agent; and

           "(iii) Qualified natural gas reserves or natural gas supply arrangements as and when the same are acquired and/or entered into by FSGC, a wholly owned subsidiary thereof or an affiliate thereof, including, without limitation, that certain Purchase and Sale Agreement, dated November 21, 1986, by and between Borrower and Fina.

          "At Borrower's request and expense, the Agent shall promptly release from dedication any and all of the gas reserves in excess of the Base Requirement ("Excess Reserves"); provided, however, that all of the gas reserves which remain subject to dedication will contain sufficient unproduced natural gas to meet the Base Requirement (as reasonably determined by the Independent Engineer) after release of the Excess Reserves. Borrower also shall have the right to substitute from time to time other leases, agreements and properties, including gas purchase contracts or other supply arrangements with third parties, for those subject to dedication, and Agent shall promptly execute a release from dedication in recordable form of all natural gas produced from or attributable to such substituted gas reserves; provided, however, that such new gas reserves shall be Qualified gas reserves; and provided further, that all of the gas reserves which are subject to dedication will contain sufficient unproduced natural gas to meet the Base Requirement (as reasonably determined by the Independent Engineer) after such substitution is effected. Any interests, leases, agreements and properties that Borrower proposes for substitution hereunder are subject to the approval of Independent Engineer and Agent in accordance with this provision. Such substitution shall occur either by (i) amendment of currently recorded dedication agreements to reflect such substitution or (ii) execution of new dedication agreements (in form and substance reasonably acceptable to Agent and the other parties thereto) dedicating such new interests, leases, agreements and properties and filing of such amendment or new dedication agreements in the counties where the new interests, leases, agreements and properties are located and filing a release of dedication with respect to the released gas reserves. Any releases required herein from Agent shall not be unreasonably delayed.

           "All arrangements for the supply of natural gas to the Facility shall
         (i) be on terms and conditions reasonably satisfactory to the Co-Managers, (ii) be sufficient to supply the Facility's Base Requirement; (iii) include the execution and delivery of transportation agreements as deemed necessary and reasonably approved by Agent and Independent Engineer; and (iv) during any given year, provide for the sale of natural gas at a price not in excess of the annual weighted average price set forth opposite such year as provided on Exhibit H hereto.

            "Anything in this Section 2.3(l) to the contrary notwithstanding, in the event that the Independent Engineer reasonably determines that (i) the arrangements then in place for the supply of natural gas to the Facility are insufficient to meet the Base Requirement or the requirements of Section 4.36 or (ii) adjustments of the Base Requirement pursuant to this Section 2.3(l) or a change in the criteria for establishing the Base Requirement has rendered the then-existing arrangements for the supply of gas insufficient to meet the Base Requirement, Borrower shall within six (6) months from the date of notice of such determination make any additional arrangements for the supply of gas as are necessary to meet the Base Requirement or the requirements of Section 4.36. Such six (6) month grace period will be available only if the Borrower is able to establish to the Independent Engineer's reasonable satisfaction that Borrower has made arrangements assuring the delivery of natural gas to the Facility for a 365-day period in an amount not less than the amount determined for such period in calculating the Base Requirement at a price not in excess of that specified on Exhibit H; and"

     6.  Section 2.3(n) is hereby renumbered as Section 2.3(m).

     7. Section 4.4(b) is deleted in its entirety and is hereby replaced with the following provision:

            "(b) The Agent shall deposit and apply funds in the Maintenance Reserve Account in accordance with this provision. When requested by the Borrower, amounts may be withdrawn from the Maintenance Reserve Account for budgeted and non-discretionary Operating Costs, or any other reasonable expense in connection with the Property or the Facility, and deposited in the Special Operating Account. On each Term Loan Repayment Date, the Agent shall withdraw from the Project Control Account and deposit into the Maintenance Reserve Account, in accordance with Section 4.1 hereof, an amount equal to one-fourth (1/4) of the amount set forth on Exhibit M to this

        Agreement, as the same may be amended from time to time by the Borrower with the consent of the Agent and the Independent Engineer, for the calendar year in which such Term Loan Repayment Date occurs, plus any amounts previously payable into the Maintenance Reserve Account pursuant to this provision which were not so deposited, plus any amounts withdrawn or disbursed from the Maintenance Reserve Account for non-budgeted Operating Costs."

    8. Section 4.9(g) is amended by deleting the word "and" at the end of such provision, and Section 4.9(h) is renumbered as Section 4.9(i). A new paragraph is added immediately following Section 4.9(g) reading as follows:

           "(h) not less than forty-five (45) days prior to the commencement of each Operating Year (as defined in the O&M Contract) beginning with Operating Year 1996, a dedicated reserve report containing the following information:

         "(1) An itemized list of all properties currently pledged or dedicated to the satisfaction of the Base Requirement;

         "(2) With respect to each property so itemized, the name(s) of the record-title owner(s) thereof. If such record-title owner is FSOC or FSGC, then the recording information reflecting such ownership; if such owner is someone other than FSGC, then a description of the contractual relationship between such owner and FSGC which gives rise to the control by FSGC of any gas produced from such property;

         "(3) With respect to each such property, the quantity of proven reserves (subdivided into proved developed producing, proved behind pipe, and proved undeveloped categories) assigned thereto by FSGC's internal or outside reserve engineers; and

         "(4) With respect to each property for which proved behind pipe or proved undeveloped reserves are assigned, a description of FSGC's development plans for such reserves; and"

     9. Section 4.15 is deleted in its entirety and is hereby replaced with the following provision:

            "4.15 Compliance with Laws.

            "Borrower shall ensure that the Facility is operated and administered in accordance with all applicable Governmental Requirements, including without limitation all regulations and statutes governing environmental matters, unless such non-compliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement, (ii) any of the security interests granted to the Term Lenders under any of the Security Documents or (iii) the operation of the Facility in accordance with the performance standards under Article VIII of the O&M Agreement and in accordance with the TUEC Agreement, and shall ensure that the FERC Qualifying Facility Certificate is maintained for the Facility. Borrower shall timely comply with all applicable Governmental Requirements, unless such non-compliance would not impair (i) the ability of the Borrower to meet its obligations under this Agreement, (ii) any of the security interests granted to the Term Lenders under any of the Security Documents or (iii) the operation of the Facility in accordance with the performance standards under
         Article VIII of the O&M Agreement and in accordance with the TUEC Agreement, and if available, deliver to Agent evidence thereof, and if not available, certify to Agent that Borrower is in such compliance. Borrower assumes full responsibility for the compliance of the Plans and the Facility with all applicable Governmental Requirements and with sound and reasonable engineering practices and, notwithstanding any approvals by Term Lenders, they shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the design construction, testing, start-up or operation of the Facility."

    10. Section 4.36 is deleted in its entirety and is hereby replaced with the following provision:

         "4.36 Gas Supply Arrangements.

           "Borrower shall at all times during the term hereof maintain gas supply arrangements which are, to the reasonable satisfaction of Term Lenders, sufficient in form and substance to satisfy the Base Requirement. Without limiting the foregoing, Borrower acknowledges and agrees that at any time after the date which is one (1) year prior to the date of expiration of the Natural Gas Clearinghouse Inc. Contract, or at any time during which such contract is not in full force and effect, upon the reasonable recommendation of the Independent Engineer taking into account any term remaining under the Natural Gas Clearinghouse Contract and any other existing Qualified gas supply arrangements pursuant to
         Section 2.3(l)(iii) above, Term Lenders may require that any portion, or all, of the gas reserves which are to be utilized under Section 2.3(l)(ii) necessary to supply the gas required by the Facility for a period of up to two (2) years as determined in calculating the Base Requirement, at a price not in excess of that specified on Exhibit H, must be categorized by the Independent Engineer as proved developed producing reserves."

    11. Exhibit D to the Amended Term Loan Agreement is deleted in its entirety and is replaced with the document attached to this Amendment No. 2 labeled as Exhibit D.

    12. The document attached to this Amendment No. 2 labeled as Exhibit N is incorporated in the Amended Term Loan Agreement as Exhibit N thereto.

        Except as specifically provided in this Amendment No. 2, no other amendments, revisions or changes to the Amended Term Loan Agreement are made or permitted hereby. All other terms and conditions of the Amended Term Loan Agreement remain in full force and effect and apply fully to this Amendment No. 2.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                   BORROWER

                                   POWER RESOURCES, INC.


                                   By: /s/ illegible
                                       ----------------------------
                                       Name:
                                       Title: CFO

                                   TERM LENDERS

                                   KANSALLIS-OSAKE-PANKKI

                                   By: /s/ William S. Bennett
                                      ------------------------------
                                      Name:  William S. Bennett
                                      Title: Assistant Treasurer

                                   By: /s/ Michael R. Chalian
                                       -----------------------------
                                       Name:  Michael R. Calian
                                       Title: First Vice President

                                  CREDIT SUISSE

                                   By: /s/ illegible
                                       ------------------------------
                                       Name
                                       Title:

                                   By:
                                       ------------------------------
                                       Name
                                       Title:

                                  AGENT

                                  CREDIT SUISSE

                                  By: /s/ illegible
                                      ---------------------------------
                                      Name
                                      Title:

                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:
NY:7862P

                           EXHIBIT "D"

        SAMPLE CALCULATION OF DEBT SERVICE COVERAGE RATIO

    A.  Net Revenues

        1.   Gross Revenues:

             --  TUEC Payments
             --  Interest
             --  Other

                  Total:

        2.   Less Operating Costs:

             -- O&M Costs
             -- Fuel Costs
             -- Insurance
             -- Taxes
             -- Contributions to Maintenance Reserve Account
                in accordance with Exhibit M and amounts in payment of contributions previously payable in accordance with Exhibit M which were not so deposited
             -- Other

                  Total:

                       TOTAL NET REVENUES:

    B.   Debt Service

             -- Principal
             -- Interest

                       TOTAL DEBT SERVICE:

   FORMULA
                                    A
   Debt Service Coverage Ratio   = ----
                                    B

                           EXHIBIT "N"

                        INSURANCE COVERAGE

         (a) Owner shall provide and maintain the following insurance coverages provided that the required limits may be satisfied by any combination of primary or excess insurance in Owner's sole discretion:

             (i) insurance for so-called "all risk" property damage or destruction in an amount not less than the cost of replacement of the Facility;

             (ii)  boiler and machinery breakdown coverage;

             (iii) Comprehensive General Liability Insurance or equivalent form as offered, including premises-operations, independent contractors, products-completed operations, broad form property damage including completed operations, blanket broad form contractual liability, and blanket explosion, collapse and underground damage (XCU) coverage. The policy shall contain limits of at least $1,000,000 combined single limit each occurrence and in the aggregate where applicable;

             (iv) Comprehensive Automobile Liability Insurance for all owned, non-owned and hired automobiles with limits of liability of at least $1,000,000 combined single limit;

             (v) Excess liability insurance or equivalent form as offered following the terms of the primary insurance set forth in subsection (a)(iii) and (iv) above, with a combined single limit of $20,000,000 per occurrence and in the aggregate where applicable; and

             (vi) Worker's Compensation Insurance in accordance with statutory requirements.

        (b) Owner shall provide and maintain the following insurance coverages covering the operations of the Operator provided that the required limits may be satisfied by any combination of primary or excess insurance in Owner's sole discretion:

             (i) Comprehensive General Liability Insurance or equivalent form as offered, including premises-operations, independent contractors, products-completed operations, broad form property damage including completed operations, blanket broad form contractual liability, and blanket explosion, collapse and underground damage (XCU) coverage. The policy shall contain limits of at least $1,000,000 combined single limit each occurrence and in the aggregate where applicable;

             (ii) Comprehensive Automobile Liability Insurance for all owned, non-owned and hired automobiles with limits of liability of at least $1,000,000 combined single limit;

             (iii) Excess liability insurance or equivalent form as offered following the terms of the primary insurance set forth in subsections (a)(i) and (ii) above, with a combined single limit of $20,000,000 per occurrence and in the aggregate where applicable; and

             (iv) Worker's Compensation Insurance in accordance with statutory requirements.

                            AMENDMENT NO. 3
               Amended and Restated Term Loan Agreement


            This Amendment No. 3 ("Amendment No. 3") to the Amended and
 Restated Term Loan Agreement dated as of December 30, 1988, as amended by Amendment No. 1 dated as of March 1, 1989 and Amendment No. 2 dated as of April 28, 1989 (the "Amended Term Loan Agreement"), among Credit Suisse and Kansallis-Osake-Pankki as Term Lenders, Power Resources Inc. as Borrower, and Credit Suisse as Agent, is entered into as of June 1, 1990.


                              WITNESSETH:

            WHEREAS, Term Lenders, Borrower and Agent have entered into the Amended Term Loan Agreement; and

            WHEREAS, the parties wish to amend certain provisions of the Amended Term Loan Agreement as set forth herein;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Amended Term Loan Agreement is hereby amended as follows:

            1. The definition of the term "L/C" set forth in Article 1 is amended by replacing the words "Section 4.3(g)" with the words "Section 4.3(h)".

            2. Section 2.13 is deleted in its entirety and is replaced with the following:

            "2.13   Letters of Credit.

               "Notwithstanding any provision of this Agreement to the contrary, neither the Agent, the Term Lenders nor the Letter of Credit Bank shall have any obligation under this Agreement to issue or to fund a Letter of Credit for the benefit of the Borrower. All references in this Agreement to the terms 'Letter of Credit,' 'Letter of
            Credit Bank,' 'LOC Fee,' 'LOC Fronting Fee' and 'LOC Reimbursement Obligation' (other than those references in this Section 2.13) shall be deemed to be deleted from this Agreement in their entirety."

            Except as specifically provided in this Amendment No. 3, no other amendments, revisions or changes to the Amended Term Loan Agreement are made or permitted hereby. All other terms and conditions of the Amended Term Loan Agreement remain in full force and effect and apply fully to this Amendment No. 3.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    BORROWER

                                    POWER RESOURCES, INC.


                                    By: /s/ J. Donald Dacey
                                        -------------------------------
                                        Name:  J. Donald Dacey
                                        Title: Senior Vice President

                                    TERM LENDERS

                                    KANSALLIS-OSAKE-PANKKI


                                     By: /s/ Michael Hudson
                                         -------------------------------
                                         Name:  Michael Hudson
                                         Title: Vice President

                                     By: /s/ Pekka Salo
                                         --------------------------------
                                         Name:  Pekka Salo
                                         Title: Assistant Vice President


                                     CREDIT SUISSE

                                     By: /s/ Bruce R. Brown
                                          --------------------------------
                                          Name:  Bruce R. Brown
                                          Title  Deputy Vice President

                                     By: /s/ Bruce W. Hurd
                                         ----------------------------------
                                         Name:  Bruce W. Hurd
                                         Title: Assistant Treasurer

                                      AGENT

                                      CREDIT SUISSE

                                      By: /s/ Bruce R. Brown
                                          --------------------------------
                                          Name:  Bruce R. Brown
                                          Title: Deputy Vice President

                                      By: /s/ Bruce W. Hurd
                                          --------------------------------
                                          Name:  Bruce W. Hurd
                                          Title: Assistant Treasurer

                                 AMENDMENT NO. 4
                   Amended and Restated Term Loan Agreement

         This Amendment No. 4 ("Amendment No. 4") to the Amended and Restated Term Loan Agreement dated as of December 30, 1988, as amended by Amendment No. 1 dated as of March 1, 1989, Amendment No. 2 dated as of April 28, 1989 and Amendment No. 3 dated as of June 1, 1990 (the "Amended Term Loan Agreement"), among Credit Suisse and Kansallis-Osake-Pankki as Term Lenders, Power Resources, Inc. as Borrower, and Credit Suisse as Agent, is entered into as of April 15, 1991.

                            W I T N E S S E T H :

         WHEREAS, Term Lenders, Borrower and Agent have entered into the Amended Term Loan Agreement; and

         WHEREAS, the parties wish to amend certain provisions of the Amended Term Loan Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Amended Term Loan Agreement is hereby amended as follows:

         1. Article 1 as amended to add the following:

         "Standby Facility Commitment Letter.

         The term "Standby Facility Commitment Letter" means that certain Standby Facility Commitment Letter, dated April 15, 1991, between Borrower and FSOC."

         2. Section 4.3(c) is deleted in its entirety and replaced with the following:

         "(c) If the Debt Protection Account does not contain the Debt Protection Amount, Agent shall withdraw from the Project Control Account and deposit into the Debt Protection Account on each Term Loan Repayment Date, in accordance with Section 4.1 hereof, up to sixty-six percent (66%) or, if the most recently reported Debt Service Coverage Ratio, as calculated pursuant to
Section 4.2 hereof, is below one and one-fifth (1.20), up to one hundred percent (100%), of the Discretionary Cash Flow of the quarter ending on such Term Loan Repayment Date, until the Debt Protection Account contains the Debt Protection Amount; provided, however, that if Agent withdraws any money from the Debt Protection Account to pay Debt Service, Operating Costs or any other reasonable expense in connection with the Property or the Facility, Borrower shall thereafter deposit into the Debt Protection Account, on each Term Loan Repayment Date, eighty percent (80%) of the Discretionary Cash Flow of the quarter ending on such Term Loan Repayment Date, until an amount has been deposited in the Debt Protection Account which, together with interest earned on the amount remaining in the Debt Protection Account, is equal to the withdrawn monies; and thereafter deposit into the Debt
        Protection Account on each Term Loan Repayment Date up to sixty-six percent (66%) or, if the most recently reported Debt Service Coverage Ratio, as calculated pursuant to Section 4.2 hereof, is below one and one-fifth (1.20), up to one hundred percent (100%), of the Discretionary Cash Flow of the quarter ending on such Term Loan Repayment Date until the Debt Protection Account contains the full Debt Protection Amount; provided further, that if any calculation of the Debt Service Coverage Ratio, as calculated pursuant to Section 4.2 hereof, is below one and one-fifth (1.20), Borrower's Discretionary Cash Flow shall be utilized as provided in such Section 4.2 prior to making the withdrawals and transfers required hereunder."

            3. Section 4.4(b) is amended by adding the following sentence after the second sentence thereof:

            "When requested by Borrower, amounts shall be withdrawn from the Maintenance Reserve Account and paid to FSOC in repayment of amounts owing to FSOC under the Standby Facility Commitment Letter in accordance with the terms of such Standby Facility Commitment Letter."

            4. Section 4.4. is amended to add subsection (g), to read in its entirety as follows:

              "(g) Amounts may be drawn by Borrower pursuant to the Standby Facility Commitment Letter and may be applied during the term thereof only for the purpose of providing funds for and to the extent of any cost overruns incurred in connection with the performance of the Maintenance Program (as defined on the Standby Facility Commitment Letter) or to the payment of Borrower's Debt Service obligations, provided that Agent shall have first applied to the payment of such Debt Service obligations all funds on deposit in the Debt Protection Account available for the payment thereof."

            5. Section 4.17 is deleted in its entirety and replaced with the following:

            "4.17 Other Debt.

            Borrower shall not incur any Debt, other than the Debt contemplated in this Agreement or in the O&M Contract or incurred pursuant to the Standby Facility Commitment Letter, which, when aggregated with any Debt outstanding under the Standby Facility Commitment Letter, liens permitted pursuant to
    Section 4.10(i) and voluntarily-incurred contingent liabilities not incurred in the ordinary course of business (and excluding all contractual obligations incurred in accordance with Section 4.18), exceeds Five Hundred Thousand dollars ($500,000) in the aggregate at any one time outstanding, without the prior written consent of Agent; provided, that no such debt may be incurred unless such debt is fully subordinated to all of Borrower's obligations under this Agreement and the other Loan Instruments; and provided further, additional subordinated indebtedness shall be approved by the Agent if such indebtedness would be incurred on terms and conditions approved by the Agent, such approval not to be unreasonably withheld or delayed, and such indebtedness, when aggregated with all other such subordinated indebtedness of Borrower, would not, in the reasonable opinion of Agent, impair the ability of the Borrower to perform its obligations under this Agreement, the other Loan Instruments and the Project
    Documents."

            Except as specifically provided in this Amendment No. 4, no other amendments, revisions or changes to the Amended Term Loan Agreement are made or permitted hereby. All other terms and conditions of the Amended Term Loan

    Agreement remain in full force and effect and apply fully to this Amendment No. 4.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                 BORROWER

                                 POWER RESOURCES, INC.


                                 By: /s/ ILLEGIBLE
                                     ------------------------------
                                     Name: ILLEGIBLE
                                     Title: EVP-CEO


                                 TERM LENDERS

                                 KANSALLIS-OSAKE-PANKKI


                                 By: /s/ Martha P. Toll-Reed
                                     ------------------------------
                                     Name:  Martha P. Toll-Reed
                                     Tit1e: Assistant Vice President


                                 By: /s/ Nicholas A. Matacchieri
                                     ------------------------------
                                     Name: Nicholas A. Matacchieri
                                     Title: Assistant Treasurer


                                 CREDIT SUISSE


                                 By: /s/ Tony K. Muoser
                                     ------------------------------
                                     Name: Tony K. Muoser
                                     Title: Associate


                                  By: /s/ Bruce W. Hurd
                                     ------------------------------
                                     Name:  Bruce W. Hurd
                                     Title: Associate

                                  AGENT

                                  CREDIT SUISSE


                                 By: /s/ Tony K. Muoser
                                     ------------------------------
                                     Name: Tony K. Muoser
                                     Title: Associate


                                  By: /s/ Bruce W. Hurd
                                     ------------------------------
                                     Name:  Bruce W. Hurd
                                     Title: Associate

                           AMENDMENT NO. 5 TO AMENDED
                        AND RESTATED TERM LOAN AGREEMENT

          This Amendment No. 5 (this "Amendment") to the Amended and Restated Term Loan Agreement, dated as of December 30, 1988, as amended by Amendment No.1, dated as of March 1, 1989, as further amended by Amendment No. 2, dated as of April 28, 1989, as further amended by Amendment No. 3, dated as of June 1, 1990 and as further amended by Amendment No. 4, dated as of April 15, 1991 (as so amended, the "Amended Term Loan Agreement"), among Credit Suisse and Merita Bank Ltd, Grand Cayman Branch (formerly Kansallis-Osake-Pankki) as Term Lenders, the other Term Lenders named therein, Power Resources, Inc., as Borrower, and Credit Suisse, as Agent, is entered into as of June 29, 1995.

                                    RECITALS

          WHEREAS, Term Lenders, Borrower and Agent have entered into the Amended Term Loan Agreement;

          WHEREAS, the parties wish to amend certain provisions of the Amended Term Loan Agreement as set forth herein; and

          WHEREAS, capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended Term Loan Agreement.

                                AGREEMENT

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Amended Term Loan Agreement is hereby amended as follows:

          1. Amendment of Certain Definitions. The following definitions contained in Article I of the Amended Term Loan Agreement are hereby amended as follows:

             a. The definition of "Accounts" is amended so that the existing definition is deleted in its entirety and replaced with the following:

          The term "Accounts" means the Additional Collateral Account, the Debt Protection Account, the Maintenance Reserve Account, the Project Control Account, the Special Operating Account and the Subordinated Fuel Component Account.

             b. The definition of "Operating Costs" is amended (i) by adding the words "(other than the Subordinated Fuel Component)" immediately after the words "fuel costs" in the sixth line of such definition, and (ii) by adding the words "or the Subordinated Fuel Component" prior to the period at the end of the last sentence of such definition.

             c. The definition of "Project Documents" is amended so that the existing subsection (viii) thereof is deleted in its entirety and replaced with the following:

         (viii) Gas Sale and Purchase Agreement, dated June 29, 1995, between Dreyfus and Borrower (the "Dreyfus Agreement");

         Security Agreement dated June 29, 1995 between FSGC and Borrower; Consent and Agreement dated June 29, 1995, among Dreyfus, Borrower and Agent; the consent by Westar Transmission Company (formerly Cabot Gas Supply Corporation), a Delaware corporation, or any successor thereto, to the assignment and collateral assignment of any gas transportation arrangements by FSGC and Borrower, respectively; and all other gas supply arrangements and pledges or dedications of Qualified gas reserves and substitutes therefor.

             d. The definition of "Projected Operating Costs" is amended by adding the words "(other than the Subordinated Fuel Component)" immediately after the words "fuel costs" in the sixth line of such definition, and
    (ii) by adding the words "or the Subordinated Fuel Component" immediately prior to the period at the end of the last sentence of such definition.

          2. Certain Additional Definitions. The following definitions are hereby added to Article I of the Amended Term Loan Agreement in appropriate alphabetical order:

             a. Dreyfus. The term "Dreyfus" means Louis Dreyfus Natural Gas Corp., an Oklahoma corporation.

             b. Extraordinary Capital Expenditure. The term "Extraordinary Capital Expenditure" means (i) any unforeseen, necessary capital expenditure in connection with the operation and maintenance of the Facility not anticipated in the Operating Budget and not capable of being funded from funds available in the Maintenance Reserve Account or, if Borrower shall so direct, any expenditure which, if an appropriate amount were then on deposit in the Maintenance Reserve Account, could be paid in accordance with
    Section 4.4(b) hereof and, (ii) any amounts due and payable to Dreyfus under the Dreyfus Agreement which result from any period of suspended gas delivery pursuant to Section 13.2(b) of the Dreyfus Agreement.

             c. Subordinated Fuel Component. The term "Subordinated Fuel Component" means the amount described as the "Subordinated Fuel Component" in the Gas Supply Agreement, dated December 30, 1988 between FSGC and Borrower, as amended by Amendment No. 1, dated March 1, 1989, Amendment No. 2, dated May 19, 1989, and Amendment No. 3, dated June 29, 1995.

             d. Subordinated Fuel Component Account. The term "Subordinated Fuel Component Account" means the interest bearing account established by Borrower with the Agent in accordance with the terms of Section 4.4A of this Agreement.

          3. Payment of Subordinated Fuel Component. Section 4.1(f) of the Amended Term Loan Agreement shall be replaced in its entirety with the following:

           (f) From and after the date of the First Advance, Agent shall, on the last day of each month, after making the withdrawals specified in subpart (e) above, withdraw from the

         Project Control Account, and transfer, in accordance with the terms of this Agreement and in the following order, (1) into a Maintenance Reserve Account maintained by Borrower with the Agent (Account No. 19960504) (the "Maintenance Reserve Account"), any deposits due and payable on such date, (2) into the Debt Protection Account, any amounts due and payable on such date, and (3) into the Subordinated Fuel Component Account, an amount equal to the Subordinated Fuel Component then due and not yet paid to FSGC.

          4. Amendment to Project Control Account. Section 4.1(g) of the Amended Term Loan Agreement shall be replaced in its entirety with the following:

           (g) From and after the date of the First Advance, Agent shall, after making withdrawals specified in subpart (f) above, withdraw from the Project Control Account on each Term Loan Repayment Date, and apply in accordance with the terms of this Agreement and in the following order, the Debt Service due and payable on such date, and, any deposits to the Additional Collateral Account due and payable on such date; provided, however, that if any Letters of Credit issued pursuant to Section 2.13 hereof are outstanding on such Term Loan Repayment Date, the Agent shall provide for a retainage in the Project Control Account on such Term Loan Repayment Date of an amount determined by the Agent to be equal to the LOC Fees accrued as of such date on the borrowing supported by such Letters of Credit.

          5. Subordinated Fuel Component Account. The following new Section 4.4A is hereby added to the Amended Term Loan Agreement:

         4.4A Subordinated Fuel Component Account.

           (a) On or prior to the date hereof, Borrower shall open, and shall thereafter maintain in accordance with the provisions hereof, an account with the Agent (Account No. 19960507) for the purpose of providing for Extraordinary Capital Expenditures in connection with the operation and maintenance of the Facility, for the purpose of providing for the payment of Debt Service, and for the purpose of the replenishment of the Debt Protection Account, in the event Borrower has insufficient funds available to satisfy any such Extraordinary Capital Expenditure and Debt Service requirements (the "Subordinated Fuel Component Account"). Monies in the Subordinated Fuel Component Account may be invested in Permitted Investments by Borrower.

           (b) If, at any time and from time to time, after making the deposits and withdrawals in the order specified in Section 4.1, the Agent determines that (A) the Project Control Account does not contain sufficient funds to make the Debt Service payments required under
         Section 4.1(g) and, in accordance with the terms of Section 4.3(b) hereof, withdraws money from the Debt Protection Account to pay Debt Service in such amount, determined by Agent, as is necessary to cover such Debt Service shortfall, or (B) the Debt Protection Account has on deposit therein an amount which is less than the then applicable Debt Protection Amount, then, in either such case, to the extent funds are then on deposit in the Subordinated Fuel Component Account, the Agent shall withdraw from the Subordinated Fuel Component Account for deposit into the Debt Protection Account such amount as is necessary to fully replenish the Debt Protection Account up to the then applicable Debt

         Protection Amount. If, at any time and from time to time, after making all applications required pursuant to the preceding sentence and/or as may otherwise be required to be made pursuant to Section 4.1 hereof, funds remain on deposit in the Subordinated Fuel Component Account and the Agent determines that the Project Control Account and the Maintenance Reserve Account do not contain sufficient funds to satisfy Extraordinary Capital Expenditure requirements in connection with the operation and maintenance of the Facility, then, to the extent funds are then remaining on deposit in the Subordinated Fuel Component Account, the Agent shall withdraw from the Subordinated Fuel Component Account such amount, determined by Agent, as is necessary to cover such Extraordinary Capital Expenditure shortfall and apply such amount to (or provide such amount to the Borrower for application to) the payment of such Extraordinary Capital Expenditure shortfall.

           (c) So long as no Event of Default (or event that with the passage of time, the giving of notice or both, would constitute an Event of Default) has occurred and is continuing, then on the second Term Loan Repayment Date following October 1, 1995 and on each Term Loan Repayment Date thereafter, subject to the proviso below in this paragraph (c), fifty percent (50%) of all funds then on deposit in the Subordinated Fuel Component Account shall be released to FSGC, or to such other person as the Agent shall be legally required to make such delivery, so long as (i) the Debt Service due and payable on the applicable Term Loan Repayment Date has been paid in full, (ii) the amount on deposit in the Debt Protection Account is equal to or exceeds the then applicable Debt Protection Amount, and (iii) all Extraordinary Capital Expenditure requirements in connection with the operation and maintenance of the Facility, whether then payable or then identified, have been satisfied or provided for in full; provided, however, any such release to FSGC or such other person shall be made only if, and then only to the extent that, after giving effect to such release, an amount equal to the aggregate of the Subordinated Fuel Component otherwise due to FSGC for the immediately preceding three (3) month period remains on deposit in the Subordinated Fuel Component Account.

           (d) Borrower hereby irrevocably authorizes Agent, in Borrower's name or in Agent's name, to make withdrawals from the Subordinated Fuel Component Account pursuant to the terms of this Agreement.

           (e) Borrower hereby pledges to Agent and the Term Lenders and grants to them a security interest in the Subordinated Fuel Component Account and all monies on deposit therein (including the interest paid on such amount) for the purpose of securing all of Borrower's obligations to them under this Agreement and under the other Loan Instruments.

           (f) At any time when an Event of Default shall have occurred and is continuing, and the applicable grace period, if any, shall have expired, Agent may apply any monies in the Subordinated Fuel Component Account to the payment of Borrower's obligations to the Term Lenders and Agent in such order of application as the Agent may determine in its sole discretion. Borrower shall provide Agent with the authorization necessary to effectuate such transactions. Prompt notification shall be provided by Agent to Borrower of the exercise of any such rights.

           (g) Upon payment in full of all obligations of Borrower to Agent and the Term Lenders under this Agreement and the other Loan Instruments, the monies on deposit in the Subordinated Fuel Component Account, together with the interest paid thereon, if any, will be released to Borrower, or to such other person as the Agent shall be legally required to make such delivery.

          6. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

          7. No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes to the Amended Term Loan Agreement are made or permitted hereby. All other terms and conditions of the Amended Term Loan Agreement remain in full force and effect and apply fully to this Amendment.

          8. Paragraph Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

          9. Counterparts. This Amendment may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

          10. Amended Term Loan Agreement. From and after the date hereof, whenever referred to in any Project Document, "Amended Term Loan Agreement" shall mean the Amended Term Loan Agreement as amended by this Amendment.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first written above.

                                  BORROWER:

                                  Power Resources, Inc.,
                                  a Texas corporation


                                  By: /s/ Mario H. Young, Jr.
                                      ------------------------------------
                                      Name:  Mario H. Young, Jr.
                                      Title: Senior Vice President


                                  TERM LENDERS:

                                  Credit Suisse


                                  By: /s/ Guy R. Cirincione
                                      ------------------------------------
                                      Name:  Guy R. Cirincione
                                      Title: Member of Senior Management


                                  By: /s/ Suzanne Leon
                                      ------------------------------------
                                      Name:  Suzanne Leon
                                      Title: Associate


                                  Merita Bank Ltd, Grand Cayman Branch


                                  By: /s/ Gerald Chelius
                                      ------------------------------------
                                      Name:  Gerald Chelius
                                      Title: Senior Vice President


                                  By: /s/ Nicholas A. Matacchieri
                                      ------------------------------------
                                      Name:  Nicholas A. Matacchieri
                                      Title: Vice President

                                 Bank Austria Aktiengesellschaft


                                 By: /s/ J.A. Scay
                                     ------------------------------------
                                     Name:  J.A. Scay
                                     Title: Vice President


                                 By: /s/ Mark Nolan
                                     ------------------------------------
                                     Name:  Mark Nolan
                                     Title: Assistant Vice President


                                 Union Bank of Bavaria (Bayerische Vereinsbank)


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                 Fuji Bank, Limited


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:

                                 Z-Laenderbank Austria


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:


                                 Union Bank of Bavaria (Bayerische Vereinsbank)


                                 By: /s/ Marianne Weinzinger
                                     ------------------------------------
                                     Name:  Marianne Weinzinger
                                     Title: Vice President


                                 By: /s/ James A. Lagergren
                                     ------------------------------------
                                     Name:  James A. Lagergren
                                     Title: Assistant Vice President


                                 Fuji Bank, Limited


                                 By: /s/ Thomas Boylan
                                     ------------------------------------
                                     Name:  Thomas Boylan
                                     Title: Vice President


                                 By:
                                     ------------------------------------
                                     Name:
                                     Title:

                                 Gentra Limited


                                 By: /s/ P.R. Marsh
                                     ------------------------------------
                                     Name:  P.R. Marsh
                                     Title: Director


                                 By: /s/ M.A. Ferguson
                                     ------------------------------------
                                     Name:  M.A. Ferguson
                                     Title: Director - Credit Management

                                 Agent:

                                 Credit Suisse


                                 By: /s/ Guy R. Cirincione
                                     ------------------------------------
                                     Name:  Guy R. Cirincione
                                     Title: Member of Senior Management


                                 By: /s/ Suzanne Leon
                                     ------------------------------------
                                     Name:  Suzanne Leon
                                     Title: Associate


                                    8